UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Ford Motor Company

(Name of Registrant as Specified In Its Charter)

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Ford Motor Company

Important Notice Regarding the Availability of Proxy
Materials for the Shareholder Meeting
to Be Held on May 8, 2008

Notice of 2008
Annual Meeting of Shareholders
and Proxy Statement

Ford Motor Company
One American Road
Dearborn, Michigan 48126-2798

April 4, 2008

Dear Shareholders:

Our 2008 annual meeting of shareholders will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on Thursday, May 8, 2008. The annual meeting will begin promptly at 8:30 a.m., Eastern Time. If you plan to attend the meeting, please see the instructions on page 4.

Please read these materials so that you’ll know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you can’t attend the meeting. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card enclosed with this proxy statement.

William Clay Ford, Jr.
Chairman of the Board

Whether or not you plan to attend the meeting, please provide your proxy by calling the toll-free telephone number, using the Internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

Notice of Annual Meeting of Shareholders
of Ford Motor Company

Time:	8:30 a.m., Eastern Time, Thursday, May 8, 2008

Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware

Proposals:	1. The election of directors.

2. The ratification of the selection of PricewaterhouseCoopers LLP as Ford’s independent registered public accounting firm for 2008.

3. The approval of the terms of the Company’s Annual Incentive Compensation Plan.

4. The approval of the Company’s 2008 Long-Term Incentive Plan.

5. A shareholder proposal related to discontinuing granting stock options to senior executives.

6. A shareholder proposal related to permitting the minimum percent of holders of common stock allowed by law to call special shareholder meetings.

7. A shareholder proposal related to consideration of a recapitalization plan to provide that all of the Company’s outstanding stock have one vote per share.

8. A shareholder proposal requesting the Company to issue a report disclosing policies and procedures related to political contributions.

9. A shareholder proposal requesting the Company to adopt comprehensive health care reform principles.

10. A shareholder proposal requesting the Company to issue a report on the effect of the Company’s actions to reduce its impact on global climate change.

11. A shareholder proposal related to limiting executive compensation until the Company achieves five consecutive years of profitability.

Who Can Vote:	You can vote if you were a shareholder of record at the close of business on March 11, 2008.

Date of Notification:	Shareholders are being notified of this proxy statement and the form of proxy beginning April 4, 2008.

Peter J. Sherry, Jr.
Secretary

April 4, 2008

i

Defined Terms

“Annual Incentive Compensation Plan” or “Incentive Bonus Plan” means Ford’s Annual Incentive Compensation Plan.

“Class B Stock” means Ford’s Class B Stock.

“Deferred Compensation Plan” means Ford’s Deferred Compensation Plan.

“Dividend Equivalent” means cash or shares of common stock (or common stock units) equal in value to dividends paid on shares of common stock.

“Final Award” means shares of common stock, Restricted Stock Units, and/or cash awarded by the Compensation Committee under a Performance Stock Right, Stock Right, or Performance Unit.

“Ford” or “we” or “Company” means Ford Motor Company.

“Long-Term Incentive Plan” means Ford’s 1990, 1998, or 2008 Long-Term Incentive Plan.

“Named Executives” means the executives named in the Summary Compensation Table on p. 50.

“NYSE” means the New York Stock Exchange, Inc.

“Performance Stock Right” or “Stock Right” or “Performance Unit” means, under the Long-Term Incentive Plan, an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee.

“Restricted Stock Equivalent” or “Restricted Stock Unit” means, under the Long-Term Incentive Plan and/or the Restricted Stock Plan for Non-Employee Directors, the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, as determined by the Compensation Committee.

“SEC” means the United States Securities and Exchange Commission.

“Senior Convertible Notes” means the Ford Motor Company 4.25% Senior Convertible Notes due 2036.

“Trust Preferred Securities” means the Ford Motor Company Capital Trust II 6.50% Cumulative Convertible Trust Preferred Securities.

“1998 Plan” means Ford’s 1998 Long-Term Incentive Plan.

“2008 Plan” means Ford’s 2008 Long-Term Incentive Plan.

ii

Ford Motor Company

Proxy Statement

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Thursday, May 8, 2008, beginning at 8:30 a.m., Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. This proxy statement and the enclosed form of proxy are being made available to shareholders beginning April 4, 2008.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a proxy statement?

It is a document that SEC regulations require that we give to you when we ask you to sign a proxy card to vote your stock at the annual meeting.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting, including the election of directors, ratification of the selection of the Company’s independent registered public accounting firm, approval of the Annual Incentive Compensation Plan and the 2008 Plan, and consideration of seven shareholder proposals, if presented at the meeting. Also, management will report on the state of the Company and respond to questions from shareholders.

What is the record date and what does it mean?

The record date for the annual meeting is March 11, 2008. The record date is established by the Board of Directors as required by Delaware law. Holders of common stock and holders of Class B Stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Who is entitled to vote at the annual meeting?

Holders of common stock and holders of Class B Stock at the close of business on the record date may vote at the meeting. Holders of Trust Preferred Securities and Senior Convertible Notes cannot vote at this meeting.

On March 11, 2008, 2,128,848,727 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.

What are the voting rights of the holders of common stock and Class B Stock?

Holders of common stock and holders of Class B Stock will vote together without regard to class on the matters to be voted upon at the meeting. Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

The number of votes for each share of Class B Stock is calculated each year in accordance with the Company’s Restated Certificate of Incorporation. At this year’s meeting, each outstanding share of Class B Stock will be entitled to 20.031 votes on each matter to be voted upon.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet; or

•	by mailing in a proxy card.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

If you are a company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee may vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Are votes confidential? Who counts the votes?

The votes of all shareholders will be held in confidence from directors, officers and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Can I vote my shares in person at the annual meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may vote against one or more nominees. The proposal related to the election of directors is described in this proxy statement beginning at p. 5.

For each of the other proposals, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. These proposals are described in this proxy statement beginning at p. 70.

Proposals 1, 2, 3, and 4 will be presented at the meeting by management, and the rest are expected to be presented by shareholders.

What are the Board’s recommendations?

The Board of Directors recommends a vote FOR all of the nominees for director (Proposal 1), FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008 (Proposal 2), FOR approving the terms of the Annual Incentive Compensation Plan (Proposal 3), FOR approving the 2008 Plan (Proposal 4), and AGAINST the shareholder proposals (Proposals 5 through 11).

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them FOR all of the nominees for director (Proposal 1), FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008 (Proposal 2), FOR approving the terms of the Annual Incentive Compensation Plan (Proposal 3), FOR approving the 2008 Plan (Proposal 4), and AGAINST the shareholder proposals (Proposals 5 through 11).

Can I change my vote?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the meeting.

What percentage of the vote is required for a proposal to be approved?

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal. The votes are computed for each share as described on p. 2.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified.

Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don’t have discretionary voting authority and haven’t received instructions as to how to vote on those proposals (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

How can I attend the annual meeting?

If you are a shareholder of record and you plan to attend the annual meeting, please let us know by indicating in the appropriate place when you return your proxy. Please tear off the top portion of your proxy card where indicated and bring it with you to the meeting. This portion of the card will serve as your ticket and will admit you and one guest.

If you are a “street name” shareholder, tell your broker or nominee that you’re planning to attend the meeting and would like a “legal proxy.” Then simply bring that form to the meeting and we’ll give you a ticket at the door that will admit you and one guest. If you can’t get a legal proxy in time, we can still give you a ticket at the door if you bring a copy of your brokerage account statement showing that you owned Ford stock as of the record date, March 11, 2008.

Are there any rules regarding admission?

Each shareholder and guest will be asked to present valid government-issued picture identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras (including cell phones with built-in cameras), recording devices, and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections. We encourage you to leave any such items at home. We will not be responsible for any items checked at the door.

Are there any other matters to be acted upon at the annual meeting?

We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Election of Directors
(Proposal 1 on the Proxy Card)

Thirteen directors will be elected at this year’s annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

William Clay Ford, who had been a member of the Board of Directors since 1948, retired from the Board effective May 12, 2005. As with previous years, the Board of Directors has again requested that Mr. Ford serve as Director Emeritus so that the Board can continue to avail itself of his wisdom, judgment and experience, and Mr. Ford has agreed to so serve. Mr. Ford is entitled to attend Board and committee meetings and participate in discussion of matters that come before the Board or its committees, although he is not entitled to vote upon any such matters and no longer receives compensation as a non-employee Board member.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

Each of the nominees for director is now a member of the Board of Directors, which met eleven times during 2008. Each of the nominees for director attended at least 75% of the combined Board of Director and committee meetings held during the periods served by such nominee in 2007, except for John R. H. Bond who missed certain meetings due to unforeseen circumstances. The nominees provided the following information about themselves as of February 1, 2008.

Nominees

John R. H. Bond
Age: 66 — Director Since: 2000

Principal Occupation: Non-Executive Chairman, Vodafone Group plc, London, England; Retired Group Chairman, HSBC Holdings plc, London, England

Recent Business Experience: Mr. Bond has been a member of the Board of Vodafone since January 2005 and was elected non-executive Chairman on July 25, 2006. Mr. Bond retired as Group Chairman of HSBC Holdings plc on May 26, 2006. He had been associated with The Hongkong Shanghai Banking Corporation for 45 years. Mr. Bond was elected Group Chairman of HSBC Holdings plc in May 1998. He was Group Chief Executive Officer of HSBC Holdings from 1993 to 1998. From 1991 to 1993, he served as President and Chief Executive Officer of HSBC USA Inc., a wholly-owned subsidiary of HSBC Holdings, and which is now HSBC North America Holdings Inc. Mr. Bond was Chairman of the Institute of International Finance from 1998-2003. Additionally, Mr. Bond became a consultant to Ford’s Executive Chairman in September 2006. He also became a senior advisor to Kohlberg Kravis Roberts & Co. in July 2006.

Other Directorships: Vodafone Group plc; Shui On Land Limited, Hong Kong; A.P. Moller Maersk, Denmark

Stephen G. Butler
Age: 60 — Director Since: 2004

Principal Occupation: Retired Chairman and Chief Executive Officer, KPMG, LLP

Recent Business Experience: Mr. Butler served as Chairman and CEO of KPMG, LLP from 1996 until his retirement on June 30, 2002. Mr. Butler held a variety of management positions, both in the United States and internationally, during his 33-year career at KPMG.

Other Directorships: Cooper Industries, Ltd.; ConAgra Foods, Inc.

Kimberly A. Casiano
Age: 50 — Director Since: 2003

Principal Occupation: President and Chief Operating Officer, Casiano Communications, Inc., San Juan, Puerto Rico

Recent Business Experience: Ms. Casiano was appointed President and Chief Operating Officer of Casiano Communications, a publishing and direct marketing company, in 1994. From 1987 to 1994, she held a number of management positions within Casiano Communications in both the periodicals and magazines and the bilingual direct marketing and call center divisions of the company. Ms. Casiano is a member of the Board of Trustees of the Hispanic College Fund, the Access America Committee of the U.S. Chamber of Commerce, the Board of Directors of Mutual of America, and the Board of Advisors of the Moffitt Cancer Center.

Edsel B. Ford II
Age: 59 — Director Since: 1988

Principal Occupation: Director and Consultant, Ford Motor Company

Recent Business Experience: Mr. Ford is a retired Vice President of Ford Motor Company and former President and Chief Operating Officer of Ford Motor Credit Company. He presently serves as a consultant to the Company.

Other Directorships: International Speedway Corporation

William Clay Ford, Jr.
Age: 50 — Director Since: 1988

Principal Occupation: Executive Chairman and Chairman of the Board of Directors, Ford Motor Company

Recent Business Experience: Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. From 1995 until October 30, 2001, Mr. Ford was Chair of the Finance Committee. Effective January 1, 1999, he was elected Chairman of the Board of Directors and effective October 30, 2001, he was elected Chief Executive Officer of the Company. Mr. Ford became Executive Chairman of the Company on September 1, 2006 and is the current Chair of the Finance Committee. Mr. Ford also is Vice Chairman of The Detroit Lions, Inc., Chairman of the Detroit Economic Club, and Chairman of the Board of Trustees of The Henry Ford. He also is a Vice Chairman of Detroit Renaissance.

Other Directorships: eBay Inc.

Irvine O. Hockaday, Jr.
Age: 71 — Director Since: 1987

Principal Occupation: Retired President and Chief Executive Officer, Hallmark Cards, Inc., Kansas City, Missouri

Recent Business Experience: Mr. Hockaday was President and CEO of Hallmark Cards, Inc. since January 1, 1986, and a director since 1978. He retired in December 2001.

Other Directorships: Aquila, Inc.; Crown Media Holdings, Inc.; Sprint Corp.; The Estee Lauder Companies, Inc.

Richard A. Manoogian
Age: 71 — Director Since: 2001

Principal Occupation: Chairman of the Board and Executive Chairman, Masco Corporation, Taylor, Michigan

Recent Business Experience: Mr. Manoogian has been with Masco since 1958, became Vice President and a member of the Board in 1964, President in 1968 and, in 1985, became Chairman. Mr. Manoogian transitioned from his role as Chief Executive Officer of Masco to Executive Chairman in July 2007. Mr. Manoogian is a member of the Board of Detroit Renaissance, The Henry Ford, and a member of The American Business Conference.

Other Directorships: Masco Corporation

Ellen R. Marram
Age: 60 — Director Since: 1988

Principal Occupation: President, The Barnegat Group, LLC

Recent Business Experience: Ms. Marram is President of the Barnegat Group, LLC, a business advisory firm. From September 2000 through December 2005, Ms. Marram was Managing Director of North Castle Partners, LLC, a private equity firm. Ms. Marram served as President and CEO of efdex inc. from August 1999 to May 2000. She previously served as President and CEO of Tropicana Beverage Group from September 1997 until November 1998, and had previously served as President of the Group, as well as Executive Vice President of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. Before joining Seagram in 1993, she served as President and CEO of Nabisco Biscuit Company and Senior Vice President of the Nabisco Foods Group from June 1988 until April 1993.

Other Directorships: The New York Times Company; Eli Lilly and Company; Cadbury Schweppes plc

Alan Mulally
Age: 62 — Director Since: 2006

Principal Occupation: President and Chief Executive Officer, Ford Motor Company

Recent Business Experience: Mr. Mulally was elected President and Chief Executive Officer of Ford effective September 1, 2006. Since March 2001, Mr. Mulally had been Executive Vice President of the Boeing Company and President and Chief Executive Officer of Boeing Commercial Airplanes. He also was a member of the Boeing Executive Council. Prior to that time, Mr. Mulally served as President and Chief Executive Officer of Boeing’s space and defense businesses. Mr. Mulally has served as co-chair of the Washington Competitive Council, and has sat on the advisory boards of NASA, the University of Washington, the University of Kansas, the Massachusetts Institute of Technology, and the U.S. Air Force Scientific Advisory Board. He is a member of the U.S. National Academy of Engineering and a fellow of England’s Royal Academy of Engineering.

Homer A. Neal
Age: 65 — Director Since: 1997

Principal Occupation: Director, ATLAS Project, Professor of Physics, Interim President Emeritus, and Vice President for Research Emeritus, University of Michigan, Ann Arbor, Michigan

Recent Business Experience: Dr. Neal is director, University of Michigan ATLAS Project, Samuel A. Goudsmit Distinguished Professor of Physics, Interim President Emeritus and Vice President for Research Emeritus at the University of Michigan. He joined the University as Chairman of its Physics Department in 1987 and in 1993 was named Vice President of Research. Dr. Neal served as Interim President of the University of Michigan from July 1, 1996 to February 1, 1997. He has served as a member of the U.S. National Science Board, the Advisory Board of the Oak Ridge National Laboratory, as a Trustee of the Center for Strategic and International Studies and as a member of the Board of Regents of the Smithsonian Institution. Dr. Neal currently is a member of the Board of Trustees of the Richard Lounsbery Foundation and a member of the Advisory Board for the Lawrence Berkeley National Laboratory. He is also a member of the Board of Physics and Astronomy of the National Academy of Sciences and a member of the Council of the Smithsonian National Museum of African American History and Culture.

Jorma Ollila
Age: 57 — Director Since: 2000

Principal Occupation: Chairman of the Board, Nokia Corporation, Finland; Chairman of the Board, Royal Dutch Shell plc, The Netherlands

Recent Business Experience: Mr. Ollila was Chairman and Chief Executive Officer and Chairman of the Group Executive Board of Nokia until June 1, 2006, and thereafter remains as Chairman of the Board of Directors. Mr. Ollila had been Chairman of the Board and Chief Executive Officer of Nokia since 1999. He also had been Chairman of its Group Executive Board since 1992. He was President and Chief Executive Officer from 1992 to 1999, a member of its Board of Directors since 1995 and a member of its Group Executive Board since 1986. He also held various other positions since joining Nokia in 1985. From 1978 to 1985, Mr. Ollila held various managerial positions with Citibank Oy and Citibank N.A. Additionally, Mr. Ollila became Chairman of Royal Dutch Shell plc on June 1, 2006.

Other Directorships: Nokia Corporation; Royal Dutch Shell plc. Effective March 26, 2008, Mr. Ollila is no longer a member of the Board of UPM-Kymmene Corporation

Gerald L. Shaheen
Age: 63 — Director Since: July 2007

Principal Occupation: Retired Group President, Caterpillar, Inc., Peoria, Illinois

Recent Business Experience: Mr. Shaheen was appointed Group President of Caterpillar in November 1998 and had responsibility for the design, development and production of the company’s large construction and mining equipment, as well as marketing and sales operations in North America, Caterpillar’s components business, and its research and development division. Mr. Shaheen joined Caterpillar in 1967 and held a variety of management positions. Mr. Shaheen retired from Caterpillar effective February 1, 2008. Mr. Shaheen is a board member and past chairman of the U.S. Chamber of Commerce and a board member of the National Chamber Foundation.

Other Directorships: National City Corporation; AGCO Corporation

John L. Thornton
Age: 54 — Director Since: 1996

Principal Occupation: Professor and Director, Global Leadership Program, Tsinghua University, Beijing, China

Recent Business Experience: Mr. Thornton retired as President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. on June 30, 2003. Mr. Thornton was appointed to that post in 1999 and formerly served as Chairman of Goldman Sachs — Asia from 1996 to 1998. He was previously Co-Chief Executive of Goldman Sachs International, the firm’s business in Europe, the Middle East, and Africa. He also is the Chairman of the Board of Trustees of the Brookings Institution.

Other Directorships: News Corporation; Intel, Inc.; China Netcom Group Corporation (Hong Kong) Limited; Industrial Commercial Bank of China Limited

Committees of the Board of Directors

Audit Committee

Number of Members: 5 Members: Stephen G. Butler (Chair) Kimberly A. Casiano Irvine O. Hockaday, Jr. Jorma Ollila Gerald L. Shaheen Number of Meetings in 2007: 10
Functions:
Selects the independent registered public accounting firm to audit Ford’s books and records, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

Consults with the independent registered public accounting firm, reviews and approves the scope of their audit, and reviews their independence and performance. Also, annually approves of categories of services to be performed by the independent registered public accounting firm and reviews and approves in advance any new proposed engagement greater than $250,000, if appropriate.

Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent registered public accounting firm.

Reviews activities, organization structure, and qualifications of the General Auditor’s Office, and participates in the appointment, dismissal, evaluation, and the determination of the compensation of the General Auditor.

Discusses earnings releases and guidance provided to the public and rating agencies.

Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

As appropriate, obtains advice and assistance from outside legal, accounting or other advisors.

Prepares an annual report of the Audit Committee to be included in the Company’s proxy statement.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board of Directors about these matters.

Compensation Committee

Number of Members: 3 Members: Richard A. Manoogian (Chair) Ellen R. Marram John L. Thornton Number of Meetings in 2007: 10
Functions:
Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

Reviews and approves Company goals and objectives relevant to the Executive Chairman and the President and CEO and other executive officer compensation, including annual performance objectives.

Evaluates the performance of the Executive Chairman and the President and CEO and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, other incentive awards and other benefits, direct and indirect, of the Executive Chairman and the President and CEO and other executive officers.

Considers and makes recommendations on Ford’s executive compensation plans and programs.

Reviews the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

Prepares an annual report of the Compensation Committee to be included in the Company’s proxy statement.

Assesses annually the adequacy of the Compensation Committee Charter.

Reports to the Board of Directors about these matters.

Environmental and Public Policy Committee

Number of Members: 5 Members: Homer A. Neal (Chair) Kimberly A. Casiano Edsel B. Ford II William Clay Ford, Jr. Ellen R. Marram Number of Meetings in 2007: 3
Functions:
Reviews environmental, public policy, and corporate citizenship issues facing the Company around the world.

Reviews annually with management the Company’s performance for the immediately preceding year regarding stakeholder relationships, product performance, sustainability, and public policy.

Reviews with management the Company’s annual Sustainability Report.

Assesses annually the adequacy of the Environmental and Public Policy Committee Charter.

Reports to the Board of Directors about these matters.

Finance Committee
Number of Members: 6 Members: William Clay Ford, Jr. (Chair) John R. H. Bond Edsel B. Ford II Alan Mulally Homer A. Neal John L. Thornton Number of Meetings in 2007: 4
Functions:
Reviews all aspects of the Company’s policies and practices that relate to the management of the Company’s financial affairs, not inconsistent, however, with law or with specific instructions given by the Board of Directors relating to such matters.

Reviews with management, at least annually, the Annual Report from the Treasurer of the Company’s cash and funding plans and other Treasury matters, the Company’s health care costs and plans for funding such costs, and the Company’s policies with respect to financial risk assessment and financial risk management.

Reviews the Company’s cash strategy.

Reviews the strategy and performance of the Company’s pension and other retirement and savings plans. Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Assesses annually the adequacy of the Finance Committee Charter.

Reports to the Board of Directors about these matters.

Nominating and Governance Committee

Number of Members: 9

Members:
  Ellen R. Marram (Chair)
  Stephen G. Butler
  Kimberly A. Casiano
  Irvine O. Hockaday, Jr.
  Richard A. Manoogian
  Homer A. Neal
  Jorma Ollila
  Gerald L. Shaheen
  John L. Thornton

Number of Meetings in 2007: 4

Functions:
Makes recommendations on:

• the nominations or elections of directors; and

• the size, composition, and compensation of the Board.

Establishes criteria for selecting new directors and the evaluation of the Board. Develops and recommends to the Board corporate governance principles and guidelines. Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board: (i) adopt amendments to the By-Laws, and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

Considers shareholder suggestions for nominees for director (other than self-nominations). See Corporate Governance on p. 15.

Assesses annually the adequacy of the Nominating and Governance Committee Charter.

Reports to the Board of Directors about these matters.

Audit Committee Report

The Audit Committee is composed of five directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules and Ford’s Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company’s website, www.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company’s independent registered public accounting firm.

Ford management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting, and management’s assessment of the internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.

Audit Fees

PricewaterhouseCoopers served as the Company’s independent registered public accounting firm in 2007 and 2006. The Company paid PricewaterhouseCoopers $39.0 million and $41.6 million for audit services for the years ended December 31, 2007 and 2006, respectively. Audit services consisted of the audit of the financial statements included in the Company’s Annual Report on Form 10-K, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company’s internal controls over financial reporting, preparation of statutory audit reports, and providing comfort letters in connection with Ford and Ford Motor Credit Company funding transactions.

Audit-Related Fees

The Company paid PricewaterhouseCoopers $13.3 million and $4.2 million for audit-related services for the years ended December 31, 2007 and 2006, respectively. Audit-related services included due diligence for mergers, acquisitions and divestitures, employee benefit plan audits, attestation services, internal control reviews and assistance with interpretation of accounting standards.

Tax Fees

The Company paid PricewaterhouseCoopers $5.5 million and $6.6 million for tax services for the years ended December 31, 2007 and 2006, respectively. The types of tax services provided included assistance with tax compliance and the preparation of tax returns, tax consultation, planning and implementation services, assistance in connection with tax audits, tax advice related to mergers, acquisitions and divestitures, and tax return preparation services provided to international service employees (“ISEs”) to minimize the cost to the Company of these assignments. In 2005, the Company began the transition to a new service provider for tax return preparation services to ISEs. Of the fees paid for tax services, the Company paid 60% and 64% for tax compliance and the preparation of Company tax returns in 2007 and 2006, respectively.

All Other Fees

The Company did not engage PricewaterhouseCoopers for any other services for the years ended December 31, 2007 and 2006.

Total Fees

The Company paid PricewaterhouseCoopers a total of $57.8 and $52.4 million in fees for the years ended December 31, 2007 and 2006, respectively.

Auditor Independence

During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the adequacy and effectiveness of internal controls over financial reporting, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees) as well as by SEC regulations.

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with PricewaterhouseCoopers such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.

The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, and Tax Services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report will be prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees.

Audit Committee

Stephen G. Butler (Chair)
Kimberly A. Casiano
Irvine O. Hockaday, Jr.
Jorma Ollila
Gerald L. Shaheen

Corporate Governance

Ford has operated under sound corporate governance practices for many years. We believe it is important to disclose to you a summary of our major corporate governance practices. Some of these practices have been in place for many years. Others have been adopted in response to regulatory and legislative changes. We will continue to assess and refine our corporate governance practices and share them with you.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of nine directors, all of whom are considered independent under the NYSE Listed Company rules and Ford’s Corporate Governance Principles. The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter may be found on Ford’s website at www.ford.com.

Composition of Board of Directors/Nominees

The Nominating and Governance Committee recommends to the Board the nominees for all directorships to be filled by the Board or by you. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to vacant Board positions to serve until the next annual meeting.

The Board proposes to you a slate of nominees for election to the Board at the annual meeting. You may propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications and other supporting information to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126. Properly submitted recommendations must be received no later than December 5, 2008 to be considered by the Committee for inclusion in the following year’s nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described below.

Qualifications

Because Ford is a large and complex company, the Committee considers several qualifications when considering candidates for the Board. Among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all of the shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity and we endeavor to have a diverse Board, with experience in business, government, education and technology, and in areas that are relevant to the Company’s global activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Identification of Directors

The Charter of the Committee provides that the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates as directors. It has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company.

The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chairman and the President and CEO, and

suggestions from Company management. Upon the recommendation of the Committee, Gerald L. Shaheen was elected to the Board of Directors on July 11, 2007. Mr. Shaheen was proposed to the Committee by Irving O. Hockaday, Jr., our presiding independent director, and was selected from among several names submitted by directors, including the Chairman and the President and CEO. Mr. Shaheen was interviewed by the Chair of the Committee, certain other Committee members, the Chairman and the President and CEO prior to his election. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.

Director Independence

A majority of the directors must be independent directors under the NYSE Listed Company rules. The NYSE rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company and these standards are contained in Ford’s Corporate Governance Principles and may be found at the Company’s website, www.ford.com.

•	No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

•	No director who is, or in the past three years has been, affiliated with or employed by the Company’s present or former independent auditor can be independent until three years after the end of the affiliation, employment or auditing relationship.

•	No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

•	No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

•	The following commercial, charitable and educational relationships will not be considered to be material relationships that would impair a director’s independence:

(i)	if within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years;

(ii)	if within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company’s indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford’s indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years; and

(iii)	if within the preceding three years a Ford director served as an executive officer, director or trustee of a charitable or educational organization, and Ford’s discretionary contributions to the organization were less than the greater of $1 million or two percent of that organization’s total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford’s contributions for this purpose.)

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that none of the following directors had any material relationship with the Company and, thus, are independent: Stephen G. Butler, Kimberly A. Casiano, Irvine O. Hockaday, Jr., Richard A. Manoogian, Ellen R. Marram, Homer A. Neal, Jorma Ollila, Gerald L. Shaheen, and John L. Thornton.

Disclosure of Relevant Facts and Circumstances

With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

From time to time during the past three years, Ford purchased goods and services from, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as members of such companies’ boards of directors or, in the case of Ms. Casiano, as an officer. In addition to Ms. Casiano, these directors included Mr. Hockaday, Mr. Manoogian, Ms. Marram, Mr. Ollila, and Mr. Shaheen. The Company also made donations to certain institutions with which certain directors are affiliated. These included Dr. Neal and Ms. Casiano. Additionally, a company with which Mr. Manoogian is affiliated purchased products from Ford. None of the relationships described above were material under the independence standards contained in our Corporate Governance Principles.

In addition, Richard A. Manoogian is a member of the Board of Trustees of The Henry Ford and a member of the Board of Directors of Detroit Renaissance. The Company and its affiliates contributed to The Henry Ford amounts more than the greater of $1 million or two percent of The Henry Ford’s total annual discretionary receipts during its three most recently completed fiscal years. Likewise, the Company and its affiliates contributed to Detroit Renaissance more than the greater of $1 million or two percent of Detroit Renaissance’s total discretionary receipts during its three most recently completed fiscal years. It was further noted that in February 2008, Ford, with the approval of the Board, decided to invest up to $10 million over the next two to four years in the Detroit Renaissance’s Venture Capital Fund I. Other large companies in Southeastern Michigan have also made monetary commitments to the fund in order to support local venture capital firms in Southeast Michigan. Pursuant to the Company’s Corporate Governance Principles, the independent directors listed above (excluding Mr. Manoogian), considering all of the relevant facts and circumstances, determined that the Company’s contributions to The Henry Ford and Detroit Renaissance and Mr. Manoogian’s presence on those Boards did not constitute a material relationship between Ford and Mr. Manoogian. Consequently, these independent directors determined Mr. Manoogian to be independent. With respect to The Henry Ford, the directors gave due consideration to the composition of the Board of Trustees of The Henry Ford, which includes Edsel B. Ford II, William Clay Ford and William Clay Ford, Jr., and the Company’s history of support for The Henry Ford, which predated Mr. Manoogian’s service. Likewise, with respect to Detroit Renaissance, the directors gave due consideration to the composition of the Board of Directors of Detroit Renaissance, which includes William Clay Ford, Jr., and Mr. James Vella, President of the Ford Fund, as well as Detroit Renaissance’s mission to promote the economic development of Southeastern Michigan, and the Company’s history of contributions to Detroit Renaissance and to the development of Southeastern Michigan. In both cases, the directors determined that the Company was not unduly influenced to make contributions to The Henry Ford or Detroit Renaissance because of Mr. Manoogian’s presence on those boards, nor was Mr. Manoogian unduly influenced by the contributions made by the Company to The Henry Ford and Detroit Renaissance.

Corporate Governance Principles

The Nominating and Governance Committee developed and recommended to the Board a set of corporate governance principles, which the Board adopted. Ford’s Corporate Governance Principles may be found on its website at www.ford.com. These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a director retirement age and a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation, continuing education and a requirement that the Board and each of its Committees perform an annual self-evaluation. Shareholders may obtain a printed copy of the Company’s Corporate Governance Principles by writing to our Shareholder Relations Department, Ford Motor Company, One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Policy and Procedure for Review and Approval of Related Party Transactions

Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer (“related party transactions”), are not prohibited. In fact, certain related party transactions can be beneficial to the Company and its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Nominating and Governance Committee in advance for review and approval. All existing related party transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related party transactions, existing or proposed, prior to submission to the Nominating and Governance Committee, and our General Counsel opines on the appropriateness of each related party transaction. The Nominating and Governance Committee may, at its discretion, consult with outside legal counsel.

Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

The Nominating and Governance Committee’s approval of a related party transaction may encompass a series of subsequent transactions contemplated by the original approval, i.e., transactions contemplated by an ongoing business relationship occurring over a period of time. Examples include transactions in the normal course between the Company and a dealership owned by a director or an executive officer (or an immediate family member thereof), transactions in the normal course between the Company and financial institutions with which a director or officer may be associated, and the ongoing issuances of purchase orders or releases against a blanket purchase order made in the normal course by the Company to a business with which a director or officer may be associated. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related party transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).

In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

Committee Charters/Codes of Ethics

The Company has published on its website (www.ford.com) the charter of each of the Audit, Compensation, Environmental and Public Policy, Finance, and Nominating and Governance Committees of the Board, as well as its Code of Conduct Handbook, which applies to all officers and employees, a code of ethics for directors, and a code of ethics for the Company’s chief executive officer as well as senior financial and accounting personnel. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer and the principal accounting officer, may be approved only by the Nominating and Governance Committee and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. The Committee also reviews management’s monitoring of compliance with the Company’s Code of Conduct. Printed copies of each of the committee charters and the codes of ethics referred to above are also available by writing to our Shareholder Relations Department, Ford Motor Company, One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Executive Sessions of Non-Employee Directors

Non-employee directors ordinarily meet in executive session without management present at regularly scheduled Board meetings and may meet at other times at the discretion of the presiding independent director or at the request of any non-employee director. Currently, Irvine O. Hockaday, Jr., is the presiding independent director for the executive sessions of non-management directors. Additionally, all of the independent directors meet periodically (but not less than annually) without management or non-independent directors present.

Audit Committee

The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated Stephen G. Butler as an Audit Committee financial expert. Mr. Butler meets the independence standards for audit committee members under the NYSE Listed Company and SEC rules. The lead partner of the Company’s independent registered public accounting firm is rotated at least every five years.

Compensation Committee Operations

The Compensation Committee establishes and reviews our overall executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chairman, the President and CEO, and other executive officers, and approving the compensation structure for senior management, including officers. The Committee is composed of three directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee’s membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors. The Committee annually reviews the charter. A copy of the charter may be found on our website at www.ford.com.

The Committee makes decisions regarding the compensation of our officers that are Vice Presidents and above, including the Named Executives. The Committee has delegated authority, within prescribed share limits, to a Long-Term Incentive Compensation Award Committee (comprised of William Clay Ford, Jr., Alan Mulally, and Donat R. Leclair) to approve grants of options, Performance Stock Rights, Restricted Stock Equivalents and other stock-based awards and to the Annual Incentive Compensation Award Committee to determine bonuses, for other employees.

The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee.

The Committee considers recommendations from Mr. Ford, Mr. Mulally, and the Group Vice President — Corporate Human Resources and Labor Affairs in developing compensation plans and evaluating performance of other executive officers. The Committee’s consultant also provides advice and analysis on the structure and level of executive compensation. Final decisions on any major element of compensation, however, as well as total compensation for other executive officers, are made by the Compensation Committee.

In 2007, the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy is retained directly by the Committee and it has the sole authority to review and approve of the budget of the independent consultant. Semler Brossy does not advise our management and receives no other compensation from us. The same Semler Brossy principal attended all ten of the Committee meetings in 2007. In addition, the Committee relied on survey data provided by Towers Perrin, an outside consultant. See “How We Determine Compensation” in the “Compensation Discussion and Analysis” on pp. 30-31. Towers Perrin does not assist the Compensation Committee in determining or recommending compensation of executive officers. Towers Perrin is retained by Ford management, not the Committee.

The Committee met ten times during 2007. Committee meetings typically occur prior to the meetings of the full Board of Directors. Bonus target grants, bonus awards, stock option grants, Performance Unit grants, final stock awards, and Final Awards of Restricted Stock Units typically are decided at the February or March Committee meeting (see “Compensation Discussion and Analysis — Equity-Based Compensation — D. Timing of Awards” on p. 42). Officer salaries are reviewed in December each year.

See the “Compensation Discussion and Analysis” on pp. 29-48 for more detail on the factors considered by the Committee in making executive compensation decisions.

The Committee reviews our talent and executive development program with senior management. These reviews are conducted periodically and focus on executive development and succession planning throughout the organization, at the Vice President level and above.

Our policy, approved by the Compensation Committee, to limit outside board participation by our officers, is shown below:

•	No more than 15% of the officers should be on for-profit boards at any given point in time.

•	No officer should be a member of more than one for-profit board.

Board Committees

Only independent directors serve on the Audit, Compensation and Nominating and Governance Committees, in accordance with the independence standards of the NYSE Listed Company rules and the Company’s Corporate Governance Principles. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense.

Communications with the Board/Annual Meeting Attendance

The Board has established a process by which you may send communications to the Board. You may send communications to our Directors, including any concerns regarding Ford’s accounting, internal controls, auditing, or other matters, to the following address: Board of Directors, Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685 U.S.A. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party. Communications relating to the Company’s accounting, internal controls, or auditing matters will be relayed to the Audit Committee. Other communications will be relayed to the Nominating and Governance Committee. Communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Ford will acknowledge receipt of all communications sent to the address above that disclose a return address. You may also find a description of the manner in which you can send communications to the Board on the Company’s website (www.ford.com).

All members of the Board are expected to attend the annual meeting, unless unusual circumstances would prevent such attendance. Last year, all twelve of the nominated directors attended the annual meeting.

Management Stock Ownership

The following table shows how much Ford stock each director, nominee, and Named Executive beneficially owned as of February 1, 2008. No director, nominee or executive officer, including Named Executives, beneficially owned more than 0.31% of Ford’s total outstanding common stock. Directors and executive officers as a group, including the Named Executives, beneficially owned 0.61% of Ford common stock as of February 1, 2008. These persons held options exercisable on or within 60 days after February 1, 2008 to buy, and/or beneficially owned as of February 1, 2008 Trust Preferred Securities convertible into, 16,852,038 shares of Ford common stock.

				Percent of
		Ford		Outstanding
	Ford	Common	Ford	Ford
	Common	Stock	Class B	Class B
Name	Stock(1)(2)(3)	Units(4)	Stock(5)	Stock
Michael E. Bannister	39,353	1,808	0	0

John R. H. Bond*	4,496	48,249	0	0

Lewis W. K. Booth	135,322	35,372	0	0

Stephen G. Butler*	6,000	38,037	0	0

Kimberly A. Casiano*	6,927	38,372	0	0

Mark Fields	91,508	2,777	0	0

Edsel B. Ford II*	3,597,295	48,494	3,637,181	5.13

William Clay Ford, Jr.*	6,553,427	2,568	3,815,552	5.39

Irvine O. Hockaday, Jr.*	21,878	99,323	0	0

Donat R. Leclair	118,945	3,756	0	0

Richard A. Manoogian*	203,496	46,676	0	0

Ellen R. Marram*	20,296	105,207	0	0

Alan Mulally*	0	400,000	0	0

Homer A. Neal*	10,588	49,825	0	0

Jorma Ollila*	8,321	100,918	0	0

Gerald L. Shaheen*	0	3,981	0	0

John L. Thornton*	33,820	114,999	0	0

All Directors and Executive Officers as a group (including Named Executives) (27 persons)	11,723,744	1,153,048	7,452,733	10.52

*	Indicates Directors

Notes

(1)Amounts shown include restricted shares of common stock issued under the Restricted Stock Plan for Non-Employee Directors, as follows: 1,399 shares each for Kimberly A. Casiano, Edsel B. Ford II, Irvine O. Hockaday, Jr., and Ellen R. Marram.

For executive officers, included in the amounts for “All Directors and Executive Officers as a group” are Restricted Stock Equivalents issued under the 1998 Plan as long-term incentive grants in 2007 and prior years for retention and other incentive purposes.

Also, amounts shown include restricted shares of common stock issued under the 1998 Plan as follows: 62,043 shares for Edsel B. Ford II as payment for his services pursuant to a consulting agreement with the Company (see p. 25). In addition, amounts shown include Restricted Stock Equivalents issued under the 1998 Plan as follows: 17,035 equivalents each for Donat R. Leclair and Mark Fields, 12,776 equivalents for Lewis W. K. Booth, and 11,924 equivalents for Michael E. Bannister as final awards paid in March 2007 for a 2006 performance-based Restricted Stock Equivalent opportunity.

(2)In addition to the stock ownership shown in the table above: Edsel B. Ford II has disclaimed beneficial ownership of 89,601 shares of common stock and 48,806 shares of Class B Stock that are either held directly by his immediate family, in trusts for children of his in which he is the trustee, by charitable funds which he controls or by members of his immediate family in custodial or conservatorship accounts for the benefit of other members of his immediate family. William Clay Ford, Jr., has disclaimed beneficial ownership of 26,927 shares of common stock and 65,352 shares of Class B Stock that are either held directly by members of his immediate family, in a trust for a child of his in which he is the trustee or by members of his immediate family in custodial accounts for the benefit of other members of his immediate family. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 116,528 shares of common stock and 114,158 shares of Class B Stock.

Also, on February 1, 2008 (or within 60 days after that date), the Named Executives and directors listed below have rights to acquire shares of common stock through the exercise of stock options under Ford’s stock option plans and/or through conversion of Trust Preferred Securities, as follows:

Person	Number of Shares

Michael E. Bannister	555,221
Lewis W. K. Booth	623,323
Mark Fields	958,385
William Clay Ford, Jr.	9,290,778
Donat R. Leclair	830,848
Richard A. Manoogian	56,498
Alan Mulally	1,544,621

The amounts of common stock shown above for Mr. Manoogian are a result of his ownership of Trust Preferred Securities, which are convertible into Ford common stock. In Mr. Manoogian’s case, he is deemed to be the beneficial owner of certain Trust Preferred Securities as a result of his being a trustee of a charitable foundation that owns the Trust Preferred Securities. Additionally, Mr. Manoogian pledged as security 200,000 shares of common stock held in a trust of which he is a trustee.

(3)Pursuant to SEC filings, the Company was notified that as of December 31, 2007, the following entities had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock: Brandes Investment Partners, L.P., 11988 El Camino Road, Suite 500, San Diego, California 92130, and certain of its affiliates, owned 157,059,286 shares of common stock (7.7%); Capital Research Global Investors, 333 South Hope Street, Los Angeles, California 90071, and certain affiliates, owned 121,553,050 shares of common stock (5.8%) (77,537,050 of such shares are the result of ownership of securities convertible into Ford common stock); Bank of America Corporation, 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255, and certain affiliates, owned 885,465,508 shares of common stock (43.27%), including 270,913,632 shares deemed owned by United States Trust Company, N.A., by virtue of its status as investment manager under Ford’s 401(k) plans; and Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109, owned 161,214,419 shares of common stock (7.7%).

(4)In general, these are common stock units credited under a deferred compensation plan and payable in cash. For Alan Mulally, included are 400,000 Restricted Stock Units payable in cash that were granted to him under the 1998 Plan in connection with his appointment as President and CEO of Ford.

(5)As of February 1, 2008, the following persons owned more than 5% of the outstanding Class B Stock: Lynn F. Alandt, c/o Ford Estates, Dearborn, Michigan, beneficially owned 9,008,045 shares (12.71%) and William Clay Ford, c/o Ford Estates, Dearborn, Michigan, beneficially owned 10,284,997 shares (14.52%). In addition to the above, George A. Straitor, c/o Ford Estates, Dearborn, Michigan controlled 8,322,147 shares (11.75%) as trustee of various trusts. Mr. Straitor disclaims beneficial ownership of these shares.

Of the outstanding Class B Stock, 52,016,831 shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford, and William Clay Ford, Jr. are among the trustees. The trust requires the trustees to vote the shares as directed by a plurality of the shares in the trust. Edsel B. Ford II is a nephew and William Clay Ford, Jr. is the son of William Clay Ford.

Impact Resulting From Spin-off of Associates First Capital Corporation and Visteon Corporation and Implementation of the Value Enhancement Plan

The value of the Company’s common stock changed as a result of:

•	the spin-off of the Company’s interest in Associates First Capital Corporation on April 7, 1998;

•	the spin-off of the Company’s interest in Visteon Corporation on June 28, 2000; and

•	the Company’s recapitalization and merger (also known as the Value Enhancement Plan) on August 2, 2000.

To account for these changes in value, the following items held by officers or directors of the Company as of April 9, 1998, June 28, 2000 and August 2, 2000, respectively, were adjusted in each case to ensure that the aggregate value of the item before and after each of these events would be approximately equal: common stock units, deferred contingent credits, Performance Stock Rights, Restricted Stock Equivalents, and stock options. (References in this proxy statement to any of these items that were issued before August 2, 2000 are to the adjusted amounts.)

Section 16(a)
Beneficial Ownership Reporting Compliance

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2007 and prior years, except that, due to a clerical oversight by the Company, William Clay Ford, Jr., had one late report of one transaction related to Trust Preferred Securities.

Director Compensation(1)

(a)	(b)	(c)	(d)	(e)
	Fees Earned or		All Other
	Paid in Cash(3)	Stock Awards(4)	Compensation(5)	Total
Name(2)	($)	($)	($)	($)
John R. H. Bond	100,000	0	211,248	311,248
Stephen G. Butler	102,500	0	39,044	141,544
Kimberly A. Casiano	100,000	0	53,502	153,502
Edsel B. Ford II	100,000	$499,995	19,673	619,668
Irvine O. Hockaday, Jr.	105,000	0	25,694	130,694
Richard A. Manoogian	102,500	0	29,332	131,832
Ellen R. Marram	102,500	0	37,326	139,826
Homer A. Neal	102,500	0	29,366	131,866
Jorma Ollila	100,000	0	72,062	172,062
Gerald L. Shaheen	50,000	0	5,640	55,640
John L. Thornton	100,000	0	53,411	153,411

(1)Standard Compensation Arrangements

Fees.  On July 13, 2006, the Board of Directors voluntarily reduced Board fees payable to non-employee directors by half. Accordingly, the following fees were paid to non-employee directors during 2007:

Annual Board membership fee	$100,000
Annual Committee chair fee	$2,500
Annual Presiding Director fee	$5,000

Deferred Compensation Plan.  Under this plan, 60% of a director’s annual Board membership fee must be deferred in common stock units. Directors also can choose to have the payment of all or some of the remainder of their fees deferred in the form of cash and/or common stock units. Each common stock unit is equal in value to a share of common stock and is ultimately paid in cash. These common stock units generate Dividend Equivalents in the form of additional common stock units (if dividends are paid on common stock). These units are credited to the directors’ accounts on the date common stock cash dividends are paid. Any fees deferred in cash are held in the general funds of the Company. Interest on fees deferred in cash is credited semi-annually to the directors’ accounts at the then-current U.S. Treasury Bill rate plus 0.75%. In general, deferred amounts are not paid until after the director retires from the Board. The amounts are then paid, at the director’s option, either in a lump sum or in annual installments over a period of up to ten years.

Restricted Stock Plan.  Effective July 1, 2004, Ford amended the Restricted Stock Plan for Non-Employee Directors providing for its termination, except with respect to outstanding grants of restricted stock and stock equivalents. Each non-employee director who had served for six months received 3,496 shares of common stock subject to restrictions on sale. In general, the restrictions expire for 20% of the shares each year following the year of the grant. No new grants of restricted stock will be made under the plan.

Insurance.  Ford provides non-employee directors with $200,000 of life insurance and $500,000 of accidental death or dismemberment coverage. The life insurance coverage continues after the director retires from the Board if the director is at least 55 years old and has served for at least five years. A director who retires from the Board after age 70 or, after age 55 with Board approval, and who has served for at least five years, may elect to have the life insurance reduced to $100,000 and receive $15,000 a year for life. The accidental death or dismemberment coverage may, at the director’s expense, be supplemented up to an additional $500,000 and ends when the director retires from the Board.

Evaluation Vehicle Program.  We provide non-employee directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company.

(2)William Clay Ford, Jr., our Chairman of the Board, is not shown in the table above because he is employed as Executive Chairman of Ford and does not receive non-employee director compensation. Additionally, Mr. Ford is not identified as a Named Executive in the Summary Compensation Table on p. 50 because he did not meet the definition of a Named Executive under SEC rules.

(3)As indicated in footnote 1, under “Deferred Compensation Plan,” non-employee directors are required to defer at least 60% of their annual Board membership fee. The following summarizes director deferrals for 2007: Messrs. Bond, Butler, and Manoogian, Ms. Casiano, Ms. Marram, Edsel B. Ford II, and Dr. Neal: $60,000 each; Messrs. Ollila, and Thornton: $100,000 each; Mr. Hockaday: $82,500; and Mr. Shaheen: $30,000.

(4)The amount shown for Edsel B. Ford II reflects the expense recognized pursuant to FAS 123R due to grants of restricted shares of common stock awarded under the 1998 Plan pursuant to a January 1999 consulting agreement between the Company and Mr. Ford. The amount shown also reflects the grant date fair value calculated pursuant to FAS 123R of these awards. Under the agreement, the consulting fee is $125,000 per calendar quarter, payable in restricted shares of common stock. The restrictions on the shares lapse one year from the date of grant and are subject to the conditions of the 1998 Plan. Mr. Ford is available for consultation, representation, and other duties under the agreement. Additionally, the Company provides facilities (including office space), an administrative assistant, and security arrangements. This agreement will continue until either party ends it with 30 days’ notice.

Stock awards outstanding at December 31, 2007, for each of the directors listed above consisted of restricted shares of common stock issued under the Restricted Stock Plan for Non-Employee Directors, as follows: 1,399 shares each for Ms. Casiano, Edsel B. Ford II, Mr. Hockaday, and Ms. Marram.

(5)The following table summarizes the amounts shown in column (d).

All Other Compensation in 2007

		Perquisites/
		Evaluation	Tax	Life
	Fees(i)	Vehicles(ii)	Reimbursement	Insurance	Other(iii)	Total
Name	($)	($)	($)	($)	($)	($)
John R. H. Bond	187,500	21,522		2,112	114	211,248
Stephen G. Butler		20,553	16,265	2,112	114	39,044
Kimberly A. Casiano		28,495	22,781	2,112	114	53,502
Edsel B. Ford II		17,447	0	2,112	114	19,673
Irvine O. Hockaday, Jr.		13,985	9,483	2,112	114	25,694
Richard A. Manoogian		14,447	12,659	2,112	114	29,332
Ellen R. Marram		20,715	14,385	2,112	114	37,326
Homer A. Neal	12,000	8,114	7,026	2,112	114	29,366
Jorma Ollila		42,705	27,131	2,112	114	72,062
Gerald L. Shaheen		2,857	1,670	1,056	57	5,640
John L. Thornton		29,532	21,653	2,112	114	53,411

(i)The amount shown for Mr. Bond reflects fees paid pursuant to a consulting agreement with the Company dated September 13, 2006. Under the agreement, Mr. Bond serves as a consultant and senior advisor to the Executive Chairman, working on financial and other matters. The consulting fee is $25,000 per day for actual days worked, payable in arrears. Total fees will not exceed $262,500 for any twelve month period, unless specifically agreed to by the Company and Mr. Bond. Either party may terminate the agreement at any time. During the term of the agreement, Ford will reimburse Mr. Bond for customary and reasonable business-related expenses, travel and lodging, consistent with Company policies. While the agreement is in effect, the Company will provide Mr. Bond with an office and other incidental support in connection with the services to be provided under the agreement.

The amount shown for Dr. Neal reflects fees paid as a member of the board of managers of Ford Global Technologies, LLC, a wholly-owned entity that manages the Company’s intellectual property. As a non-employee director of such board, Dr. Neal receives the customary fees paid to non-employee directors. Currently, the fees are: Annual Fee: $10,000, Attendance Fee: $1,000 per meeting. Dr. Neal attended both meetings of the board of managers of Ford Global Technologies, LLC, during 2007.

(ii)All amounts shown in this column reflect the cost of evaluation vehicles provided to Directors (see footnote (1) above) and the actual cost incurred for birthday and Holiday gifts. We calculate the aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

(iii)The amounts in this column reflect the cost of providing Accidental Death and Dismemberment insurance discussed in footnote (1) above.

Certain Relationships and Related Transactions

Since January 1993, Ford has had a consulting agreement with William Clay Ford. Under this agreement, Mr. Ford is available for consultation, representation, and other duties. For these services, Ford pays him $100,000 per year and provides facilities (including office space), an administrative assistant, and security arrangements. This agreement will continue until either party ends it with 30 days’ notice.

In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc., pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium “Ford Field.” The term of the naming rights agreement is 25 years, which commenced with the 2002 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. In June 2005, the naming rights agreement was amended to provide for expanded Ford exposure on and around the exterior of the stadium, including the rooftop, in exchange for approximately $6.65 million to be paid in varying installments over the next ten years, of which $564,933 was paid during 2007. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford, Lincoln or Mercury brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. The cost of providing the vehicles during 2007 was $141,030. William Clay Ford is the majority owner of the Lions. In addition, William Clay Ford, Jr., is one of five minority owners and is a director and officer of the Lions.

Ford held its national dealer meetings the week of June 9 through June 16, 2007 at Ford Field. Ford contracted with an independent third-party event planner to arrange the leasing of Ford Field from the Detroit Lions, Inc. The cost of leasing Ford Field and for the provision of related services that was paid to the Detroit Lions was $1,902,714.

Paul Alandt, Lynn F. Alandt’s husband, owns a Ford-franchised dealership and a Lincoln-Mercury-franchised dealership. In 2007, the dealerships paid Ford about $70.2 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $13.0 million for services in the ordinary course of business. Also in 2007, Ford Motor Credit Company LLC, a wholly-owned entity of Ford, provided about $96.4 million of financing to the dealerships and paid $404,958 to them in the ordinary course of business. The dealerships paid Ford Credit about $91.7 million in the ordinary course of business. Additionally, in 2007 Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $6.9 million and $49.2 million, respectively.

Mr. Alandt also owns a Volvo franchised dealership. Volvo Cars is a wholly-owned entity of Ford. During 2007 the dealership paid Volvo Cars about $10.5 million for products and services in the ordinary course of business. In turn, Volvo Cars paid the dealership about $1.96 million for services in the ordinary course of business. Also in 2007, Ford Credit provided about $14.5 million of financing to the dealership and paid $12,915 to it in the ordinary course of business. The dealership paid Ford Credit about $14.2 million in the ordinary course of business. Additionally, in 2007 Ford Credit purchased retail installment sales contracts and retail leases from the dealership in amounts of about $270,000 and $3.1 million, respectively.

Edsel B. Ford II owns Pentastar Aviation, Inc., an aircraft charter, management, maintenance, and catering company. During 2007, the Company paid Pentastar, or its affiliates, $296,880 for services provided to the Company in the ordinary course of business.

In March 2001, Marketing Associates, LLC, an entity in which Edsel B. Ford II has a majority interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company and this continued following the acquisition. In 2007, the Company paid Marketing Associates, LLC approximately $22.4 million for marketing and related services provided in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2007, Brandes Investment Partners, L.P., 11988 El Camino Road, Suite 500, San Diego, California 92130, and certain of its affiliates (“Brandes”) owned approximately 7.7% of the common stock of the Company. During 2007, the Company paid Brandes approximately $9.6 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2007, Capital Research Global Investors, 333 South Hope Street, Los Angeles, California 90071, and certain affiliates (“Capital Research”), owned approximately 5.8% of common stock (77,537,050 of such shares are the result of ownership of securities convertible into common stock). During 2007, the Company paid Capital Research approximately $14.1 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2007, Bank of America Corporation, 100 North Tryon, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255, and certain affiliates, owned approximately 43.27% of common stock (which includes shares deemed to be owned by virtue of United States Trust Company’s status as investment manager under Ford’s 401(k) plans). During 2007, the Company paid Bank of America and certain of its affiliates approximately $2.8 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2007. Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109, owned approximately 7.7% of the Company’s common stock. During 2007, the Company paid Wellington Management Company approximately $4.2 million in the ordinary course of business.

Compensation Discussion and Analysis (CD&A)

Executive Summary

The compensation of our executive officers for 2007 was intended to focus executive performance on achieving important business objectives. Our 2007 performance against metrics for our performance-based programs indicates that we made significant progress in our objective of returning to automotive profitability by 2009, which we refer to as our “turnaround plan” in this analysis. Our executives, including the Named Executives, demonstrated exemplary leadership in driving our 2007 performance. The following brief discussion of our compensation philosophy and objectives provides you with the framework within which compensation programs were developed. The discussion of the Company’s compensation objectives and business strategy provides you with background of those areas that were determined to be important in moving the Company forward in its goal of achieving automotive profitability in 2009.

A. Compensation Philosophy

Our Compensation Committee has adopted the following Philosophy Statement with respect to all salaried employees:

“Compensation and benefits programs are an important part of the Company’s employment relationship, which also includes challenging and rewarding work, growth and career development opportunities, and being part of a leading company with a diverse workforce and great products. Ford is a global company with consistent compensation and benefits practices that are affordable to the business.

Pay for performance is fundamental to our compensation philosophy. We reward individuals for performance and contributions to business success. Our compensation and benefits package in total will be competitive with leading companies in each country.”

In addition, the Committee has approved the following Strategy Statement:

“Compensation will be used to attract, retain, and motivate employees and to reward the achievement of business results through the delivery of competitive pay and incentive programs. Benefits provide employees with income security and protection from catastrophic loss. The Company will develop benefit programs that meet these objectives while minimizing its long-term liabilities.”

The Philosophy and Strategy Statements are reviewed by the Committee on a regular basis. In 2006, the Committee amended the Strategy Statement to include retention of employees as an objective to emphasize the importance of this goal as we execute our turnaround plan. There were no changes to the Philosophy and Strategy Statements in 2007.

B. Compensation Objectives and Business Strategy

Consistent with the statements above, our compensation programs are designed to:

•	Drive accomplishment of strategic goals;

•	Link executives’ goals with your interests as shareholders, by tying a significant portion of compensation opportunity to our stock;

•	Attract and retain talented leadership critical to implementing our turnaround plan and long-term success;

•	Reinforce accountability by tying a significant portion of executive compensation to Company performance; and

•	Provide for Committee discretion to reward individual accomplishments or performance.

As noted above, one of the primary objectives of our compensation program is to drive executive behavior to accomplish key strategic goals. The Compensation Committee, in consultation with the Executive Chairman, the President and Chief Executive Officer, and the Group Vice President — Human Resources and Labor Affairs,

determined that emphasizing certain metrics in performance-based incentive plans would best assist in our turnaround efforts.

Our President and Chief Executive Officer, Alan Mulally, announced the following four strategic priorities for our business:

1. Aggressively restructure our business to operate profitably at current demand and changing model mix.

2. Accelerate the development of new products our customers want and value.

3. Finance our plan and improve our balance sheet.

4. Work together effectively as one team.

Given these priorities and our financial performance in 2006, the Committee decided to emphasize global and business unit profitability, as well as total Automotive operating-related cash flow and cost performance metrics in our incentive plans for 2007. These metrics support the goals of aggressively restructuring our business to operate profitably, as well as financing our plan and improving our balance sheet. Additionally, similar to 2006, the Committee again emphasized quality and market share metrics in our incentive programs. These metrics support our goals of accelerating the development and introduction of new products our customers want and value. As discussed in greater detail below, performance in these critical areas in large part drove the compensation decisions for Named Executives for 2007. For more detail on these metrics and how they were used in our incentive programs refer to “Annual Compensation — B. Incentive Bonuses” on pp. 34-37 and “Equity-Based Compensation — A. Annual Performance Unit and Stock Option Grants and C. Senior Executive Retention Program” on pp. 39-42.

How We Determine Compensation

With the above objectives and strategy in mind, the Compensation Committee determines compensation for our executives. Among the tools the Committee uses are competitive surveys and internal pay equity and equity-value accumulation analyses, as well as recommendations from the Executive Chairman, the President and CEO, the Committee’s consultant, and our Human Resources department.

A. Competitive Survey

In December 2007, the Committee reviewed a report presented by Towers Perrin, an outside consulting firm, on Ford’s compensation programs for executives. Using compensation data for 2006, the report discussed how our executive compensation program compared with those of peer companies on base salary, bonus, long-term incentives, benefits, and total compensation. Towers Perrin develops data using a survey of several leading companies that we have historically used as comparator companies, adding stability and reliability to the survey data over time. In addition to General Motors and DaimlerChrysler the survey also included 19 leading companies in other industries:

3M Alcoa Altria Group AT&T BP	Boeing Caterpillar Chevron Citigroup Coca-Cola	Conoco Phillips Dow Chemical DuPont ExxonMobil Hewlett-Packard	IBM Johnson & Johnson Merck Proctor & Gamble

These companies were selected because, like Ford, they are generally Fortune 100 manufacturing companies with significant revenue (generally over $15 billion) and with global operations employing a large number of individuals in manufacturing, product engineering, and sales. Although many of these companies had more successful years than Ford and its competitors in 2006 and 2007, we believe the comparator group provides a good basis for assessment of our compensation programs. The market for executive talent is broad; to narrow the survey group to automotive-related companies would be to ignore the fact that executives often move between industries. In addition, compensation data for many other automotive manufacturers is not readily available.

While the Committee uses the survey as a reference point, it is not, and was not in 2007, the determining factor in executive compensation decisions. The survey group data is used primarily to ensure that our executive compensation program as a whole is competitive when the Company achieves targeted performance levels. We generally seek to provide total compensation opportunities, which includes salary, annual bonus and long-term incentives, at or around the survey group’s median total compensation. We do not establish rigid targets for total compensation, or any individual element of our executive compensation program, to the survey group. Rather, consistent with our compensation objectives discussed above, we incorporate flexibility into our compensation programs and in the executive assessment process to respond to, and adjust for, changes in the business environment and individual accomplishments, performance, and circumstances.

The 2007 survey results indicated that the 2006 total compensation for our Named Executives as a group was about 33% below the median. In general, 2007 cash compensation for the Named Executives was above the median of the survey group and equity-based compensation was significantly below the median. An analysis of how each element of compensation listed below compared to the survey data for 2007, as well as how the factors described above, including the competitive survey data review, affected Named Executive compensation decisions during 2007, is included in the discussion of each element below.

B. Internal Pay Equity and Equity-Value Accumulation Analyses

Each year, the Committee reviews all components of compensation, both recent historical and prospective, of our executive officers, including the Named Executives. This review includes data on salary, annual bonuses, and equity-based awards, as well as data on perquisites and other benefits, and is prepared by the Company’s Human Resources department. The Committee also takes into account relative pay considerations within the officer group and data covering individual performance. In general, this analysis did not result in any significant differences in awarding of compensation among Named Executives during 2007, other than that discussed under “Annual Compensation — A. Salaries” on p. 33.

The Committee also considers analyses of the accumulation of the value of outstanding equity grants. For instance, the Committee reviewed the value of equity-based awards at certain price levels of Ford stock. This review also included data on the increase in shareholder value at these stock price levels. This allows the Committee to assess the reasonableness of equity-based awards in comparison to potential increases in the Company’s market capitalization.

C. Management Recommendations

The Committee considers recommendations from Mr. Ford, Mr. Mulally, and the Group Vice President — Corporate Human Resources and Labor Affairs, in developing compensation plans and evaluating performance of other executive officers. The Committee’s consultant also provides advice and analyses on the structure and level of executive compensation (see Compensation Committee Operations on pp. 19-20). As noted in the Executive Summary above, Mr. Mulally established our corporate priorities and, subsequently, our incentive plan metrics were developed in consultation with our Human Resources and Finance departments to support these priorities. In addition, these metrics and related targets were developed from our 2007 plan. Final decisions on any major element of compensation, however, as well as total compensation for executive officers, are made by the Compensation Committee.

Named Executive Officers

The Named Executives based on 2007 compensation are:

•	Alan Mulally — President and Chief Executive Officer

•	Donat R. Leclair — Executive Vice President and Chief Financial Officer

•	Mark Fields — Executive Vice President and President — The Americas

•	Lewis W. K. Booth — Executive Vice President — Ford of Europe and Premier Automotive Group

•	Michael E. Bannister — Executive Vice President — Chief Executive Officer — Ford Motor Credit Company

Elements of Compensation

The table below lists the elements of our total compensation program and why we provide these elements:

Elements of Compensation	Why We Pay
• Base Salary	• attract, retain, and motivate executives

• provide income certainty

• Annual Cash Incentive Bonuses	• motivate executives to achieve key business priorities and objectives

• hold executives accountable for performance against targets

• Equity-based Compensation (short- and long-term)	• motivate executives to achieve key business priorities and objectives
• hold executives accountable for performance against targets

• focus executive behavior on Ford’s long-term success

• align executive interests with shareholder interests

• Perquisites and Other Benefits	• attract and retain executives

• enhance executive productivity

• evaluation vehicles support development of our products

• Retirement Plans	• provide income security for retirement

• retain executives

Each compensation element is supported by the objectives and strategy discussed in the Executive Summary on pp. 29-30. In addition, the Compensation Committee awards cash, stock options, restricted or unrestricted stock, and/or Restricted Stock Units to key executives when it deems it appropriate for promotion, retention, recognition, or incentive purposes. The special awards made during 2007, discussed in more detail below, were performance-based.

To achieve our objectives and to support our business strategy, compensation paid to our executives is structured to ensure that there is an appropriate balance among the various forms of compensation. The charts below shows the various balances we achieved compared to the balances achieved by the survey group:

Ford	Comparator Group Median

As the charts indicate, cash compensation makes up a higher percentage of our Named Executives’ compensation than that of the comparator group’s median. Furthermore, equity-based compensation makes up a lower percentage of our Named Executives’ compensation than that of the comparator group. We believe this is reasonable and not unexpected given that we are in the midst of our turnaround plan.

The Committee attempts to strike appropriate balances by analyzing the competitive market for executive talent, our business results and forecasts, and our key strategic goals for the year. Given that we are in the midst of a turnaround designed to return our North American Automotive Operations to profitability by 2009, for 2007, the Committee emphasized the accomplishment of short-term goals to keep us on track to achieve that objective. Our equity-based programs, however, were also designed with restriction periods in order to continue to focus executive behavior on our longer-term interests and align their interests with yours (see “Equity-Based Compensation” on pp. 39-42.

Annual Compensation

Annual compensation for our executives includes salary and incentive bonus, if earned, paid in cash.

A. Salaries

Salaries are an essential component of a compensation package that helps attract, retain, and motivate performance. When considering increases to base salaries in 2007, the Compensation Committee took into account generally the following factors:

•	the individual’s job duties, performance, and achievements;

•	similar positions of responsibility within the Company (internal pay equity);

•	job tenure, time since last salary increase, retention concerns, and critical skills; and

•	level of pay compared to comparable positions at companies in the survey group.

The Compensation Committee reviews salaries of the Named Executives annually and at the time of a promotion or other major change in responsibilities. As part of our objective to control costs, we did not increase salaries for any of the Named Executives in 2006. In 2007, however, the Company made significant progress in improved profitability and in meeting quality, cash flow, and cost targets. Given this progress, the Compensation Committee granted the following Named Executives salary increases in December 2007 (the percentage increase appears in parentheses): Donat R. Leclair (4.8%), Mark Fields (3.9%), and Lewis W. K. Booth (23.3%). In addition, Michael E. Bannister received a salary increase (28.5%) in October 2007.

Messrs. Booth’s and Bannister’s relatively larger increases resulted from the timing of their last salary increases, internal pay equity considerations and, in the case of Mr. Bannister, in connection with his promotion to an Executive Vice President of Ford. The adjustments bring Mr. Booth’s and Mr. Bannister’s annual salaries more in line with those of Mr. Leclair and Mr. Fields. Mr. Mulally joined Ford in September 2006 and did not receive a salary increase during 2007.

Throughout 2007 the salaries for the Named Executives were above the median of the survey group. We believe that paying base salaries at the high end of the competitive survey is appropriate to retain executives throughout the business cycle because total compensation may be much lower than competitive levels (see “How We Determine Compensation — A. Competitive Survey” on pp. 30-31). The relative salary level is also explained by the fact that Ford is in general larger and more complex than many of the companies in the group. With respect to Mr. Mulally, his salary resulted from negotiations that brought him to Ford as its President and Chief Executive Officer from his previous senior position at Boeing.

B. Incentive Bonuses

In 2007, for Named Executives whose primary responsibilities involved a particular business unit, the Committee set a bonus formula that was based on metrics that took into account Company and relevant business unit performance as follows:

•	total company pre-tax profits;

•	total Automotive operating-related cash flow;

•	relevant business unit pre-tax profits;

•	relevant business unit cost performance;

•	relevant business unit market share; and

•	relevant business unit quality.

The Committee determined that this structure best took into account Company as well as individual performance for those executives responsible for our individual business units.

Those Named Executives whose duties are of a global nature were placed in the “Corporate” business unit. For these executives, the performance metrics used for 2007 were the following:

•	total company pre-tax profits;

•	total Automotive operating-related cash flow;

•	total cost performance;

•	total market share; and

•	a weighted average of all business unit quality metrics.

For each of the business units, we chose these metrics because they supported our key 2007 objectives identified as top priorities for the year and necessary for our turnaround plan (see “Executive Summary” on pp. 29-30). The bonus formula has a sliding scale, based on various levels of achievement for each metric. If certain performance levels are not met for all metrics, the payout would be zero.

The Named Executives who participated in the Incentive Bonus Plan and their respective business unit are as follows:

Named Executive	Business Unit

Alan Mulally	Corporate
Donat R. Leclair	Corporate
Mark Fields	The Americas
Lewis W. K. Booth	Ford of Europe (50%) — PAG* (50)%
Michael E. Bannister	Corporate

*	Denotes our Premier Automotive Group (Jaguar, Land Rover, and Volvo).

Under the Incentive Bonus Plan, the Committee sets target awards for each Named Executive based on the individual’s level of responsibility and the maximum Company performance level. In 2007, the Committee also considered competitive compensation data, pay equity considerations among the Named Executives, and the target amounts set for 2006, as well as the need for flexibility to motivate and reward exceptional performance while maximizing the deductibility of any amounts earned by the Named Executives by following the shareholder approved terms of the Plan.

The 2007 target award for Mr. Mulally was 1.75 times base salary pursuant to the terms of his hiring contract. In light of Mr. Mulally’s target, the target awards for Messrs. Leclair, Fields, Booth, and Bannister were generally based on internal equity pay considerations (see Grants of Plan-Based Awards in 2007 Table on p. 53). These target amounts, if fully paid, would be above the median (27%) of the survey group for Mr. Mulally and at the median for the other Named Executives. The target amounts were the maximum that could be paid if the Company exceeded its performance goals and reached the maximum performance level under the Plan. The maximum targets were chosen to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), and allow us to deduct for income tax purposes awards made to Named Executives under the Plan. The Committee may reduce, but not increase, awards for Named Executives from the formula amount under the Plan. For Named Executives, awards could have ranged between 0% and 100% of the maximum target award, depending on actual performance achieved. Since the target awards were the maximum that could be paid out if performance goals were exceeded, the performance results for any particular metric used in calculating a final award was based on a scale whereby a maximum performance result of 150% or 200% of the target for a particular metric could be achieved (see chart below).

Performance Result
Metric	Maximum Potential

Profits Before Taxes (Global and Business Unit)	150%
Total Automotive Operating-Related Cash Flow*	150%
Cost Performance	200%
Market Share	200%
Quality	200%

*	We define Total Automotive Operating-Related Cash Flow as automotive pre-tax profits (excluding special items as detailed in Ford’s Annual Report on Form 10-K for the year ended December 31, 2007) adjusted for the following:

•	less: capital spending (additional cash outflow);

•	add back: depreciation and amortization (non-cash expense);

•	add/deduct: changes in receivables, inventory, and trade payables; and

•	Other — primarily expense and timing differences.

The following are excluded in the Total Automotive Operating-Related Cash Flow for Incentive Bonus Plan purposes:

•	pension plan contributions;

•	long-term VEBA contributions;

•	employee separation payments; and

•	tax refunds.

Typically, each metric would have had a maximum potential performance result of 200%. In the Committee’s view, however, a 200% maximum potential performance result was not appropriate for the Profit Before Taxes and Total Automotive Operating-Related Cash Flow metrics as both were planned to be negative.

For the business units in which Named Executives participated, the following table shows the performance metrics and weightings, the target for each metric, and performance results against targets for each metric. The Committee reviewed Ford’s performance during 2007 against the targets. Based on this performance, the Committee approved the calculations of the percentage of each of the six performance goals achieved for each business unit. The results show that we surpassed the targets for every metric, except the Market Share metric. This performance shows that we made significant progress in 2007 toward our goal of returning to total Automotive profitability by 2009. This demonstrates that Mr. Mulally’s strategy of one Ford team focusing on one plan is taking hold and progressing our turnaround plan.

2007 Incentive Bonus Targets and Performance Results
(at 100% Target Level)

			Performance Results
Performance Metric	% Weighting	2007 Target	(% of Target Achieved)
Global PBT* ($ Millions)		$(4,900)	150%
Corporate	55%
The Americas	40%
Ford of Europe	40%
PAG	40%

Business Unit PBT*
Corporate	N/A	N/A	N/A
The Americas ($ Millions)	15%	$(3,928)	150%
Ford of Europe ($ Millions)	15%	$636	150%
PAG ($ Millions)	15%	$386	150%

Total Automotive Operating-Related Cash Flow*
($ Billions)	20%	$(6.4)	150%

Cost Performance*	8.33%
Corporate ($ Millions)		$265	200%
The Americas ($ Millions)		$(509)	200%
Ford of Europe ($ Millions)		$228	138%
PAG ($ Millions)		$450	200%

Market Share	8.33%
Corporate		10.05%	0%
The Americas		14.75%	0%
Ford of Europe		8.60%	0%
PAG		1.19%	0%

Quality **	8.33%
Corporate			118%
Things-Gone-Wrong% YOY Improvement (50)%		***
Warranty Spending% YOY Improvement (50)%		***
The Americas			117%
Things-Gone-Wrong% YOY Improvement (50)%		11.2%
Warranty Spending% YOY Improvement (50)%		9.0%
Ford of Europe			157%
Things-Gone-Wrong% YOY Improvement (50)%		5.9%
Warranty Spending% YOY Improvement (50)%		2.4%
PAG			86%
Things-Gone-Wrong% YOY Improvement (50)%		13.0%
Warranty Spending% YOY Improvement (50)%		7.9%

*	Excludes special items as detailed in Ford’s Annual Report on Form 10-K for the year ended December 31, 2007.

**	The Quality metrics for the relevant business units were developed from our Warranty Spending data and industry survey data that measured Things-Gone-Wrong. To better understand the Quality metrics, we show the targets as year-over-year improvement that was to be achieved. The actual targets for the Things-Gone-Wrong metrics were the number of Things-Gone-Wrong for each relevant business unit and, in some cases, sub-business units. The Warranty Spending targets had a similarly intricate design. Because showing the actual metrics would be unwieldy and not enhance your understanding of the target to be achieved, we have translated the Things-Gone-Wrong and Warranty Spending targets into year-over-year improvement targets for each relevant business unit.

***	The Corporate business unit did not have a formal target for the quality metric. Instead, performance for the Corporate Quality metric was a weighted average of the other business units’ quality performance. The weightings for Corporate business unit Quality metrics were as follows: The Americas — 52.2%; Ford of Europe — 20.8%; PAG — 21.8%; and Asia Pacific and Africa — 5.2%. These weightings were based on the planned net revenues of the relevant business units for 2007. The Performance Results column for the Quality metric shows the combined percent achieved for the Things-Gone-Wrong target and Warranty Spending target, weighted equally as shown in the table.

The table below shows the total performance results for each business unit in which a Named Executive participated. Based on the performance against each metric’s targets within the relevant business unit shown above, the Committee calculated the percent of the total target award earned for that business unit.

2007 Incentive Bonus Plan Total Performance Results
(% of Target Achieved)

Total Performance Results
Business Unit	(Total% of Target Award Achieved)
Corporate	139%
The Americas	139%
Ford of Europe	144%
PAG	136%

The Committee decided to set aside up to $271.5 million for the payment of bonuses to approximately 5,200 management participants under the plan, which is equal to the formula amount based on performance results. All Named Executives who received a bonus for 2007 received awards that were equal to the formula amount. See column (g) of the Summary Compensation Table and footnote 3 on pp. 50-51. Because actual performance exceeded targets for all metrics, except the market share metric, and, for PAG, the quality metric, the Committee decided to award participating Named Executives awards equal to the formula amount under the plan.

C. Incremental Performance Bonuses

Our results relative to the Incentive Bonus Plan goals above represented significant progress during 2007 towards our objective of achieving automotive profitability by 2009. This progress required extraordinary performance by the Named Executives. The Committee reviewed each of the Named Executives’ contributions to our improved 2007 results and decided to grant additional, discretionary bonuses to the Named Executives in recognition of their exemplary leadership (see column (d) of the Summary Compensation Table on p. 50). These bonuses were paid outside of the Incentive Bonus Plan and, therefore, are subject to the deduction limits of Section 162(m) (see “Tax and Other Considerations — A. Internal Revenue Code § 162(m)” on pp. 47-48).

From an enterprise-wide perspective, the Committee recognized the following factors:

•	$10 billion year-over-year improvement in our profit-before-taxes;

•	total automotive operating-related cash flow was positive when it was planned to be negative;

•	on-going improvement of our vehicle quality; and

•	continued cost reductions that moves us closer to achieving a competitive cost structure.

With respect to Mr. Mulally, the Committee noted his additional, extraordinary performance in the following areas:

•	Strategic Direction

•	Designed the Company’s strategy and delivering on the long-term objectives.

•	Effectively communicating the Company’s strategy to key stakeholders through investor conferences, national dealer meetings, and supplier interactions.

•	Leadership and Operational Effectiveness

•	Building an effective executive team that is aligned and delivering the Company’s key four priorities (see “Executive Summary” on p. 30).

•	Improved operational effectiveness through a weekly management process that ensured focus on key metrics within the relevant business units, identified obstacles and solutions to problems, and delivered the improved business results.

•	Organization and Employee Development

•	Led negotiation of new Collective Bargaining Agreement with the UAW that established two-tiered wage structure, transfers hourly health care liability to a UAW-managed VEBA, confirmed future plant rationalization, and achieved significant progress towards competitive cost structure.

•	Developing next generation of leadership through key talent reviews and creation of development plans.

In light of the performance outlined above, and our performance against the Incentive Bonus Plan, the Committee determined Mr. Mulally should be awarded a significant bonus to recognize his leadership in achieving our improved results and as an incentive for continued exceptional performance.

The Committee also recognized exceptional performance of Messrs. Leclair, Fields, Booth, and Bannister. In particular, the Committee noted their individual and collective performance results in the following areas during 2007:

•	Improved balance sheet and secured financing to fund our plan;

•	Exceeded cash flow metric;

•	Continued improvement in vehicle quality;

•	Continued improvement in cost reductions;

•	Successfully launched new products; and

•	Accessed adequate funding for Ford Credit in a difficult credit environment.

Each of the Named Executives’ performance supported the four priorities established by Mr. Mulally (see “Executive Summary” on p. 30). In consideration of the Named Executives’ leadership in achieving our 2007 results, the Committee determined that an award of additional bonuses was appropriate in order to recognize their outstanding performance.

Equity-Based Compensation

Our equity-based incentive awards are tied to our performance and the future value of our common stock. These awards are intended to focus executive behavior on our longer-term interests, because today’s business decisions affect Ford over a number of years. For 2007, our equity-based compensation consisted of new grants of Performance Units and stock options, payouts from past Performance Stock Rights grants, and retention grants to certain Named Executives, as explained in more detail below.

As discussed above, the competitive survey indicates that equity-based compensation for the Named Executives is below the median of the comparator group. For Mr. Mulally, the survey showed that his total equity-based compensation was 12% below the median of the survey group (-20% for stock options and -5% for other equity-based awards). For the other Named Executives, the survey showed that total equity-based compensation was 34% below the median of the comparator group (-22% for stock options and -43% for other equity-based awards). This was anticipated because of our desire to reduce the expense of our executive compensation programs.

A. Annual Performance Unit and Stock Option Grants

For 2006, our equity-based incentive compensation program had three basic elements: stock options, Performance Stock Rights, and performance-based Restricted Stock Equivalents. In 2007, the Committee refined our equity-based incentive program for executive officers, including the Named Executives, by deciding to grant only two types of equity-based compensation: stock options and Performance Units (see Grants of Plan-Based Awards in 2007 Table and related footnotes on pp. 53-55). The Committee decided that eliminating new grants of Performance Stock Rights removed a level of complexity from the annual equity grant process. The Committee allocated the value of the discontinued Performance Stock Right grant equally among options and Performance Units. Because the Committee desired to place equal weight on the two types of equity-based compensation granted in 2007, the Committee awarded 50% of the value of each executive’s annual equity award in stock options and 50% in Performance Units.

In general, the total value of these grants in 2007 was determined based on the following considerations:

•	job responsibilities and expected role in our long-term performance;

•	retention needs;

•	historical share allocations;

•	the value of equity-based grants granted to the executive in the prior year; and

•	the total number of options awarded to our employees.

The stock options vest over three years, have a ten-year term, and function as our longest-term incentive. The Committee believes this focuses executive behavior and decision making on our long-term interests and aligns the interests of our executives with those of our shareholders. The Performance Units are awarded based on a one-year performance period, but are paid out in service-based Restricted Stock Units, which add an additional two-year retention element. In granting the Performance Units, the Committee chose a one-year performance period in order to focus executive behavior on achieving key short-term business objectives, similar to the Incentive Bonus Plan. The two-year restriction period, however, adds an intermediate element that serves to retain executives and focus their behavior beyond the initial one-year performance period. In addition, because executive decisions regarding product development, marketing, sales, etc., can affect our performance over several years, the Committee believes that it is important to structure equity-based awards so that executives will focus on the long-term consequences of their decisions. This also further aligns executive interests with your interests as shareholders.

For the 2007 Performance Unit grants, the Committee selected metrics, weightings, and targets identical to those under the 2007 Incentive Bonus Plan (see “2007 Incentive Bonus Targets and Performance Results Table” on p. 36).

The Committee chose identical metrics and targets to support our compensation objectives and key priorities (see “Executive Summary — B. Compensation Objectives and Business Strategy” on pp. 29-30).

The target awards for 2007 Performance Unit grants for Messrs. Mulally, Leclair, Fields, Booth, and Bannister are shown in column (h) of the “Grants of Plan-Based Awards Table in 2007” on p. 53. These amounts represent the maximum award opportunity. Payouts could range from 0% to 100% of the target award depending on performance. The Committee could decrease, but not increase, an award for Named Executives. Each of the participating Named Executives was placed in the same business unit as they had been placed under the Incentive Bonus Plan.

The table below shows the performance results for each metric for each business unit and the total performance results against the metrics for 2007. The Committee reviewed Ford’s performance during 2007 against the goals. Based on this performance, the Committee determined the percentage of each of the six performance goals achieved and the percent of the target award earned for each business unit in which a Named Executive participated.

2007 Performance Unit Performance Results
(% of Target Achieved)

							Performance Results
Business	Global	Business	Total Auto.	Cost	Market		(Total% of
Unit	PBT	Unit PBT	Op.-Rel. Cash Flow	Performance	Share	Quality	Target Achieved)
Corporate	100%	N/A	100%	100%	0%	80%	90%
The Americas	100%	100%	100%	100%	0%	86%	91%
Europe	100%	100%	100%	100%	78%	100%	98%
PAG	100%	100%	100%	100%	0%	51%	88%

In its discretion and based on our exemplary performance during 2007, as discussed under the Incentive Bonuses on pp. 34-37, the Committee determined not to reduce payouts and awarded Restricted Stock Units based on the percentage earned for each business unit indicated in the far right hand column of the above table.

B. Performance Stock Rights

Final Awards for the 2005-2007 Performance Period

In 2005, the Committee granted Performance Stock Rights to each of our Named Executives, other than Mr. Mulally, as well as certain other top executives. These Performance Stock Rights covered the performance period 2005-2007 and paid Dividend Equivalents in cash (if we paid dividends on our common stock) based on 100% of the targeted payout. The target payouts were primarily determined by considering executives’ job responsibilities at the time of the grant and their expected future contributions. Final Awards of common stock could range from 0% to 150% of the targeted payout. The targets for the participating Named Executives are shown below:

Named Executive	100% Target Performance Stock Rights

Donat R. Leclair	75,000
Mark Fields	75,000
Lewis W. K. Booth	35,000
Michael E. Bannister	35,000

In 2005, the Committee decided that the metrics and weightings shown below supported Ford’s business strategy at that time of improving market share, customer satisfaction, and cost efficiency, as well as focusing on shareholder returns. While these objectives continue to be important, the Committee has shifted emphasis to other goals (see

“Executive Summary” on pp. 29-30). The following table shows the metrics, weightings, target goals, and the performance results.

2005-2007 Performance Stock Rights
(Target Goals and Performance Results)

	2005-2007 Target	Performance Results
Metrics (% weighting)	(to earn 100% of Target)	(% of Target Achieved)
Total Shareholder Returns of Ford Compared with Total Shareholder Returns of other S&P 500 Companies (20)%	45th -- 54th Percentile	0%

Total Cost Performance (20)%	$4.8 Billion Cost Improvement during Period	0%

Global Market Share (20)%	12%	0%

Customer Satisfaction — High-Time-in-Service* (20)%
U.S. (70% weight)	56%	100%
Europe (30% weight)	34%	133%

Customer Satisfaction — Launch* (20)%
Customer Satisfaction Survey	66%	116%
Results (50)%
Things-Gone-Wrong Survey	1,943	118%
Results (50)%

*The High-Time-in-Service and Launch metrics are derived from Global Quality Research System surveys conducted by an independent third-party. The High-Time-in-Service survey measures customer satisfaction after vehicles have been in service for three years. The Launch survey measures customer satisfaction after the vehicle has been in service for three months. The Things-Gone-Wrong metric is measured on a per 1,000 vehicle basis by asking customers to check boxes where they feel there has been a “thing gone wrong” with the vehicle.

Based on this performance, the formula produced awards of 45% of the shares covered by the Performance Stock Rights for Messrs. Leclair, Fields, Booth, and Bannister. The 2007 Final Awards of common stock relating to Performance Stock Rights for the 2005-2007 performance period were paid out in March 2008. The Committee in its discretion determined not to reduce the payouts because the formula inherently took into account the level of performance achieved.

C. Senior Executive Retention Program

In response to Mr. Mulally’s strategic priority of working together effectively as one team working toward one goal, the Committee decided to settle an equity incentive program initiated for certain executives in March 2006. The consideration for settling the program was a cash payment made to participants based on actual and expected achievement of certain goals during the 2006-2008 performance period. Payments made to Messrs. Leclair, Fields, and Booth are shown in column (g) of the Summary Compensation Table on p. 50 for 2006 compensation and further explained in footnote 3 on p. 51.

To continue to provide a powerful retention element and incentive to work together effectively as one team to accomplish key initiatives, the Committee decided to grant to certain senior executives, including certain of the Named Executives, additional stock options as well as Performance Units in March 2007. The award opportunity for each participant was valued at eight times base salary and reinforces the importance of accomplishing our key strategic goals. In addition, the Committee believes an opportunity of this size will serve as a strong retention incentive for key executives that have been identified as critical in implementing our turnaround plan and drive to profitability in 2009. The retention of key executives who are tasked with leading our drive to profitability in 2009 is extremely important. During 2007, a number of automotive executives moved among competitors. In order to provide stability and ensure consistent leadership, the Committee believed it was in our best interest to retain executives identified as critical to accomplishing our objectives.

We reduced the award opportunity for Messrs. Leclair, Fields, and Booth by the amount of their cash payout for the settled program referred to above. Mr. Bannister also participated in this new award opportunity. The value of the net amount of the award opportunity was delivered 50% in stock options and 50% in Performance Units, consistent with the mix of the annual equity grant. See the Grants of Plan-Based Awards in 2007 Table on page 53 and footnotes 2 and 4 for a description of the terms and conditions of these awards.

For the performance against the 2007 target goals, refer to the “2007 Performance Unit Performance Results Table” on p. 40. The Committee in its discretion determined not to reduce payouts and awarded restricted stock units based on the percentage earned for each business unit indicated in the far right hand column of the above referenced table.

D. Timing of Awards

Annual grants of equity awards are typically determined at a February Compensation Committee meeting. At that time, data for previous performance periods are available to determine the amount of the Final Awards. The Committee also decides the effective date of the annual equity-based grants of options and Performance Units. Due to administrative complexity relating to valuation and notification, on February 27, 2008, the Committee approved the annual 2008 equity-based Final Awards and grants with an effective date of March 5, 2008. A similar practice was also followed for the 2007 annual equity-based Final Awards and grants. The release of earnings information for the prior fiscal year is sufficiently in advance of the annual grant date for the public to be aware of the information.

The Committee does not time equity grant dates to affect the value of compensation either positively or negatively. Executive officers did not play a role in the selection of the grant dates. Special grants, whether approved by the Compensation Committee for officers or the Long-Term Incentive Compensation Award Committee for non-officers, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date, or quarterly grant date), or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained. See Corporate Governance — Compensation Committee Operations at pp. 19-20 for more information on the Long-Term Incentive Compensation Award Committee.

E. Stock Option Exercise Price Determination

Under the 1998 Long-Term Incentive Plan, the terms of which were approved by you, the exercise price of options is the average of the high and low trading prices of our common stock traded on the NYSE on the effective date of the grant. For exercise prices of the 2007 option grants, see column (l) of the Grants of Plan-Based Awards in 2007 Table on p. 53.

Proposal 4 on pp. 72-79 is our proposal requesting your approval of the 2008 Long-Term Incentive Plan (the “2008 Plan”). If approved, the exercise price of options under the 2008 Plan will be the closing price on the date of grant. The Committee decided to use the closing price as the fair market value for option grants to reduce complexity and because it is more in line with SEC disclosure requirements.

Stock Ownership Goals

In 1994, the Compensation Committee created stock ownership goals for executives at or above the Vice President level to further align the interests of the executives with those of shareholders. The following table shows the officer level and respective ownership goal.

Ownership Goal
Officer Level	(% of salary)

Vice Presidents and Senior Vice Presidents	100%
Group Vice Presidents	200%
Executive Vice Presidents	300%
Executive Chairman and President & CEO	500%

Executives have five years from taking their position to achieve their goal.

We review progress toward achievement of the ownership goals periodically. All forms of stock ownership — including directly and indirectly owned shares of common stock, final awards of stock equivalents or restricted stock units, and units that are based on common stock — count toward the goal. As of December 31, 2007, all of the Named Executives are still within the five year period to achieve their goals.

Compensation Programs for 2008

A. Annual Incentive Compensation Plan

We are asking you to approve the terms of our Incentive Bonus Plan, formally known as the Annual Incentive Compensation Plan. Proposal 3 explains the material terms of the Incentive Bonus Plan and the plan text is attached as Appendix I to this Proxy Statement. We have not made any material changes to the Incentive Bonus Plan since we last requested your approval of its terms at the 2003 Annual Meeting of Shareholders. The minor changes we have made are indicated in Appendix I. Most of the changes relate to making the Incentive Bonus Plan compliant with Code Section 409A.

We are also requesting your approval of the Incentive Bonus Plan in order to continue to avoid the deduction limits of Code Section 162(m). That section requires that you approve the terms of the Annual Incentive Plan every five years in order for certain performance-based compensation paid to the Chief Executive Officer and the three most highly compensated executive officers (other than the Chief Financial Officer) who appear in the Summary Compensation Table of our proxy statements. See “Tax and Other Considerations — A. Internal Revenue Code § 162(m)” on pp. 47-48 for more details.

The Board approved the submission of the Incentive Bonus Plan for your approval as proposed at its February 13, 2008 meeting. The Committee believes that the Incentive Bonus Plan provides flexibility to structure our annual bonus program to achieve many objectives. The plan’s list of performance criteria continues to allow the Committee to craft incentive plans that support our key strategic initiatives. It allows us to change performance criteria and goals from one performance period to another in order to meet the changing competitive environment.

Please refer to Proposal 3 on pp. 70-72 for a more detailed explanation of the material terms of the Incentive Bonus Plan.

B. 2008 Long-Term Incentive Plan

The 1998 Plan expires on May 1, 2008. We are, therefore, also requesting your approval of our 2008 Plan. Proposal 4 explains the material terms of the 2008 Plan and the plan text is attached as Appendix II to this Proxy Statement. The Board approved the 2008 Plan at its February 13, 2008 meeting and the plan became effective on March 1,

2008. Grants made under the 2008 Plan, if any, are subject to your approval of the plan. As of the date of this Proxy Statement, no grants have been made under the 2008 Plan.

We are requesting your approval in order to comply with NYSE requirements to obtain shareholder approval of equity compensation plans. Additionally, in order to avoid the deduction limits imposed by Code Section 162(m), shareholder approval is required of the material terms of the 2008 Plan.

The 2008 Plan is identical in many respects to the 1998 Plan which it replaces. The Committee decided to retain many of the material terms of the 1998 Plan in the 2008 Plan because of the flexibility those terms provide the Committee in structuring compensation programs. For instance, the number of shares available for plan awards in any year is based on a formula. In general, the formula for shares available in a given year is 2% of the shares outstanding at the end of the previous year adjusted pursuant to the plan. The 2% formula is explained in detail in Proposal 4 on p. 73. Due to the current competitive environment for automotive executives, the Committee decided that it needs maximum flexibility in structuring equity-based compensation programs in order to retain, attract, and motivate executives.

The Committee also decided to change some aspects of the 2008 Plan from the 1998 Plan. The table below briefly explains the more significant changes and the reasons the changes are appropriate.

Change	1998 Plan	2008 Plan	Comments
Fair Market Value	Average of High and Low Prices of Common Stock on NYSE on Grant Date	Closing Price of Common Stock on NYSE on Grant Date	Reduce complexity and more aligned with SEC disclosure rules.

Performance Unit Limit — Maximum number of Performance Units that may be granted to a Named Executive in any year.	906,703	2,500,000	Allows Committee flexibility to: (i) structure significant retention programs; (ii) provide incentives to accomplish important business objectives; and (iii) align executives interests with yours.

Performance Period Dividend Equivalents	Allowed	Not Allowed	Inappropriate for executives to receive Dividend Equivalents on potential awards they may not earn.

Please refer to Proposal 4 on pp. 72-79 for a more detailed explanation of the material terms of the 2008 Plan.

Retirement Plans

In general, we believe that the retirement plans described below serve several worthwhile business purposes, including attracting and retaining top leadership talent. In addition, they provide income security to long serving executives, and provide flexibility to us in transferring executives among our operations. We believe these programs to be reasonable and appropriate in light of competitive practices and our executives’ total compensation program. The competitive survey showed that the Pre-2004 Plans discussed below are competitive with the median retirement plans of the comparator group. The Post-January 1, 2004 Plans, however, are significantly under competitive when compared to the survey’s comparator group. As explained below, we adopted the Ford Retirement Plan for employees hired or re-hired by Ford on or after January 1, 2004, in order to reduce balance sheet volatility. For additional information, see the Pension Benefits in 2007 Table on p. 59 and Potential Payments Upon Termination or Change of Control on pp. 62-68.

A. Pre-2004 Plans

Our General Retirement Plan (“GRP”) provides a tax-qualified benefit for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and added benefits for those who make contributions. We also have two other non-qualified retirement plans for certain employees: the Supplemental Executive Retirement Plan (“SERP”) that provides a benefit calculated on a percentage of Final Average Pay (.2%-.9% depending on executive position) and service, and the Benefit Equalization Plan (“GRP-BEP”). Under the GRP-BEP, eligible employees receive benefits substantially equal to those they could have received under the GRP but were not able to because of Code limitations. Each of the Named Executives, except Mr. Mulally, is eligible for benefits under the GRP, SERP, and GRP-BEP.

Certain eligible executives who separate from employment after age 55 (age 52 if retiring under our Select Retirement Plan (“SRP”)) and prior to age 65 may be eligible for monthly benefits under our Executive Separation Allowance Plan (“ESAP”) that provides a percentage of salary, based on age and service, at time of separation until age 65. The SRP is a voluntary retirement program offered from time-to-time for select U.S. management employees. In 2006, at the Committee’s request, Semler Brossy Consulting Group, LLC and the Company jointly conducted a review of the SRP as a severance vehicle. The review compared present values of the SRP benefit with traditional severance packages, examined potential changes, and considered benefits to the Company and to executives. The Committee reviewed the report and concluded that the SRP should remain in its current form to facilitate the reduction in work force then being undertaken by the Company and to provide flexibility to accommodate any future reductions.

Benefits under SERP, SRP, ESAP, and GRP-BEP are not funded. In addition, in accordance with Code Section 409A, benefits that accrued or vested on or after January 1, 2005 under these plans may not be paid to certain key executives until at least six months following their separation from employment.

B. Post-January 1, 2004 Plan

Ford has a different tax qualified retirement plan, the Ford Retirement Plan (“FRP”), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. As mentioned above, the FRP was adopted in order to provide us with more predictable retirement benefit costs and reduced financial statement volatility. These goals are achieved through a stable contribution schedule and the transfer of financial and demographic risks from us to plan participants while still providing employees with the opportunity for adequate income in retirement. Employees who participate in this plan, including Mr. Mulally, are not eligible to participate in the GRP (with respect to future service), GRP-BEP, SERP, or ESAP.

Deferred Compensation Plan

Under our Deferred Compensation Plan, certain salaried employees may defer up to 50% of base salary and up to 100% of awards under the Incentive Bonus Plan and certain other awards. This unfunded plan provides the opportunity to save for the future while postponing payment of income taxes on the deferred compensation.

In December 2006, the Committee approved amendments to our Deferred Compensation Plan that allowed any participating active employee to change the method and/or timing to receive a distribution under the plan in accordance with existing governmental guidance under Code Section 409A. Such election had to be made on or before December 31, 2006. In addition, the amendments provide that on and after December 1, 2006, all deferrals under the plan are subject to Code Section 409A. The Committee recognized that certain key employees who left the Company expressed concern regarding access to their DCP funds as a factor in their decision to leave. Other key employees still with us also expressed this concern. The Committee recognized that retaining key employees, especially during our turn around plan, is a crucial goal and wanted to minimize employee concerns over their Deferred Compensation Plan accounts. The Committee determined that the potential cash outflow was containable within the business plan period. For more information on the Deferred Compensation Plan, including the Named Executives who made the election referred to above, see the Nonqualified Deferred Compensation in 2007 Table and related footnotes on pp. 61-62.

Perquisites and Other Benefits

We provided certain perquisites and other benefits to senior management in 2007, the most significant of which are summarized below. The Committee periodically reviews our policies on officer perquisites.

Company Aircraft:  During 2007, Mr. Mulally was required to use our aircraft for all business and personal air travel for security reasons. The family and guests of Mr. Mulally were allowed to accompany him on our aircraft. In addition, in order to ease the burden of Mr. Mulally moving to Southeast Michigan and away from his family in Seattle, Washington, the Compensation Committee clarified that his arrangement covers travel by his wife, children, and guests on Company aircraft for personal reasons without him at Company expense, at his request. Except for the Executive Chairman, no other executive is permitted to use our aircraft for personal reasons. In addition, for retention purposes the Company pays the costs, including first class commercial airfare, for personal travel for Mr. Fields to and from his home in Florida. The Company continues to provide tax relief as a result of the imputed income associated with Mr. Fields’ arrangement. We believe the cost to the Company in providing this relief is significantly outweighed by the security and retention benefits we receive.

The incremental cost for personal use of Company aircraft, including our valuation methodology for such use, is included in column (i) of the Summary Compensation Table on p. 50 and footnote 5 on pp. 51-52.

Evaluation Vehicle Program:  We maintain a program that provides our officers with the use of two Company vehicles free of charge. This program requires officers to provide written evaluations on a variety of our vehicles, providing important feedback on the design and quality of our products. Most officers must rotate their vehicle choices among our different vehicle brands based on a pre-determined schedule. Those officers whose responsibilities are focused on a particular vehicle brand are required to drive vehicles related to that brand. For the Named Executives, such cost, including related fuel, is included in column (i) of the Summary Compensation Table on p. 50.

Other Services:  For certain executive officers, including the Named Executives, we provide a home security evaluation and security system. The cost of the evaluation and system is included in column (i) of the Summary Compensation Table on p. 50. We also provide an allowance to senior managers for financial counseling services and estate planning. We pay for approximately 75% of the cost of this service up to $7,500 and it is reflected in column (i) of the Summary Compensation Table on p. 50. The safety and security (personal and financial) of our executives is critically important. We believe the benefits of providing these programs outweigh the relatively minor costs associated with them.

President and CEO Compensation

Effective September 1, 2006, we entered into an agreement with Mr. Mulally relating to his hiring as President and Chief Executive Officer. The terms of the agreement were developed to assist us in recruiting, retaining, and providing incentives for Mr. Mulally to lead the Company through its turnaround plan. We understood that significant compensation was needed to entice Mr. Mulally, a career Boeing executive, to leave the security of his former employer in order to work for a company in the midst of a multi-year turnaround plan.

Mr. Mulally’s base salary is $2,000,000 per year. Mr. Mulally also received a hiring bonus and a bonus as an offset for forfeited performance and stock option awards at his former employer (see column (d) of the Summary Compensation Table and footnote 1 on p. 50). We believe these terms were necessary, competitive, and appropriate to attract an executive of Mr. Mulally’s talent and experience to lead our turnaround efforts.

We granted Mr. Mulally 3,000,000 ten-year stock options and 1,000,000 five-year performance-based stock options upon his hire in 2006 (see columns (c) and (d) of the Outstanding Equity Awards at 2007 Fiscal Year-End Table on

p. 55 and footnotes 1 and 2 on pp. 56-57 for terms of these option grants). The Committee believed these awards align Mr. Mulally’s interests with your interests as shareholders and provide appropriate incentives to work toward achieving stock price appreciation.

We also granted Mr. Mulally 600,000 service-based Restricted Stock Units (see column (g) and footnote 3 of the Outstanding Equity Awards at 2007 Fiscal Year-End Table on pp. 55-57 for grant details and the Option Exercises and Stock Vested in 2007 Table and related footnotes on p. 58).

Further, we agreed that Mr. Mulally would receive the following 2007 incentive compensation:

Type of Compensation	Value

Performance Unit Opportunity	$6,000,000
Stock Options	$5,000,000	*
Incentive Bonus Plan Target	$3,500,000

*In February 2007, after reviewing the Company’s 2006 Company performance results and Mr. Mulally’s leadership role in progressing our turnaround efforts, the Compensation Committee decided that his March 2007 stock option grant value would be $6,000,000. (See Grants of Plan-Based Awards in 2007 Table on p. 53 and footnote 4 on p. 54.)

These arrangements are competitive and appropriately tied to Company and stock performance. They provide a powerful incentive to achieve our objectives and reward exceptional performance. In connection with these arrangements, Mr. Mulally signed a non-compete agreement under which he agreed not to directly or indirectly work for or associate with any business that competes with Ford for two years after his voluntary termination.

If we terminate Mr. Mulally’s employment for reasons other than for cause during the first five years of his employment or if there is a change in control of the Company during the first five years of his employment and he terminates his employment for good reason, he will receive certain payments and benefits. See Potential Payments Upon Termination or Change in Control — Alan Mulally on pp. 63-65. If Mr. Mulally leaves us pursuant to these arrangements, he may not work for a competitor for five years after the date of his termination. Mr. Mulally will not be entitled to any severance payment if he is terminated for cause. The Committee believes these termination provisions are reasonable. The sunset provision of five years is an appropriate length of time to compensate Mr. Mulally to leave his prior position and assume a leadership role with a company in the midst of a turnaround. The non-compete clause also protects the Company from competitive harm should Mr. Mulally separate from Ford under these conditions. In addition, under a change in control scenario, Mr. Mulally must terminate his employment for “good reason” in order to receive the termination benefits.

Mr. Mulally also was granted the option to live in temporary housing in Southeast Michigan for the first two years of employment at Company expense. The cost of this benefit is included in column (i) of the Summary Compensation Table on p. 50. He is eligible for relocation assistance pursuant to our relocation program when he relocates his household.

Tax and Other Considerations

A. Internal Revenue Code § 162(m)

Code Section 162(m) generally disallows Federal tax deductions for compensation in excess of $1 million paid to the Chief Executive Officer and the next three highest paid officers (other than the Chief Financial Officer) whose compensation is required to be reported in the Summary Compensation Table of the proxy statement (“Covered Executives”). Certain performance-based compensation is not subject to this deduction limitation. In our case, this exemption applies to certain awards under the Incentive Bonus Plan, the 1998 Plan, the 1990 Long-Term Incentive Plan, and, if you approve Proposal 4, the 2008 Plan. Specifically, 2007 awards of stock options, cash compensation paid to Covered Executives under the Incentive Bonus Plan, and Final Awards related to Performance Units and Performance Stock Rights were not subject to the deduction limit.

In contrast, service-based Restricted Stock Equivalents and restricted stock awards awarded to Covered Executives in prior years are subject to the deduction limit. Thus, the Restricted Stock Equivalents awarded to Covered Executives in 2007 for 2006 performance are subject to the deduction limit. Additionally, the cash settlement payments made under the Special 2006-2008 Senior Executive Retention Incentive Arrangement to certain Covered Executives were subject to the deduction limit. (See “Equity-Based Compensation — C. Senior Executive Retention Program” on pp. 41-42.) Also, the grant of 600,000 service-based Restricted Stock Units to Mr. Mulally in 2006 was subject to the deduction limit (see “President and CEO Compensation” on pp. 46-47). Finally, since the salaries of certain Covered Executives exceed $1 million (see Summary Compensation Table on p. 50), we cannot deduct the portion of their salaries in excess of $1 million, as well as the cost of their perquisites.

Generally, we strive to maximize the tax deductibility of our compensation arrangements. For example, the IRS recently issued guidance concerning the deductibility of performance-based compensation that may be payable without regard to the achievement of performance goals upon voluntary retirement or termination without cause or for good reason. The Committee is presently reviewing this guidance to determine the impact, if any, on the deductibility of any Covered Executive’s compensation. In the highly competitive market for talent, however, we believe the Committee needs flexibility in designing compensation that will attract and retain talented executives and provide special incentives to promote various corporate objectives. The Committee, therefore, retains discretion to award compensation that is not fully tax deductible.

B. Internal Revenue Code § 409A

Code Section 409A provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee’s income when vested, unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. All of our supplemental retirement plans, severance arrangements, and other nonqualified deferred compensation plans presently meet, or will be amended to meet, these requirements. As a result, employees will be taxed when the deferred compensation is actually paid to them. We will be entitled to a tax deduction at that time.

C. Internal Revenue Code § 280G

Code Section 280G disallows a company’s tax deduction for “excess parachute payments.” Additionally, Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. Presently, only Mr. Mulally is entitled to payments upon termination of his employment following a change in control of the Company, which may qualify as “excess parachute payments.” Accordingly, our tax deduction for any such excess parachute payments would be disallowed under Code Section 280G. Not all of the payments to which Mr. Mulally may become entitled would be excess parachute payments. None of the other Named Executives is entitled to such payments.

D. Accounting Treatment

We account for stock-based awards based on their grant date fair value, as determined under FAS 123R. The compensation cost of these awards is recognized over the award vesting period. If the award is subject to a performance condition, however, the cost will vary based on our estimate of the number of shares (or equivalents or rights) that will ultimately vest. For additional information, see footnote 2 to the Summary Compensation Table on pp. 50-51.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our annual report on Form 10-K.

Compensation Committee

Richard A. Manoogian (Chair)
Ellen R. Marram
John L. Thornton

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Richard A. Manoogian, Ellen R. Marram, and John L. Thornton, none of whom is an employee or a current or former officer of the Company.

Compensation of Executive Officers

The table below shows the before-tax compensation for 2007 for Alan Mulally, who served as President and CEO during 2007, Donat R. Leclair, who served as Executive Vice President and Chief Financial Officer, and the three most highly compensated executive officers at the end of 2007.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus(1)	Awards(2)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Alan Mulally	2007	2,000,000	4,006,154	3,718,581	7,511,634	2,993,846	—	1,440,459	21,670,674
President and Chief Executive Officer	2006	666,667	18,500,000	920,404	7,761,972	—	—	334,433	28,183,476

Donat R. Leclair	2007	1,005,633	861,538	2,214,056	4,214,496	2,138,462	1,221,332	47,610	11,703,127
Executive Vice President and Chief Financial Officer	2006	1,000,933	0	359,580	435,552	1,684,000	900,116	20,919	4,401,100

Mark Fields	2007	1,255,634	711,538	893,467	2,493,770	2,138,462	457,458	439,569	8,389,898
Executive Vice President and President — The Americas	2006	1,250,933	0	298,907	268,401	2,662,500	437,318	656,791	5,574,850

Lewis W. K. Booth	2007	868,133	526,923	1,656,442	3,314,995	1,723,077	1,845,517	329,376	10,264,463
Executive Vice President — Ford of Europe and Premier Automotive Group	2006	850,933	0	338,990	186,989	1,891,250	610,023	396,324	4,274,509

Michael E. Bannister	2007	708,700	439,231	1,347,310	2,898,497	1,710,769	1,514,273	58,967	8,677,747
Executive Vice President, CEO — Ford Motor Credit Company	2006	605,933	500,000	216,365	302,382	176,904	906,166	39,350	2,747,100

Notes

(1)The amounts shown for 2007 reflect bonus awards for 2007 performance (see “Compensation Discussion and Analysis — Annual Compensation — C. Incremental Performance Bonuses” on pp. 37-38). Mr. Mulally’s bonus for 2006 relates to his hiring as President and CEO and included $11 million to offset forfeited awards at his prior employer (see “Compensation Discussion and Analysis — President and CEO Compensation” pp. 46-47). Mr. Bannister’s bonus in 2006 relates to a retention payment.

(2)The amounts shown in columns (e) and (f) reflect the dollar amounts of compensation cost for equity-based compensation recognized for each of the Named Executives for financial statement reporting purposes for the years ended December 31, 2006 and 2007 in accordance with FAS 123R. Because some of the equity awards have vesting conditions, their costs are recognized over multiple years. Consequently, the amounts shown reflect the 2006 and 2007 FAS 123R cost of such awards made during 2007 and prior years. For Mr. Mulally, the amount includes the FAS 123R cost recognized in 2006 for a $5 million stock option grant that he received in March 2007 as part of his 2007 option grant, as required under his accession arrangement (see “Compensation Discussion and Analysis — President and CEO Compensation” pp. 46-47). The assumptions used for the 2007 calculations can be found at footnote 17 to our audited financial statements in Ford’s Annual Report on Form 10-K for the year ended December 31, 2007. The assumptions for the 2006 calculations can be found at footnote 16 to our audited financial statements in Ford’s Annual Report on Form 10-K for the year ended December 31, 2006. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions. For Named Executives who were retirement eligible at the time of the awards (Messrs. Leclair , Booth, and Bannister), the total grant date fair values of awards are recognized in our financial statements in the year of the grant. These amounts reflect the Company’s accounting for these awards and do not correspond to the actual value that may be recognized by the Named Executives.

(3)The amounts shown in column (g) reflect awards earned by certain Named Executives under the Incentive Bonus Plan for 2006 and 2007 (see “Compensation Discussion and Analysis — Annual Compensation — B. Incentive Bonuses” pp. 34-37). For 2006, in addition to the amounts awarded under the Incentive Bonus Plan, amounts shown include awards earned by the Named Executives listed below as a cash settlement of the 2006-2008 Senior Executive Retention Program (“2006-2008 Retention Program”) (see “Compensation Discussion and Analysis — Equity-Based Compensation — C. Senior Executive Retention Program” on pp. 41-42). For the Named Executives who received such awards, the amounts shown for 2006 consist of the following:

		2006-2008
	Incentive	Retention Program
Name	Bonus Plan	Settlement

Donat R. Leclair	$364,000	$1,320,000
Mark Fields	$375,000	$2,287,500
Lewis W. K. Booth	$191,250	$1,700,000

(4)The amounts shown reflect the increase in the actuarial present value of accrued pension benefits under various Company plans. For 2007, the accrued pension benefits are measured from December 31, 2006 to December 31, 2007 and for 2006 the accrued pension benefits are measured from December 31, 2005 to December 31, 2006. See the Pension Benefits in 2007 Table on p. 59 for additional information, including the present value assumptions used in these calculations. No Named Executive received preferential or above-market earnings on deferred compensation.

(5)The following table summarizes the amounts shown in Column (i) for 2007.

All Other Compensation in 2007

		Perquisites			Company
		and Other			Contributions to
		Personal	Tax	Insurance	Retirement and
		Benefits(i)	Reimbursements	Premiums(ii)	401(k) Plans(iii)	Other(iv)	Total
Name	Year	($)	($)	($)	($)	($)	($)
Alan Mulally	2007	979,137	298,346	32,976	14,625	115,375	1,440,459
Donat R. Leclair	2007	21,776	0	8,184	3,938	13,712	47,610
Mark Fields	2007	76,433	338,708	1,903	3,938	18,587	439,569
Lewis W. K. Booth	2007	256,680	0	8,577	3,938	60,181	329,376
Michael E. Bannister	2007	39,565	0	6,410	3,938	9,054	58,967

(i)For a description of perquisites relating to personal use of company aircraft, our evaluation vehicle program, and security and other services for Named Executives, see “Compensation Discussion and Analysis — Perquisites and Other Benefits” on p. 46. Other perquisites and personal benefits whose incremental cost is included in the amounts shown (unless indicated) consist of the following: personal use of Company phone cards and cell phones, personal use of car and driver service, personal use of Company season tickets to athletic events,* personal use of Company club memberships,* annual executive health exams, fuel and car washes related to the evaluation vehicles, and relocation expenses.

* Indicates no incremental cost to the Company because these benefits are primarily for business use and when the executive uses such benefit for personal use, the executive pays for any costs other than season ticket and/or annual club membership costs.

Amounts for Messrs. Mulally, Fields, and Booth include the incremental costs to the Company for providing certain perquisites and other benefits during 2007. For Mr. Mulally the amount shown includes $752,203 for personal use of Company aircraft and $109,543 for relocation costs and temporary housing. For Mr. Fields the amount shown includes $29,107 as the actual cost of first class commercial airfare for personal travel to and from his home in Florida. For Mr. Booth, the amount shown includes $199,762 for costs associated with his international service assignment, including: home leave travel; temporary housing; lodging and meals during relocation; and housing allowance and $31,258 for his use of Company evaluation vehicles.

For 2007, we valued the incremental cost of the personal use of our aircraft using a method that takes into account: (a) the variable cost per flight hour, including supplies and catering, aircraft fuel and oil expenses, maintenance, parts and external labor, engine insurance expenses, and flight crew travel expenses; (b) landing/parking/hangar storage expenses; (c) any customs, foreign permit, and similar fees; and (d) positioning flight costs. We calculate the aggregate incremental cost of relocation and temporary housing expenses as the actual cost incurred to provide these benefits. We calculate the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

(ii)Amounts shown reflect the dollar value of premiums provided by the Company for employees to purchase life insurance. In general, the Company provides employees with enough “flex dollars” under its flexible benefits menu to purchase life insurance equal in amount to 1 1/2 times an employee’s salary. An employee must purchase life insurance in an amount at least equal to 1/2 their salary with Company provided “flex dollars.” Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.

(iii)The amounts shown consist of Company matching contributions to the Named Executives’ accounts under the Company’s 401(k) plan. In addition to the matching contributions to his 401(k) account, for Mr. Mulally the amount shown reflects contributions made to his Ford Retirement Plan account (see “Compensation Discussion and Analysis — Retirement Plans” on pp. 44-45).

(iv)The amount shown for Mr. Mulally relates to Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan (see Nonqualified Deferred Compensation in 2007 Table and footnotes 1 and 2 on pp. 61-62). The amount shown for Mr. Booth relates to various payments related to his international service assignment, such as cost-of-living adjustments, language instructions and other payments associated with his international service. These benefits are generally available to any level of employee who is on an international assignment.

Grants of Plan-Based Awards in 2007

			Estimated Future Payouts Under
			Non-Equity Incentive Plan			Estimated Future Payouts Under
			Awards(1)			Equity Incentive Plan Awards(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
									All	All
									Other	Other
									Stock	Option	Exercise		Grant
									Awards:	Awards:	of Base		Date Fair
									Number	Number of	Price of	Closing	Value of
									of Shares	Securities	Option	Price on	Stock and
									of Stock	Underlying	Awards	Grant	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Date	Date	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	#	(#)(3)	($ / Sh)(4)	($ / Sh)(5)	($)(6)
Alan Mulally	3/21/2007	2/27/2007					794,701						6,309,926
	3/5/2007	2/27/2007								1,680,672	7.55	7.58	6,000,000
	3/30/2007	2/27/2007		3,500,000

Donat R. Leclair	3/21/2007	2/27/2007					114,503						909,154
	3/21/2007	2/27/2007					443,706						3,523,026
	3/5/2007	2/27/2007								1,180,531	7.55	7.58	4,214,496
	3/30/2007	2/27/2007		2,500,000

Mark Fields	3/21/2007	2/27/2007					114,503						909,154
	3/21/2007	2/27/2007					509,931						4,048,852
	3/5/2007	2/27/2007								1,320,587	7.55	7.58	4,714,496
	3/30/2007	2/27/2007		2,500,000

Lewis W. K. Booth	3/21/2007	2/27/2007					88,079						699,347
	3/21/2007	2/27/2007					350,991						2,786,869
	3/5/2007	2/27/2007								928,570	7.55	7.58	3,314,995
	3/30/2007	2/27/2007		2,000,000

Michael E. Bannister	3/21/2007	2/27/2007					52,781						419,081
	3/21/2007	2/27/2007					331,125						2,629,133
	3/5/2007	2/27/2007								811,904	7.55	7.58	2,898,497
	3/30/2007	2/27/2007		2,000,000

(1)The amounts shown in column (e) represent the target amounts payable for 2007 performance under the Incentive Bonus Plan. The material terms of awards, including a description of the formula applied in determining the amounts payable, are described in “Compensation Discussion and Analysis — Annual Compensation — B. Incentive Bonuses” at pp. 34-37. For awards made under the Incentive Bonus Plan for 2007 performance, see column (g) of the Summary Compensation Table and footnote 3 on pp. 50-51.

(2)For each of the Named Executives the amounts shown in column (h) consist of the following grants:

(i)	The first line of column (h) consists of an opportunity to earn Performance Units. The amount shown represents the target amount of the opportunity. 2007 performance was measured against the metrics and weightings discussed in “Compensation Discussion and Analysis — Equity-Based Compensation — A. Annual Performance Unit and Stock Option Grants” on pp. 39-40.

The Restricted Stock Units earned for 2007 performance have a two-year restriction period and will not pay Dividend Equivalents during the restriction period, if dividends are paid on common stock. No Dividend Equivalents were paid during the 2007 performance period for this award opportunity. Following the restriction period, shares of Ford common stock will be issued, less shares withheld for tax withholding.

(ii)	The second line of column (h) represents an opportunity to earn target amounts of Restricted Stock Units pursuant to a Senior Executive Retention Program (see “Compensation Discussion and Analysis — Equity Compensation — C. Senior Executive Retention Program” on pp. 41-42). The value of the net amount of the award opportunity was delivered 50% in stock options (see footnote 4 below) and 50% in Performance Units. The Performance Unit portion of the total opportunity shown above was divided equally among three one-year performance periods, 2007, 2008 and 2009, and was valued on the date of grant, March 21, 2007. The 2007 portion of the grant had the same metrics, targets, and weightings as the Incentive Bonus Plan for the 2007 performance period. Likewise, the metrics, targets, and weightings of the 2008 and 2009 portions of the Performance Unit grant will mirror the Incentive Bonus Plan metrics, targets, and weightings for those performance periods. From 0% to 100% of each portion of the Performance Unit grant can be earned based on performance during the respective performance period. The final awards will be in the form of Restricted Stock Units. No Dividend Equivalents will be paid during the performance period or restriction period. Final awards for the 2007, 2008, and 2009 performance periods will have a three year, two year, and one year restriction period, respectively. Following the restriction periods, shares of Ford common stock will be issued, less any shares withheld to cover tax withholding. We are disclosing the entire grant and valuing it as of March 21, 2007 even though FAS 123R could be interpreted to require that we only disclose the 2007 portion of the grant. We disclosed the entire grant in order to provide you with more complete disclosure of the enhanced grant opportunity provided to the participating Named Executives. The 2007 portion of the Restricted Stock Unit opportunity grants and related grant date values are as follows: Mr. Leclair: 147,902 ($1,174,342); Mr. Fields: 169,977 ($1,349,617); Mr. Booth: 116,997 ($928,956); and Mr. Bannister: 110,375 ($876,378). The grant date values for the 2008 and 2009 portion of the entire grant will be valued in 2008 and 2009, respectively.

(3)The amounts shown in column (k) represent 10 year stock option grants. 33% of each stock option grant vests one year after the grant date, 33% after two years, and 34% after three years. Any unexercised options expire after ten years. If a grantee retires, becomes disabled, or dies, his or her options continue to be exercisable up to the normal expiration date. In most other instances of employment termination, all options generally end upon termination of employment or are exercisable for a specified period. Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least one year from the date of the option grant.

The amount shown for Mr. Mulally represents the number of options that equate to an option grant value of $6 million, based on the Black-Sholes method of valuing options on the grant date. Mr. Mulally was entitled to a option grant value for 2007 of $5 million pursuant to his hiring agreement and, in consideration of his performance during 2006, the Compensation Committee increased the grant value of his option award to $6 million (see “Compensation Discussion and Analysis — President and CEO Compensation” on pp. 46-47).

For Messrs. Leclair, Fields, Booth and Bannister, the amounts shown consist of their annual option grants and option grants made pursuant to a Senior Executive Retention Program (see “Compensation Discussion and Analysis — Equity-Based Compensation — C. Senior Executive Retention Program” on pp. 41-42). The chart below shows the number of options related to the annual grant and the number related to the Senior Executive Retention Program:

		Senior Executive
Named Executive	Annual Grant	Retention Program

Donat R. Leclair	242,156	938,375
Mark Fields	242,156	1,078,431
Lewis W. K. Booth	186,274	742,296
Michael E. Bannister	111,624	700,280

(4)The exercise price of the options is the average of the high and low trading prices of the common stock traded on the NYSE on the effective date of the grant. (See “Compensation Discussion and Analysis — Equity-Based Compensation — D. Timing of Awards and E. Option Exercise Price Determination” on p. 42.)

(5)The prices shown in column (m) are the closing prices of common stock on the date of option grants. SEC rules require us to disclose whether the exercise price is lower than the closing price on the date of grant.

(6)The amounts shown in column (n) represent the full grant date value of each equity-based award shown in the table for each Named Executive computed under FAS 123R.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
			Number of			Number of	Value of	Unearned	of Unearned
			Securities			Shares or	Shares or	Shares, Units	Shares, Units
			Underlying			Units of	Units of	or Other	or Other
	Number of Securities		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Underlying Unexercised		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)		Options(1)	Price	Expiration	Vested(3)	Vested(4)	Vested(5)	Vested(6)
Name	Exercisable	Unexercisable	(#)	($)	Date(2)	(#)	($)	(#)	($)
Alan Mulally		1,680,672		7.55	03/04/2017	400,000	2,692,000	794,701	5,348,338
	990,000	2,010,000		8.28	08/31/2011
			1,000,000	8.28	08/31/2016

Donat R. Leclair		1,180,531		7.55	03/04/2017	17,035	114,646	723,209	4,867,197
	33,000	67,000		7.83	03/09/2016
	57,750	29,750		12.49	03/10/2015
	50,000			13.26	03/11/2014
	42,000			7.55	03/18/2013
	40,000			9.78	12/05/2012
	65,000			16.91	03/14/2012
	40,000			30.19	03/08/2011
	25,387			22.73	03/09/2010
	25,387			31.95	03/11/2009
	33,899			22.65	03/12/2008

Mark Fields		1,320,587		7.55	03/04/2017	17,035	114,646	789,434	5,312,891
	33,000	67,000		7.83	03/09/2016
	57,750	29,750		12.49	03/10/2015
	50,000			13.26	03/11/2014
	67,001			7.55	03/18/2013
	65,000			16.07	04/30/2012
	75,000			16.91	03/14/2012
	45,000			30.19	03/08/2011
	39,893			22.73	03/09/2010
	27,198			31.95	03/11/2009
	23,988			22.65	03/12/2008

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
			Number of			Number of	Value of	Unearned	of Unearned
			Securities			Shares or	Shares or	Shares, Units	Shares, Units
			Underlying			Units of	Units of	or Other	or Other
	Number of Securities		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Underlying Unexercised		Une arned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)		Options(1)	Price	Expiration	Vested(3)	Vested(4)	Vested(5)	Vested(6)
Name	Exercisable	Unexercisable	(#)	($)	Date(2)	(#)	($)	(#)	($)
Lewis W. K. Booth		928,570		7.55	03/04/2017	12,776	85,982	534,070	3,594,291
	24,750	50,250		7.83	03/09/2016
	36,300	18,700		12.49	03/10/2015
	42,500			13.26	03/11/2014
	28,141			7.55	03/18/2013
	47,000			16.91	03/14/2012
	100			24.49	06/28/2011
	33,000			30.19	03/08/2011
	36,268			22.73	03/09/2010
	25,387			31.95	03/11/2009
	33,899			22.65	03/12/2008

Michael E. Bannister		811,904		7.55	03/04/2017	11,924	80,249	453,906	3,054,787
	23,100	46,900		7.83	03/09/2016
	36,300	18,700		12.49	03/10/2015
	50,000			13.26	03/11/2014
	20,100			7.55	03/18/2013
	12,060			9.78	12/05/2012
	45,000			16.91	03/14/2012
	22,000			30.19	03/08/2011
	13,364			22.73	03/09/2010
	23,570			31.95	03/11/2009

(1)Effective September 1, 2006, the Company granted Mr. Mulally 1,000,000 five year performance-based options. The options vest based on the closing price of our common stock on the NYSE reaching certain thresholds that are maintained for a period of at least 30 consecutive trading days as follows: 250,000 options vest after our common stock closes at least $15 per share for such a period, an additional 250,000 options vest after our common stock closes at least $20 per share for such a period, an additional 250,000 options vest after our common stock closes at least $25 per share for such a period, and an additional 250,000 options vest after our common stock closes at least $30 per share for such a period.

(2)The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. In general, option grants vest 33% one year after the grant date, 33% two years after the grant date, and 34% three years after the grant date.

Option Expiration Dates	Option Vesting Dates
	33%	33%	34%
03/04/2017	03/05/2008	03/05/2009	03/05/2010

08/31/2016	09/01/2007	09/01/2008	09/01/2009

03/09/2016	03/10/2007	03/10/2008	03/10/2009

03/10/2015	03/11/2006	03/11/2007	03/11/2008

03/11/2014	03/12/2005	03/12/2006	03/12/2007

03/18/2013	03/19/2004	03/19/2005	03/19/2006

12/05/2012	12/06/2003	12/06/2004	12/06/2005

04/30/2012	05/01/2003	05/01/2004	05/01/2005

03/14/2012	03/15/2003	03/15/2004	03/15/2005

06/28/2011	06/29/2002	06/29/2003	06/29/2004

03/08/2011	03/09/2002	03/09/2003	03/09/2004

03/09/2010	03/10/2001	03/10/2002	03/10/2003

03/11/2009	03/12/2000	03/12/2001	03/12/2002

03/12/2008	03/13/1999	03/13/2000	03/13/2001

(3)The amount shown for Mr. Mulally results from a grant of 600,000 Restricted Stock Units made on September 1, 2006. 200,000 units vested on September 1, 2007, one year after the grant date, another 200,000 units will vest two years after the grant date, and the remaining 200,000 units will vest three years after the grant date. When the restrictions lapse, the units are valued based on the closing price of Ford common stock on the NYSE on the date of lapse and paid out in cash as soon as practicable thereafter. For Messrs. Leclair, Fields, Booth and Bannister, the amounts shown in column (g) represent awards of Restricted Stock Equivalents on March 5, 2007, earned for 2006 performance against established goals. The restrictions on these awards lapsed on March 5, 2008, and shares of Ford stock were issued, less shares withheld for tax withholding. No Dividend Equivalents were paid during the 2006 performance period or during the restriction period. Following the performance period, the Committee reviewed performance towards the achievement of specific goals relating to the following metrics: Company performance (60% weight), strategic direction and operational effectiveness (20% weight), leadership (10% weight), and people and culture (10% weight). The data showed that we partially met our performance goals, mostly met strategic direction and operational effectiveness goals, met leadership goals, and partially met people and culture goals. Based on its review of performance results, the Committee determined that 62% of the maximum value of the Restricted Stock Equivalents had been earned.

(4)The market value shown was determined by multiplying the number of shares shown in column (g) by the closing price of Ford common stock, $6.73, on December 31, 2007.

(5)The amount shown for Mr. Mulally consists of a grant of Performance Units granted in 2007. For Messrs. Leclair, Fields, Booth and Bannister, the amounts shown consist of a grant of Performance Units granted in 2007 and Performance Stock Rights granted in 2005 and 2006. The amounts shown assume that the target amount of each award is earned. In general, the Compensation Committee has determined the effective date of the Final Awards for such grants in March of the year following the performance period. For the Performance Unit grants, the Committee determined the effective date of the Final Awards to be March 5, 2008. See footnote 2 to the Grants of Plan-Based Awards in 2007 Table on pp. 53-54 for a description of the vesting schedule for the Performance Unit Final Awards. For Performance Stock Rights granted for the 2005-2007 performance period, the Committee awarded unrestricted shares of common stock on March 5, 2008. For Performance Stock Rights granted in 2006 for the 2006-2008 performance period, we expect any Final Awards of unrestricted shares of common stock will be granted in March 2009.

(6)The market value shown was determined by multiplying the number of shares shown in column (i) by the closing price of Ford common stock, $6.73, on December 31, 2007. The number of shares assumes that the target level of the Performance Units granted in 2007 and the Performance Stock Rights granted in 2005 and 2006 was achieved. For more information on the Final Awards for 2007 Performance Units and the Performance Stock Rights for the 2005-2007 performance period, see “Equity-Based Compensation — A. Annual Performance Unit and Stock Option Grants” and “B. Performance Stock Rights” sections, respectively, in the “Compensation Discussion and Analysis” on pp. 39-41.

Option Exercises And Stock Vested in 2007

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting(1)
Name	(#)	($)	(#)	($)
Alan Mulally(2)	—	—	200,000	1,562,000

Donat R. Leclair(3)	—	—	32,283	251,909

Mark Fields(3)	—	—	32,283	251,909

Lewis W. K. Booth(3)	—	—	22,689	176,511

Michael E. Bannister(3)	—	—	20,349	159,716

(1)The amounts shown in column (e) represent the aggregate dollar amount realized by the Named Executives upon the vesting of stock awards. We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock vested by the market value (the closing price of Ford common stock) of the underlying shares on the vesting date.

(2)For Mr. Mulally, the amount shown in column (d) consists of the lapse of restrictions for 200,000 Restricted Stock Units awarded on September 1, 2006, as part of his compensation arrangement for joining Ford (see “Compensation Discussion and Analysis — President and CEO Compensation” on pp. 46-47).

(3)For Messrs. Leclair, Fields, Booth, and Bannister the amounts shown in column (d) consist of the following: (i) lapse of restrictions and conversion to common stock of Restricted Stock Equivalents awarded on March 10, 2006 in connection with a performance-based Restricted Stock Equivalent grant for the 2005 performance period (20,583 shares of common stock each for Messrs. Leclair and Fields, 12,939 shares of common stock each for Messrs. Booth and Bannister) and (ii) Final Awards of unrestricted common stock awarded on March 5, 2007 relating to grants of Performance Stock Rights for the 2004-2006 performance period (11,700 shares of common stock each for Messrs. Leclair and Fields, 9,750 shares of common stock for Mr. Booth and 7,410 shares of common stock for Mr. Bannister).

Pension Benefits in 2007(1)

(a)	(b)	(c)	(d)	(e)
		Number of	Present Value
		Years Credited	of Accumulated	Payments During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
Alan Mulally(2)	NA	NA	NA	NA

Donat R. Leclair	GRP	32.2	626,067	0
	SERP	32.2	1,817,445	0
	GRP-BEP	32.2	2,156,456	0
	ESAP	32.2	2,692,651	0

Mark Fields	GRP	18.5	231,004	0
	SERP	18.5	709,929	0
	GRP-BEP	18.5	1,038,327	0
	ESAP	18.5	1,087,473	0

Lewis W. K. Booth	GRP	10.4	284,362	0
	SERP	10.4	3,478,884	0
	GRP-BEP	10.4	853,167	0
	ESAP	10.4	2,806,021	0

Michael E. Bannister	GRP	34.2	870,649	0
	SERP	34.2	1,394,913	0
	GRP-BEP	34.2	1,765,294	0
	ESAP	34.2	2,470,171	0

(1)The General Retirement Plan (“GRP”) provides a flat-rate benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory participation in which salaried employees contribute 1.5% of base salary up to applicable limit of the Internal Revenue Code (“Code”) — $225,000 in 2007 and $234,000 in 2008.

Contributory benefits are calculated as follows:

Contributory Benefit =

((1.5% × Final Ave. Pay) × Contributory Service Years)	+	.4% × Final Ave. Pay in excess of Breakpoint × Contributory Service Years

(maximum 35 service years)

“Final Average Pay” is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.

“Breakpoint” is 150% of Covered Compensation as of January 1 of the year of retirement.

“Covered Compensation” is the average of the Social Security wage base for the preceding 35 years for someone reaching normal retirement age.

Normal retirement is at age 65 with one or more years of credited pension service. Employees who are age 55-64 and have at least 10 years of credited pension service, or employees with 30 or more years of credited pension service who are not yet age 65, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee’s age.

The Benefit Equalization Plan (“GRP-BEP”) provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations.

The Supplemental Executive Retirement Plan (“SERP”) provides certain eligible executives with an additional monthly benefit after retirement equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (.2% to .9% depending upon position at retirement), reduced for retirement prior to age 62. To be eligible, an executive must retire with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. In addition, the SERP may provide annuities based on Company earnings, the executive’s performance, and other factors. In addition, for retirements effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include subsidiary service, the SERP provides an additional monthly benefit to equalize the total retirement benefits payable from the Company’s retirement plans to an amount that would have been payable under the GRP and GRP-BEP if the executive’s subsidiary service had been recognized as contributory service under those plans. Mr. Booth has 19.6 years of foreign subsidiary service and qualifies for a SERP Parity Benefit. For 2006, this monthly benefit was estimated to be $9,107; for 2007, it is estimated to be $14,584. These SERP benefits are included in the amounts shown in column (d).

The Executive Separation Allowance Plan (“ESAP”) provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate employment after age 55 and prior to age 65. Benefits are payable (in lieu of GRP benefits) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service equal to 1% per year of service (but not less than 15%) plus 1/2% for each month that age at separation exceeds 55 (maximum of 30%).

To achieve several business goals, offers were made in 2006 under the Select Retirement Plan (“SRP”), a voluntary retirement program offered from time-to-time for select U.S. management employees. To be eligible, selected employees generally had to be at least age 52 with 10 or more years of service. Since this is a program that is offered at the Company’s discretion, it is not included in the Pension Benefits Table above.

The following assumptions are used in calculating the present value of the accumulated benefit:

•	The assumed retirement age is the greater of (i) current age or (ii) age 65 for the GRP and GRP-BEP; age 62 for the SERP; and age 55 for the ESAP. Current age is measured as of December 31, 2007;

•	Current compensation is used for purposes of the benefit calculations; and

•	Present Value of Accumulated Benefit (column d) is calculated assuming a single life annuity, the mortality table of RP-2000 projected to 2015, and a discount rate of 6.25% as of 12/31/07.

The present values include amounts relating to employee contributions.

Mr Booth has 19.6 years of credited pension service under a Ford Motor Company of Britain pension plan. At present, he would be entitled to an annual benefit from that plan of $114,439 (GBP 58,195).

(2)Mr. Mulally does not participate in the GRP, SERP, GRP-BEP, or ESAP. Ford has a different tax qualified retirement plan, the Ford Retirement Plan (“FRP”), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2007 Table below.

Nonqualified Deferred Compensation in 2007(1)

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
	Fiscal Year	Fiscal Year(2)	Fiscal Year(3)	Distributions(4)	Year-End(5)
Name	($)	($)	($)	($)	($)
Alan Mulally	—	115,375	1,770	—	150,374
Donat R. Leclair	—	13,712	6,178	840,737	39,616
Mark Fields	—	18,087	(13,125)	648,622	36,997
Lewis W. K. Booth	—	11,462	(27,497)	—	236,337
Michael E. Bannister	—	9,054	1,957	73,411	21,327

(1)There are three nonqualified deferred compensation plans represented in the above table: (i) the deferred compensation plan (“DCP”); (ii) the benefit equalization plan that relates to the Savings and Stock Investment Plan (“SSIP-BEP”); and (iii) the benefit equalization plan that relates to the Ford Retirement Plan (“FRP-BEP”). All of these plans are unfunded. Notional amounts are credited by book entry to the participant’s account. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participant’s account. These are considered notional investments. The performance of an individual’s investment option(s) tracks the notional value as if an actual investment was made in such option(s).

For the DCP and the SSIP-BEP, investment options include life stage funds; passively and actively managed domestic and international equity funds; fixed income funds; a Company common stock fund; a stable value fund; and a money market fund. Participants may change their investment elections at any time. The FRP-BEP offers a subset of these investment measurement options, which does not include a Company common stock fund. Distribution of account balances from these non-qualified plans may be delayed for six months due to recent tax changes.

Under the DCP, certain employees, including the Named Executives, may defer up to 100% of awards under the Incentive Bonus Plan (or other similar plan). New hires may also defer any new hire payments payable in cash. Additionally, such employees may defer up to 50% of their base salary under the DCP. Mr. Booth is the only Named Executive to have a balance in the DCP at December 31, 2007. Deferral elections are made by eligible employees in June of each year for amounts to be earned or awarded (with regard to the Incentive Bonus Plan) in the following year. At the time of deferral, participants also elect when distribution of such deferrals will be made in future years. Employees may elect a lump sum payment while still employed or distribution after separation from employment in either a lump sum or annual installments over a number of years up to ten.

The SSIP-BEP sub-account preserves benefits that are substantially equal to any Company matching contributions that would have been provided under the SSIP but limited due to Code limitations. The FRP-BEP sub-account provides notional credits equivalent to Company contributions to employees’ FRP accounts due to Code limitations. The FRP is a tax qualified, defined contribution profit sharing plan for employees hired or rehired beginning January 1, 2004. The Company makes scheduled contributions to a participant’s FRP account calculated as a percentage of base salary based on an employee’s age. Initial notional credits to both the SSIP-BEP and FRP-BEP sub-

accounts are allocated to each sub-account’s default investment option. Thereafter, participants may transfer the credits to any other investment option available under the respective plans and also elect how any future notional credits are allocated. Vested account balances of both the SSIP-BEP and the FRP-BEP sub-accounts are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under these sub-accounts three years from their original date of hire with Ford. The following Named Executives participate in the SSIP-BEP: Messrs. Leclair, Fields, Booth, and Bannister. Mr. Mulally is the only Named Executive that participates in the FRP-BEP.

(2)The amounts shown in column (c) for the Named Executives are reflected in column (i) of the Summary Compensation Table on p. 50. For Mr. Mulally, the amount shown reflects credits made to his FRP-BEP and SSIP-BEP accounts. For Messrs. Leclair, Fields, Booth and Bannister, the amounts shown reflect credits made to their respective SSIP-BEP accounts.

(3)None of the amounts shown in column (d) are reflected in the Summary Compensation Table. These earnings are not considered above-market or preferential.

(4)In December 2006, employee participants in the DCP were allowed to change the method and/or timing to receive a distribution under the plan (see “Compensation Discussion and Analysis — Deferred Compensation Plan” on pp. 45-46). Messrs. Leclair, Fields, and Bannister chose to receive distributions from the DCP accounts during 2007. The amounts of the withdrawals are shown in column (e).

(5)The following amounts were reported in the Summary Compensation Table in prior years (or would have been so reported had the person named been a Named Executive in prior years): Mr. Mulally: $32,633; Mr. Leclair: $39,616; Mr. Fields: $36,997; Mr. Booth: $203,207; and Mr. Bannister: $21,327.

Potential Payments Upon Termination or Change in Control

We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to retirement under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2007 Table and related footnotes on pp. 59-61. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2007 Table and related footnotes on pp. 61-62.

With respect to Mr. Mulally, we entered into an agreement whereby if Mr. Mulally’s employment is terminated for reasons other than for cause during the first five years of his employment or if there is a change in control of the Company during the first five years of his employment and he terminates his employment for good reason, we will provide certain compensation and benefits. We do not have any other formal agreements with any other Named Executive regarding acceleration or provision of benefits related to termination of employment; however, those Named Executives may be entitled to certain compensation and benefits under our plans. Any post-termination arrangements for Named Executives are discussed below.

The following tables for the Named Executives assume that the relevant triggering event occurred on December 31, 2007. Unless otherwise noted, the fair market values of stock-based compensation (e.g., restricted stock, Restricted

Stock Equivalents, Restricted Stock Units, etc.) were calculated using the closing price of Ford common stock on the NYSE on December 31, 2007. FAS 123R total grant date values were used for valuing stock options.

Alan Mulally

						Involuntary or
		Early		Involuntary Not		Good Reason
	Voluntary	Retirement	Normal	for Cause	For Cause	Termination	Death or
Benefits and	Termination	(Rule of 65)	Retirement	Termination	Termination	(CIC)	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)	($)
Compensation:
Salary ($2 million)	0	0	0	4,000,000(1)	0	4,000,000(1)	0

Incentive Bonus Plan (175% of Salary)	0	0	0	7,000,000(2)	0	7,000,000(2)	2,993,846(3)

Restricted Stock Units	0	0	0	2,692,000(4)	0	2,692,000(4)	0

Performance Units	0	0	0	4,813,498(5)	0	4,813,498(5)	4,813,498(5)

Stock Options Unvested and Accelerated	0	0	0	8,060,100(6)	0	8,060,100(6)	0

Benefits and Perquisites:

Life Insurance Proceeds	0	0	0	0	0	0	6,000,000

Office and Administrative Support	0	0	0	0	0	0	0

Car and Driver	0	0	0	0	0	0	0

Evaluation Vehicles	0	0	0	0	0	0	0

Total:	0	0	0	26,565,598	0	26,565,598	13,807,344

(1)Pursuant to Mr. Mulally’s employment agreement, if a relevant triggering event occurs, we will pay Mr. Mulally two times his annual base salary.

(2)Pursuant to Mr. Mulally’s employment agreement, if a relevant triggering event occurs, we will pay Mr. Mulally two times his targeted bonus. We agreed that for 2007, Mr. Mulally’s target bonus would be 175% of his base salary.

(3)The amount related to the Incentive Bonus Plan is the amount actually received and paid on March 13, 2008, and reflected in column (g) of the Summary Compensation Table on p. 50 since the performance period ended on December 31, 2007.

(4)Pursuant to Mr. Mulally’s employment agreement, if a relevant triggering event occurs, we will remove the remaining vesting requirements on his initial grant of 600,000 Restricted Stock Units, which equaled 400,000 Restricted Stock Units at December 31, 2007.

(5)The performance period for the 2007 Performance Unit opportunity ended on December 31, 2007 (see column (h) of Grants of Plan-Based Awards in 2007 Table and footnote 2 on pp. 53-54). Consequently, the amounts shown reflect the Final Awards of Restricted Stock Units awarded on March 5, 2008, valued at December 31, 2007.

(6)Pursuant to Mr. Mulally’s employment agreement, if a relevant triggering event occurs, we will remove remaining vesting requirements for his initial stock option grant of 3,000,000 options. As of December 31, 2007, 2,010,000 options remain unvested.

Under the agreement between Mr. Mulally and the Company relative to the benefits summarized in the table above, the terms below are defined as follows:

“For Cause” termination means: (a) any act of dishonesty or knowing or willful breach of fiduciary duty on Mr. Mulally’s part that is intended to result in his personal enrichment or gain at the expense of the Company; or (b) the commission of a felony involving moral turpitude or unlawful, dishonest or unethical conduct that a reasonable person would consider damaging to the reputation or image of Ford; or (c) any material violation of the published standards of conduct applicable to officers or executives of Ford that warrants termination; or (d) insubordination or refusal to perform assigned duties or to comply with the lawful directions of his supervisors; or (e) any deliberate, willful or intentional act that causes substantial harm, loss, or injury to Ford.

“Change in Control” means:

(a)	The direct or indirect acquisition by any person of beneficial ownership, through a purchase, merger, or other acquisition transaction or series of transactions occurring within a 24 month period, of securities of the Company entitling such person to exercise 50% or more of the combined voting power of the Company’s securities;

(b)	The transfer, whether by sale, merger or otherwise, in a single transaction or in a series of transactions occurring within a 12 month period, of all or substantially all of the business and assets of the Company in existence as of the date of this Agreement to any person; or

(c)	The adoption of a plan of liquidation or dissolution of the Company.

“Good Reason” means the occurrence, without Mr. Mulally’s express written consent, of any of the following events during the Protected Period (which is the two year period beginning as of the date of a Change in Control):

(a)	Subject to the provision regarding duplication of payments below, a reduction of Mr. Mulally’s base salary in effect immediately prior to a Change in Control or of such higher base salary as may have been in effect at any time during the Protected Period, except in connection with the termination of his employment For Cause or on account of long-term disability or death;

(b)	Subject to the provision regarding duplication of payments below, the failure to pay Mr. Mulally any portion of his aggregate compensation including, without limitation, annual bonus, long-term incentive, and any portion of his compensation deferred under any plan, agreement, or arrangement that is payable or has accrued prior to a Change in Control, within thirty days of the date payment of any such compensation is due;

(c)	The failure to afford Mr. Mulally annual bonus and long-term cash incentive compensation target opportunities at a level which, in the aggregate, is at least equal to 80% of the aggregate level of annual bonus and long-term cash incentive compensation target opportunities made available to him immediately prior to the Change in Control, except in connection with the termination of his employment For Cause or on account of long-term disability or death; or

(d)	Notwithstanding any other provision of the agreement between Mr. Mulally and the Company, Mr. Mulally shall have the right to terminate his employment, with such termination being deemed as if a termination for Good Reason during the Protected Period, if any successor to the Company does not assume these obligations upon a Change in Control.

If, upon termination of his employment, Mr. Mulally is entitled to a payment or benefit under an agreement or Company plan, he is not entitled to any duplicative payment or benefit under the agreement with the Company, but may only receive the greater of such payment or benefit, determined on an item by item basis. Additionally, if Mr. Mulally leaves Ford and accepts the severance payments described above, he may not join a competitor for five years after the date of his employment termination. He also will be required to sign an acceptable general release and agreement not to engage in inimical conduct towards the Company.

Donat R. Leclair

				Involuntary
		Early		Not
	Voluntary	Retirement	Normal	for Cause	For Cause	Death or
Benefits and	Termination	(Rule of 65)	Retirement	Termination	Termination	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Compensation:

Incentive Bonus Plan(1)	0	2,138,462	2,138,462	0	0	2,138,462

Performance Units(2)	0	1,589,377	1,589,377	0	0	1,589,377

Restricted Stock Equivalents(3)	0	114,646	114,646	0	0	114,646

Performance Stock Rights(4)

2005-2007 performance period	0	228,652	228,652	0	0	228,652

2006-2008 performance period	0	60,570-	60,570-			60,570-
		605,700-	605,700-			605,700-
		908,550	908,550	0	0	908,550

Benefits and Perquisites:(5)

Evaluation Vehicles	0	5,941	5,941	0	0	0
Life Insurance Proceeds	0	0	0	0	0	3,150,000

Total:(6)	0	4,137,648-	4,137,648-	0	0	7,281,707-
		4,682,778-	4,682,778-			7,826,837-
		4,985,628	4,985,628			8,129,687

Mark Fields

				Involuntary
		Early		Not
	Voluntary	Retirement	Normal	for Cause	For Cause	Death or
Benefits and	Termination	(Rule of 65)	Retirement	Termination	Termination	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Compensation:

Incentive Bonus Plan(1)	0	2,138,462	2,138,462	0	0	2,138,462

Performance Units(2)	0	1,742,242	1,742,242	0	0	1,742,242

Restricted Stock Equivalents(3)	0	114,646	114,646	0	0	114,646

Performance Stock Rights(4)

2005-2007 performance period	0	228,652	228,652	0	0	228,652

2006-2008 performance period	0	60,570-	60,570-	0	0	60,570-
		605,700-	605,700-			605,700-
		908,550	908,550			908,550

Benefits and Perquisites:(5)

Evaluation Vehicles	0	13,262	13,262	0	0	0

Life Insurance Proceeds	0	0	0	0	0	3,900,000

Total:(6)	0	4,297,834-	4,297,834-	0	0	8,184,572-
		4,842,964-	4,842,964-			8,729,702-
		5,145,814	5,145,814			9,032,552

Lewis W. K. Booth

				Involuntary
		Early		Not
	Voluntary	Retirement	Normal	for Cause	For Cause	Death or
Benefits and	Termination	(Rule of 65)	Retirement	Termination	Termination	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Compensation:

Incentive Bonus Plan(1)	0	1,723,077	1,723,077	0	0	1,723,077

Performance Units(2)	0	1,283,546	1,283,546	0	0	1,283,546

Restricted Stock Equivalents(3)	0	85,982	85,982	0	0	85,982

Performance Stock Rights(4)

2005-2007 performance period	0	106,704	106,704	0	0	106,704

2006-2008 performance period	0	40,380-	40,380-	0	0	40,380-
		403,800-	403,800-			403,800-
		605,700	605,700			605,700

Benefits and Perquisites:(5)

Evaluation Vehicles	0	31,258	31,258	0	0	0

Life Insurance Proceeds	0	0	0	0	0	3,150,000

Total:(6)	0	3,270,947-	3,270,947-	0	0	6,389,689-
		3,634,367-	3,634,367-			6,753,109-
		3,836,267	3,836,267			6,955,009

Michael E. Bannister

				Involuntary
		Early		Not
	Voluntary	Retirement	Normal	for Cause	For Cause	Death or
Benefits and	Termination	(Rule of 65)	Retirement	Termination	Termination	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Compensation:

Incentive Bonus Plan(1)	0	1,710,769	1,710,769	0	0	1,710,769

Performance Units(2)	0	988,233	988,233	0	0	988,233

Restricted Stock Equivalents(3)	0	80,249	80,249	0	0	80,249

Performance Stock Rights(4)

2005-2007 performance period	0	106,704	106,704	0	0	106,704

2006-2008 performance period	0	23,555-	23,555-	0	0	23,555-
		235,550-	235,550-			235,550-
		353,325	353,325			353,325

Benefits and Perquisites:(5)

Evaluation Vehicles	0	23,222	23,222	0	0	0

Life Insurance Proceeds	0	0	0	0	0	2,555,000

Total:(6)	0	2,932,732-	2,932,732-	0	0	5,464,510-
		3,144,727-	3,144,727-			5,676,505-
		3,262,502	3,262,502			5,794,280

(1)The amount related to the Incentive Bonus Plan is the amount actually received and paid on March 13, 2008, and reflected in column (g) of the Summary Compensation Table on p. 50 since the performance period ended on December 31, 2007.

(2)The performance period for the 2007 Performance Unit opportunity ended on December 31, 2007 (see column (h) of Grants of Plan-Based Awards in 2007 Table and footnote 2 on pp. 53-54). Consequently, the amounts shown reflect the Final Awards of Restricted Stock Units awarded on March 5, 2008, valued at December 31, 2007.

(3)At December 31, 2007, each of the following Named Executives had unvested Restricted Stock Equivalents awarded for 2006 performance as follows: Messrs. Leclair and Fields: 17,035 each; Mr. Booth: 12,776; and Mr. Bannister: 11,924. The amounts shown indicate the fair market value of the unvested Restricted Stock Equivalents as of December 31, 2007. The restrictions on these Restricted Stock Equivalents lapsed and they were converted to shares of common stock on March 5, 2008.

(4)The performance period for the 2005-2007 Performance Stock Rights ended on December 31, 2007. Consequently, the amounts shown reflect the actual Final Awards of common stock awarded on March 5, 2008, valued at December 31, 2007. The amounts shown as Final Awards for Performance Stock Rights for the 2006-2008 performance period represent a range of what those amounts could be based on the threshold, target, and maximum levels being achieved and are valued as of December 31, 2007. For the 2006-2008 performance period the threshold, target, and maximum levels for such Performance Stock Rights for Messrs. Leclair and Fields are 9,000, 90,000, and 135,000; for Mr. Booth the threshold, target, and maximum levels for the 2006-2008 performance period are 6,000, 60,000, and 90,000; and for Mr. Bannister the threshold, target, and maximum levels for the 2006-2008 performance period are 3,500, 35,000, and 52,500. It is anticipated that any Final Awards for Performance Stock Rights will be determined by the Compensation Committee in February or March of the year following the performance period. The data shown assume that the Final Awards would not be pro-rated. In general, the Committee will pro-rate the awards for the full months worked in the performance period.

(5)The amounts shown for evaluation vehicles reflect the annual cost of providing vehicles for 2007 under the Evaluation Vehicle Program for each executive. See footnote 5 to the Summary Compensation Table on pp. 51-52.

(6)The amounts shown for each of the executives includes a range of possible award amounts for Performance Stock Rights, assuming a threshold, target, and maximum payout is achieved.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans, including the Long-Term Incentive Plans.

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to be		Equity Compensation
	Issued Upon Exercise of	Weighted-Average Exercise	Plans (Excluding
	Outstanding Options,	Price of Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights($)	Column (a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	270,608,438 (2)	17.37 (3)	151,366,602

Equity compensation plans not approved by security holders	0 (4)	0 (4)	0

Total	270,608,438	17.37	151,366,602

(1)The number of securities remaining available for future issuance under the 1998 Plan is based on a formula. The 1998 Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, Performance Stock Rights, Performance Units, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 1998 Plan. As of December 31, 2007, the total number of issued shares of common stock was 2,109,152,760 shares and 2% of such number is 42,183,055. 3% of such number is 63,274,582. Additionally, any unused portion of the 2% Limit for any year may be carried forward and used in later years. For 2008, 88,092,020 shares are available for use as carry over from the unused portion of the 2% Limit from prior years, including the unexercised or undistributed portion of any terminated, expired or forfeited Plan Awards. The Company cannot grant additional awards under the 1990 Long-Term Incentive Plan.

Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents.

On March 5, 2008, 2,974,579 Restricted Stock Units were granted to certain executives as part of a performance-based long-term incentive program for 2007 performance. Additionally, 709,078 shares of unrestricted common stock were issued to certain executives and former executives on March 5, 2008 as Final Awards for the 2005-2007 performance period under the 1998 Plan. In addition, pursuant to a contract with a consultant, an aggregate amount of $125,000 per quarter is to be paid in restricted stock under the 1998 Plan. It is not possible to determine the number of these shares to be issued since it depends on the fair market value of common stock at the time of issuance.

(2)This number includes the following:

(i) Long-Term Incentive Plans

244,883,581 shares subject to options; 14,519,632 shares covered by Restricted Stock Equivalents and Restricted Stock Units; 5,581,545 shares representing the maximum number of shares covered by Performance Units that may be earned pursuant to rights granted, assuming the maximum payout level is achieved; and 5,575,650 shares representing the maximum number of shares that may be issued pursuant to Performance Stock Rights, assuming the maximum payout level is achieved; and

(ii) Deferred Compensation Plan

48,030 shares, which is the approximate number of shares to be issued.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

(3)This is the weighted-average exercise price of 244,883,581 options outstanding under the Long-Term Incentive Plans.

(4)As a result of the merger of The Hertz Corporation into Ford FSG II, Inc., an indirect wholly-owned subsidiary of Ford, 2,444,631 outstanding Ford options resulted from a conversion of Hertz options to Ford options that are governed by the terms of the Hertz Long-Term Equity Compensation Plan (the “Hertz Plan”). The weighted-average exercise price of these options is $36.91. The former Hertz shareholders approved the Hertz Plan. No future awards may be granted under the Hertz Plan.

Proposals Requiring Your Vote

In addition to voting for directors, the following ten proposals may be voted on at the meeting. Ford will present Proposal 2, Proposal 3 and Proposal 4, and we expect the remaining seven to be presented by shareholders. In accordance with SEC rules, the text of each of the shareholder proposals is printed exactly as it was submitted.

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to approve each proposal. The votes will be computed for each share as described on p. 2.

When providing your proxy, whether by telephone, the Internet, or by mail, you will be able to designate whether your shares are voted for, against, or to abstain from each of the proposals. Instructions for voting for directors can be found on p. 3.

PROPOSAL 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm to audit Ford’s books of account and other corporate records. You must approve the Audit Committee’s selection for 2008.

The Audit Committee selected PricewaterhouseCoopers LLP to audit Ford’s books of account and other corporate records for 2008. PricewaterhouseCoopers LLP is well qualified to audit Ford’s books of account and other corporate records. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

Amounts paid by the Company to PricewaterhouseCoopers LLP for audit and non-audit services rendered in 2007 are disclosed in the Audit Committee Report (see pp. 13-14).

Ford management will present the following resolution to the meeting:

“RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the books of account and other corporate records of the Company, and to review the adequacy and effectiveness of the Company’s internal controls over financial reporting, for 2008 is ratified.”

The Board of Directors recommends a Vote “for” Proposal 2.

PROPOSAL 3

Approval of Terms of Annual Incentive Compensation Plan

We seek your approval of the terms of the Company’s Annual Incentive Compensation Plan. The Company adopted the Plan in 1998. At the 1998 Annual Meeting of Shareholders, you approved the terms under which annual incentive awards could be granted to Named Executives under the Plan. Your approval of the key terms of the Plan permits the Company to deduct, for federal income tax purposes, certain compensation over $1 million paid to certain Named Executives under the Plan. The terms of the goals for the awards must be re-approved by you every five years in order to permit the Company to continue to deduct for tax purposes annual incentive awards paid to Named Executives under the Plan. Accordingly, at the 2003 Annual Meeting of Shareholders, you re-approved the terms of the Plan. We now are asking you to re-approve the terms of the Plan, including the same terms of performance goals that you approved in 1998 and 2003.

The following description is subject to the terms of the Annual Incentive Compensation Plan. The text of the Plan is shown in Appendix I.

Summary of Annual Incentive Compensation Plan

Criteria for Granting Awards

The Annual Incentive Compensation Plan provides for annual cash awards to participants based on achievement of specific performance goals relating to a specific year.

The goals for any award may be based on one or more of the Performance Criteria defined in paragraph (o) of Section 2 of the Plan (see Appendix I). For example, awards could be based on performance against quality and customer satisfaction, various financial measures, productivity, or any other factor set forth in the Plan. For 2008, the Compensation Committee determined that for most participants the criteria for awards would be based on total Company pre-tax profits, relevant business unit pre-tax profits, relevant business unit cost performance, total automotive operating cash flow, relevant business unit market shares, and relevant business unit quality metrics. For participants whose duties are more of a global nature, the Compensation Committee determined that the criteria for 2008 performance would be total pre-tax profits, total Automotive operating cash flow, total cost performance, total market share, and a weighted average of all business unit quality metrics.

Eligibility

The Compensation Committee of the Board of Directors selects officers to participate in the Plan. The Annual Incentive Compensation Committee appointed by the Compensation Committee selects other salaried employees to participate. Beginning in 2008, about 35,200 employees annually participate in the Plan, including about 40 officers. The Compensation Committee approved an amendment to the definition of “Employee” under the Plan. Previously, an “Employee” was defined as an employee in Leadership Levels 1 through 5. The Committee deleted the reference to Leadership Levels 1 through 5 so that all salary employees may be considered “Employees” under the Plan (see Section 2(i) of Appendix I).

Expenses

The Company and participating subsidiaries pay the expenses of the Plan.

Awards to Participants

For awards to participants, including Named Executives, the Compensation Committee selects the performance criteria and establishes the related goals to be used to measure performance. Within 90 days of the beginning of a performance period, the Committee also establishes the formula for determining the amount of the award that is earned by each individual and identifies any minimum performance levels below which no award will be paid.

Awards may be less than or greater than 100% of the target award. For the 2008 performance period, awards may range from 0% to 200% of the target award depending upon performance.

There is a limit on the amount of compensation that may be awarded to any of the Named Executives for any year under the Plan. The annual limit for any year is $10,000,000. The Compensation Committee, in its discretion, may make individual awards to Named Executives that are less than the annual limit. In order to avoid adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended, and rules adopted thereunder, we amended the Plan in order to ensure certain awards are in compliance with these requirements. (See Appendix I.) See column (g) of the Summary Compensation Table on p. 50 for awards granted to the Named Executives for 2007 performance under the Plan.

Conditions

The Plan has certain conditions which must be met prior to the distribution of any award in order for a participant to receive an award following termination of employment. These conditions include continuing employment with the

Company or a subsidiary or, if termination was for a reason other than death, being available to consult and supply information to the Company. In addition, the participant must refrain from competitive activity, unless the Company approves the activity. A participant also may forfeit an award, including deferred amounts, for conduct contrary to the best interests of the Company.

Amendment or Termination of Plan

The Compensation Committee may terminate or amend the Plan at any time as long as it does not adversely affect awards previously made under the Plan.

Stockholder Approval Condition

The Compensation Committee established target award amounts under the Plan for officers, including Named Executives, and the Annual Incentive Compensation Committee established target award amounts for other employees for the 2008 performance period. These awards are subject to your approval of this proposal. The amount of the awards which ultimately may be payable for 2008 performance cannot be determined at this time. However, no award for 2008 to any Named Executive will exceed the annual limit.

If you approve this proposal, the terms of the Plan will continue for awards to Named Executives and other employees for 2008 and future years.

If you do not approve this Proposal 3, no bonus awards will be made for 2008 and future years under the Plan.

Resolution

Ford management will present the following resolution to the meeting:

“RESOLVED, That the terms of the Company’s Annual Incentive Compensation Plan, as described in Proposal 3 of the Proxy Statement and shown in Appendix I thereto, are approved.”

The Board of Directors recommends a Vote “for” Proposal 3.

PROPOSAL 4

Approval of 2008 Long-Term Incentive Plan

We seek your approval of the 2008 Plan. Our current long-term incentive plan, the 1998 Plan, terminates on May 1, 2008. The Board of Directors approved the 2008 Plan at its February 14 meeting and the 2008 Plan was effective on March 1, 2008. The text of the 2008 Plan is shown in Appendix II.

We believe it is important that a part of our management employees’ compensation be equity-based. Under the proposed 2008 Plan, we can grant stock options, Performance Units, and Other Stock-Based Awards (defined below). By granting these awards, we can tailor our equity-based compensation to achieve various objectives, such as:

•	align employees’ interests with shareholders’ interests;

•	provide employee incentives focused on the achievement of key business objectives;

•	reward employees for performance and tie the value of that reward to future performance;

•	retain key employees and attract new talent to the Company; and

•	provide competitive and cost-effective compensation.

We believe the 2008 Plan provides us with the opportunity to achieve these and other business objectives. For example, part of the cost-effective nature of the 2008 Plan is the ability to deduct for federal income tax purposes certain compensation over $1 million paid to certain executives. Your approval of the key terms of the Performance Units and options permits the Company to take advantage of this deduction. The terms of the goals for Performance

Units must be approved by you in order to permit the Company to continue to deduct for tax purposes Final Awards paid to Named Executives under the 2008 Plan. As a result, we are asking you to approve the 2008 Plan.

We believe the Company’s best interests will be served by your approval of the 2008 Plan so that we may continue to grant stock options and Performance Units to officers and other key salaried employees. In addition, we believe that our continued ability to grant Other Stock-Based Awards (defined below) is essential to provide us with flexibility to adapt the compensation of employees to new circumstances, such as changing business conditions, market fluctuations, significant developments, and other matters.

The following description is subject to the provisions of the 2008 Plan.

Summary of 2008 Long-Term Incentive Plan

Under the 2008 Plan, awards of shares of common stock, options to purchase common stock and various other rights relating to common stock (collectively, “Plan Awards”) may be granted to officers and certain other salaried employees. In general, payouts for officers under the 2008 Plan, whether in shares of stock or cash, will be based on performance over a specified term. Prior to payment of any Plan Award that is payable in common stock, the Compensation Committee may decide to pay all or part of the Plan Award in cash of equal value.

Under the 2008 Plan, Plan Awards may be granted from March 1, 2008 through May 1, 2018. It is expected that grants of options and Performance Units will be made on an annual basis.

Limit on Plan Awards

The 2008 Plan provides that the maximum number of shares of common stock that may be available for the granting of Plan Awards each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit, as adjusted under the 2008 Plan, is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years. The 2% Limit, as increased or adjusted under the 2008 Plan, is called the Overall Limit. As of December 31, 2007, the total number of issued shares of common stock was 2,109,152,760 shares and 2% of such number is 42,183,055 shares.

Any unused portion of the 2% Limit for any year may be carried forward and used in later years. However, any unused portion of the 2% Limit carried over from any prior year cannot be granted to any of the Named Executives in any later year. Shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award also are available for future Plan Awards. Unused, terminated, expired, or forfeited shares from one plan (e.g., the 1998 Plan) cannot be carried forward to another plan (e.g., the 2008 Plan) and, therefore, the 2008 Plan begins with no carry forward shares.

In the event of a merger, consolidation, reorganization, stock split, stock dividend or any other event affecting the Company’s common stock, the total number of shares available for Plan Awards and the number of shares covered by outstanding Plan Awards will be appropriately adjusted as determined by the Compensation Committee.

On March 25, 2008, the fair market value of common stock (based on the closing price of our common stock on the New York Stock Exchange) was $6.00 a share.

Conditions

Outstanding awards under the 2008 Plan will be forfeited if a participant terminates his or her employment and fails to consult with the Company upon request or engages in competitive activity, unless the Company approved the activity, or if it is determined that the participant engaged in conduct contrary to the best interests of the Company.

Expenses

All expenses of the 2008 Plan are paid for by the Company and its participating subsidiaries.

Amendment or Termination of Plan

The 2008 Plan provides that:

•	the Board of Directors, upon recommendation of the Compensation Committee, may terminate, amend or modify the 2008 Plan; and

•	the Committee may amend or modify the 2008 Plan, except that neither the Board nor the Committee may take certain actions specified in the 2008 Plan without shareholder approval (such as increasing the total number of shares that may be granted under the 2008 Plan or extending the term of the 2008 Plan).

Performance-Based Restricted Stock Units (“Performance Units”)

Eligibility

The Compensation Committee may grant Performance Units to officers and other key salaried employees. The Committee also may delegate to a committee of either directors or Company officers, as consistent with Delaware law, the determination of the amount of individual grants for employees who are not officers of the Company, within limitations prescribed by the Committee. We expect about 40 officers annually will be eligible to receive Performance Units under the 2008 Plan. At this time, it is not expected that Performance Units will be granted to employees below the officer level.

Terms of Performance Units and Distribution of Final Award

A Performance Unit is the right to receive up to the number of shares of common stock described therein, if specific business objectives are met.

The Compensation Committee determines the performance period for a Performance Unit. At this time, we expect grants of Performance Units to be made annually and have a one-year performance period.

After the end of the related performance period, the Committee may determine to award shares of stock or Restricted Stock Units that will be restricted from sale or other disposition for a period determined by the Committee. At this time, we expect that Final Awards will be made in Restricted Stock Units with a two-year restriction period.

Shares of common stock representing any Final Award generally will be distributed to the participant free of all restrictions on the earlier of: (1) the expiration of any related restriction period for a Final Award settled in restricted stock or, in the case of a Final Award settled in Restricted Stock Units, the expiration of the related restriction period and conversion to shares of common stock, or (2) the acceleration of distribution of the Final Award by the Committee.

Target Award and Performance Threshold

Within 90 days of the beginning of a performance period, the Committee will decide the targeted performance level at which a target award may be earned. The Committee decides the target award based on the employee’s level of responsibility and other factors. The target award, designated as a number of shares, is based on achieving 100% of the performance goals established by the Committee for the performance period. The Committee also will decide any minimum performance level below which no stock award would be paid and a maximum above which no additional stock award would be paid.

Performance Criteria

The performance goals for a Performance Unit granted to a Named Executive may be based on one or more of the Performance Criteria defined in paragraph (b) of Article 4 of the 2008 Plan. (See Appendix II.) For Performance

Units covering the 2008 performance period, the Compensation Committee determined that the criteria will reflect 2008 Incentive Bonus Plan objectives (see Proposal 3 — Criteria for Granting Awards on pp. 71-72).

Formula

The Committee also decides the formula to apply against the performance goals in deciding the percentage of the target award that is earned. Under the 2008 Plan, this amount may not exceed 200% of the target award, as adjusted under the Plan. For the 2008 Performance Unit grants, the Committee decided that the formula would not exceed 100% of the target awards. (The 2008 Performance Unit grants were made under the 1998 Plan.)

Dividend Equivalents

The 2008 Plan does not permit Dividend Equivalents to be paid during any Performance Unit performance period. The Committee may determine that participants will receive Dividend Equivalents during the restriction period for any Final Award settled in Restricted Stock Units, if we pay dividends on our common stock.

Maximum Amount of Stock Awards to Named Executives

The maximum number of shares of common stock that may be available as stock awards to any of the Named Executives pursuant to Performance Units in any year under the 2008 Plan is 2,500,000. This limit, as adjusted under the 2008 Plan, is called the Performance Unit Limit.

Because we have not made grants under the 2008 Plan as of the date of this Proxy Statement, it is not possible to predict the benefits or amounts that will be granted to particular individuals or groups of employees in 2008. In order to provide you with comparable information of the nature of Performance Unit grants that could be granted under the 2008 Plan, we show below data relating to grants made in the first quarter of 2008 under the 1998 Plan. In March 2008, the largest Performance Unit granted to a Named Executive covered up to 36% of the Performance Unit Limit. The number of shares which ultimately may be paid out to any Named Executive pursuant to the Performance Units granted in March 2008 cannot be determined at this time. However, it is subject to both the Performance Unit Limit and the Overall Limit and cannot exceed 200% of the related target award.

In March 2008 the following Named Executives received Performance Units for the 2008 performance period covering the amount of common stock shown below.

Person	Shares
(100% Target)

Alan Mulally	906,703
Donat R. Leclair	162,999
Mark Fields	162,999
Lewis W. K. Booth	162,999
Michael E. Bannister	122,249

The maximum share amount for Performance Units granted in the first quarter of 2008 to all current officers as a group for this performance period was 2,857,159.

See the Grants of Plan-Based Awards in 2007 Table on p. 53 for information on Performance Units granted to certain Named Executives in 2007. Also, see “Compensation Discussion and Analysis — Equity-Based Compensation — A. Performance Units and Stock Option Grants” on pp. 39-40.

The Committee believes that the Performance Units provision in the proposed 2008 Plan for the Named Executives will provide flexibility for it to make stock awards within the Performance Unit Limit if the Committee deems it appropriate in order to provide competitive compensation or to recognize unique individual contributions. It also will provide the Committee with a tool to focus executive behavior to accomplish important business objectives.

Additionally, it will serve as a strong retention element for key executives who are leading our turnaround efforts. If this proposal is approved, it is expected that the Committee generally will make annual individual stock awards under the 2008 Plan that are lower than the Performance Unit Limit.

Effect of Termination of Employment

If a participant terminates his or her employment prior to the end of the performance period relating to any Performance Unit, the Performance Unit generally will be canceled, except as otherwise provided in the 2008 Plan for certain types of termination. (See paragraph (e) of Article 4 of the 2008 Plan in Appendix II.)

Accounting Treatment for Performance Units

The Company will recognize expense for Performance Units when it is probable and estimable. The charge to income will occur over the Performance Period and restriction period based on the fair market value of Ford stock at grant date. We account for these awards under the guidelines of FAS 123R.

Stock Options

Eligibility

The Board of Directors may grant stock options with or without related stock appreciation rights to officers and other key salaried employees on a global basis. It is anticipated that about 300 employees annually will be eligible to participate in the stock option program under the 2008 Plan, including about 40 officers. In addition, the Compensation Committee may grant options and related stock appreciation rights if authorized to do so by the Board. The Committee also may delegate to a committee of directors or Company officers, as appropriate under Delaware law, the determination of the amount of individual grants for employees who are not officers of the Company, within limitations prescribed by the Committee.

Terms of Options and Stock Appreciation Rights

Options granted under the 2008 Plan will be designated at the time of grant as either “incentive stock options” (“ISOs”) qualified under the federal tax law or options which do not so qualify (“NQOs”). Under the federal tax law, if the aggregate fair market value (determined at time of grant) of stock for which ISOs first become exercisable by a participant during any calendar year exceeds $100,000, such excess options will be treated as NQOs. Therefore, some participants may be granted both ISOs and NQOs.

In general, the option price of common stock covered by an option granted under the 2008 Plan is the fair market value of Ford common stock on the date of grant of such option. The fair market value of Ford common stock for determining the option price will be the closing price of Ford common stock on the grant date. Payment for shares purchased upon exercise of an option will be made in full at the time of exercise, either in cash or in shares of the Company’s common stock (if owned at least six months) valued at their fair market value on the date of exercise.

A stock appreciation right entitles the participant to receive from the Company that number of shares of common stock determined by dividing (i) the total number of shares covered by the related option (or portion of it) multiplied by the amount by which the fair market value of a share of common stock on the exercise date exceeds the option price by (ii) the fair market value of a share of common stock on the exercise date.

In consideration of an option grant, with or without a related stock appreciation right, each participant must agree to remain in the employ of the Company for the period of time provided in the option agreement.

Options and related stock appreciation rights granted under the 2008 Plan terminate not later than ten years from the date of grant.

Maximum Option Grant to Named Executives

There is a limit on the number of shares of common stock subject to stock options that may be granted with or without stock appreciation rights to any of the Named Executives for any year under the 2008 Plan. The limit, as adjusted under the 2008 Plan, is called the Option Limit. The Option Limit is equal to 5,000,000 shares. The Committee, in its discretion, may make individual stock option awards to Named Executives that are lower than the Option Limit.

The Option Limit exceeds the amount the Company granted to any person in any prior year (e.g., in 2007, approximately 34% of the Option Limit was granted to the CEO). In addition, the Option Limit exceeds the amount the Company granted to any Named Executive in the first quarter of 2008. (Thus far in 2008, the CEO was granted 71% of the Option Limit.)

The Committee believes that the Option Limit for the Named Executives provides flexibility for it to make stock option grants within that limit if the Committee deems it appropriate in order to provide competitive compensation or to recognize unique individual contributions. If this proposal is approved, it is expected that the Committee generally will make individual stock option grants under the 2008 Plan that are lower than the Option Limit.

Option Grant Data

Because we have not made grants under the 2008 Plan as of the date of this Proxy Statement, it is not possible to predict the benefits or amounts that will be granted to particular individuals or groups of employees in 2008. In order to provide you with comparable information of the nature of option grants that could be granted under the 2008 Plan, we show below data relating to grants made in the first quarter of 2008 under the 1998 Plan. The number of shares subject to stock options granted to any of the Named Executives in the first quarter of 2008 and the related option price are as follows:

Person	Shares Subject to Options	Option Price

Alan Mulally	3,561,274	$6.14
Donat R. Leclair	377,358	$6.14
Mark Fields	377,358	$6.14
Lewis W. K. Booth	377,358	$6.14
Michael E. Bannister	283,018	$6.14

The number of shares subject to options granted in the first quarter of 2008 to all current officers is 7,990,170.

The number of shares subject to options granted in the first quarter of 2008 to all employees, including officers, is 13,510,771.

Most of the options already granted in 2008 were granted on March 5, 2008. Pursuant to the 1998 Plan, these options have an option price of $6.14 per share, the average of the high and low selling prices on the NYSE on the date of the grant. 33% of the stock option grant can be exercised one year after the grant date, 66% after two years, and 100% after three years. Under the 2008 Plan, the option price would have been $6.12 per share, the closing price of our common stock on the NYSE on the date of grant. The Compensation Committee decided to use the closing price of our common stock as the option price because it is more in line with recent SEC disclosure requirements.

See the Grants of Plan-Based Awards in 2007 Table on p. 53 for information on grants to Named Executives in 2007.

Effect of Termination of Employment

If, prior to the date that any option or stock appreciation right first becomes exercisable, a participant’s employment terminates for any reason, all rights thereunder generally will cease, except as otherwise provided in the 2008 Plan for certain types of termination. (See paragraph (f) of Article 5 of the 2008 Plan in Appendix II.)

Accounting Treatment for Options and Stock Appreciation Rights

The Company expenses the fair market value of options and stock appreciation rights, using the Black-Scholes option-pricing model, under guidelines of FAS 123R. Accounting for options and stock appreciation rights under this method will result in an income effect with respect to all new awards granted to employees assuming your approval of the 2008 Plan.

Federal Tax Consequences for Options and Stock Appreciation Rights

The grant of an option or stock appreciation right will not have any tax consequences for the participant or the Company under present federal tax laws. In general, upon the exercise of an NQO, the participant will realize ordinary taxable income measured by the difference between the option price and the fair market value of the stock received at the time of exercise, and the Company will be entitled to a tax deduction in the same amount.

The participant does not incur any taxable income at the time of exercise of an ISO. If the participant holds the shares acquired upon exercise of the ISO for more than one year after exercise, the difference between the option price and the amount realized upon disposition of the shares is treated as long-term capital gain or loss by the participant and the Company is not allowed a tax deduction. The excess of the fair market value of the shares received at the time of exercise of an ISO over the option price will be an “item of tax preference” which may result in the “alternative minimum tax” being imposed on the participant under the federal tax law.

Upon the exercise of a stock appreciation right, generally the participant will realize ordinary taxable income measured by the fair market value of the stock or the amount of cash received at the time of exercise. The Company will be entitled to a tax deduction in the same amount.

Other Stock-Based Awards

The Plan permits the Committee to grant awards of common stock and other awards that are valued or determined in whole or part by reference to, or are otherwise based on common stock (“Other Stock-Based Awards”). The Committee also may delegate to a committee of directors or Company officers, as appropriate under Delaware law, the determination of the amount of individual grants for employees who are not officers of the Company, within limitations described by the Committee. Other Stock-Based Awards generally may be granted either alone, in addition to, in tandem with, as an alternative to, or in substitution for any other kind of award granted under the 2008 Plan or under any other Company plan, including a plan of an acquired entity. The Other Stock-Based Awards may be paid in common stock or other securities of the Company, cash or any other form of property or in any combination determined by the Committee.

Examples of Other Stock-Based Awards include restricted stock, rights to purchase common stock, options containing terms or provisions differing in whole or in part from ISOs and NQOs, securities convertible into common stock, awards in the form of stock units or so-called “phantom stock,” Dividend Equivalents, and deferred awards of or related to common stock.

Because we have not made grants under the 2008 Plan as of the date of this Proxy Statement, it is not possible to predict the benefits or amounts that will be granted to particular individuals or groups of employees in 2008. In order to provide you with comparable information of the nature of Other Stock-Based Awards grants that could be granted under the 2008 Plan, we show below data relating to these grants made in the first quarter of 2008 under the 1998 Plan. The Named Executives did not receive Other-Stock Based Awards in the first quarter of 2008.

The number of Restricted Stock Units granted in the first quarter of 2008 to all current officers was 122,249.

The number of Restricted Stock Units granted in the first quarter of 2008 to all employees, including officers, was 14,386,970.

There were no Dividend Equivalents payable for the first quarter of 2008 on Restricted Stock Units granted in 2008 to current officers or other employees.

The number of shares of restricted common stock granted in the first quarter of 2008 to all current officers was 125,705.

The Committee will decide the employees to whom Other Stock-Based Awards will be made, the kinds of such awards, the grant date, the number of shares of Stock or units, the consideration for the awards, and other terms and conditions of the awards, subject to the 2008 Plan. The Committee may make adjustments in award criteria during any applicable award period.

Accounting Treatment for Restricted Common Stock and Restricted Stock Equivalents

The fair market value of restricted common stock, Restricted Stock Units, and Restricted Stock Equivalents will be expensed over the restriction period, under guidelines of FAS 123R.

Stockholder Approval Condition

If the Committee grants Plan Awards to any employees after the date of this Proxy Statement but prior to your approval, these awards would be subject to approval of the 2008 Plan. If you approve this proposal, the terms of the 2008 Plan will continue in effect for Plan Awards to employees for 2008 and future years under the 2008 Plan.

If you do not approve this proposal, the Committee will not grant Plan Awards to key employees under the Company’s 2008 Plan for 2008 and future years and any outstanding 2008 Plan Awards previously granted for 2008 will be cancelled.

Resolution

Ford management will present the following resolution to the meeting:

“RESOLVED, That the Company’s 2008 Long-Term Incentive Plan described in Proposal 4 of the Proxy Statement and shown in Appendix II thereto is approved.”

The Board of Directors recommends a Vote “for” Proposal 4.

PROPOSAL 5

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Ave., N.W., Washington, D.C. 20037, who owns 1,000 shares of common stock, has informed the Company that she plans to present the following proposal at the meeting:

RESOLVED: “That the Board of Directors take the necessary steps so that NO future NEW stock options are awarded to senior executive officers, nor that any current stock options are repriced or renewed (unless there was a contract to do so on some).”

REASONS: “Stock options have gotten out of hand in recent years, and some analysts MIGHT inflate earnings estimates, because earnings affect stock prices and stock options.”

“There are other ways to “reward” senior executive officers, including giving them actual STOCK instead of options.

“Recent scandals involving CERTAIN financial institutions have pointed out how analysts can manipulate earnings estimates and stock prices.”

“If you AGREE, please mark YOUR proxy FOR this proposal.”

The Board of Directors recommends a Vote “against” Proposal 5.

We believe that this proposal would not result in any appreciable benefit to you or the Company and is, therefore, not in the best interests of you or Ford.

We view stock options as an important part of our executive compensation program. As explained in the “Compensation Discussion and Analysis — Equity-Based Compensation — A. Annual Performance Unit and Stock Option Grants” on pp. 39-40, stock options are our longest-term incentive and serve to focus executive behavior on our long-term interests. In addition, stock options align the interests of our executives with your interest; namely, stock price appreciation.

Moreover, we have controls in place to ensure that the stock option granting process is not abused. We explain in the “Compensation Discussion and Analysis — Equity-Based Compensation — D. Timing of Awards” on p. 42 that the Compensation Committee does not time equity award grants in order to positively or negatively affect the value of compensation. In addition, we adhere to the highest ethical standards and we have strict financial and other controls in place to protect against any earnings or stock price manipulation of the type referenced in the proposal. Consequently, we believe we have addressed the concerns raised in the proposal concerning stock option grants for executive officers. Accordingly, the Board of Directors recommends a vote against this proposal.

The Board of Directors recommends a Vote “against” Proposal 5.

PROPOSAL 6

Mr. John Chevedden of 2215 Nelson Avenue, Number 205, Redondo Beach, California 90278, who owns 400 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

Special Shareholder Meetings

RESOLVED, shareholders ask our board of directors to amend our bylaws and/or any other appropriate governing documents in order that there is no restriction on the shareholder right to call a special meeting, compared to the standard allowed by applicable law on calling a special meeting.

Special meetings allow investors to vote on important matters, such as a takeover offer, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important regarding a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Eighteen (18) proposals on this topic averaged 56%-support in 2007 — including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholder Services). Fidelity and Vanguard support a shareholder right to call a special meeting.

The merits of this proposal should also be considered in the context of our company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

•	The Corporate Library http://www.the corporatelibrary.com/, an independent investment research firm, rated our company:

“D” in Overall Board Effectiveness.
“Very High Concern” in CEO pay.
“High Concern” in Takeover Defenses.
“High Governance Risk Assessment”

•	We did not have an Independent Chairman.
•	And our Lead Director, Mr. Hockaday, 69 was rated a “Problem Director” by The Corporate Library due to his involvement with Sprint’s board and the acceleration of $1.7 billion in stock options even though a merger ultimately failed.
•	Mr. Hockaday was also on our audit and nomination committees.
•	Plus Mr. Hockaday received the most withheld votes at Ford in 2007 and his name appears in two more negative citations below.
•	Two directors were insiders and one director had non-director links to our company — Independence concern.
•	Four directors had 19 or 20 years tenure — Recruitment concern.

Additionally:

•	Our directors also served on 4 boards rated D or lower by The Corporate Library:

1) Mr. Hockaday	Estee Lauder (EL)
Crown Media (CRWN)
2) Mr. Thornton	News Corp. (NWS)
3) Ms. Marram	Eli Lilly (LLY)

•	Our following directors were designated “Accelerated Vesting” directors by The Corporate Library due to involvement with a board that sped up stock option vesting in order to avoid recognizing the related cost.

Mr. Hockaday
Mr. Thornton
Ms. Marram
Mr. Manoogian
The above concerns shows there is room for improvement and reinforces the reason to encourage our board to respond positively to this proposal:
Special Shareholder Meetings —
Yes on 6

The Board of Directors recommends a Vote “against” Proposal 6.

The Board does not believe that this proposal is in your best interests. The present requirement in our By-Laws that 30% of the total outstanding number of shares of any class of stock may call a special meeting is reasonable. The 30% threshold prevents a small group of shareholders from calling a special meeting on topics that the majority of shareholders have little or no interest in. Furthermore, calling special meetings involves a significant expense on behalf of the Company. By maintaining the 30% requirement, the Company and you are assured that a significant number of shareholders consider a particular matter to be of sufficient importance to merit a special meeting.

Ford is incorporated in Delaware and its laws require that major corporate actions, such as a merger or a sale of substantially all of our assets, be approved by shareholders. Additionally, it is difficult to see how lowering the threshold to the lowest percent of the total outstanding number of shares permitted by Delaware law to call special meetings of shareholders would address the listed concerns of the proponent. Consequently, because Delaware law provides shareholders with the ability to vote on major corporate actions and the proponent does not provide any other compelling reason to change the current 30% requirement for holding a special meeting, the Board of Directors does not believe this proposal is in your or the Company’s best interests.

The Board of Directors recommends a Vote “against” Proposal 6.

PROPOSAL 7

Mr. John Chevedden of 2215 Nelson Avenue, Number 205, Redondo Beach, California 90278, on behalf of the Ray T. Chevedden and Veronica G. Chevedden Family Trust, which owns 1,748 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

Reform Unequal Shareholder Voting
RESOLVED: Shareholders request that our Board take steps to adopt a recapitalization plan for all of Ford’s outstanding stock to have one-vote per share. This would include all practicable steps including encouragement and negotiation with Ford family shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.

The 2007 edition of this proposal won the all-time highest vote for a shareholder proposal at Ford. In 2005 our management even petitioned the Securities and Exchange Commission in an attempt to prevent shareholders from voting on this topic. Further details are in Ford Motor Company (March 7, 2005) available through SECnet http://www.wsb.com/.

Ford Family shares are now allowed 16-votes per share compared to the one-vote per share for regular shareholders. This dual class voting stock reduces accountability by allowing corporate control to be retained by insiders disproportionately to their money at risk.

The danger of giving disproportionate power to insiders is illustrated by Adelphia Communications. Adelphia’s dual class voting stock gave the Rigas family control and contributed to Adelphia’s participation in “one of the most extensive financial frauds ever to take place at a public company.” See Securities and Exchange Commission Litigation Release No. 17627 (July 24, 2002).

The SEC alleged that Adelphia fraudulently excluded more than $2 billion in bank debt from its financial statements and concealed “rampant self-dealing by the Rigas Family.” Meanwhile, the price of Adelphia stock collapsed from $20 to $0.79 in two-years.

Dual-class stock companies like Ford take shareholder money but do not let shareholders have an equal voice in their company’s management. Without a voice, shareholders cannot hold management accountable.

In response to this proposal it may be relevant for our management to advise whether the Ford family can sell its stock at a premium with the 16-vote per share still attached.

The Corporate Library http://www.the corporatelibrary.com/ an independent investment research firm said: It is difficult to see any alignment between the interests of the Ford Family and the interests of other shareholders. Former Chairman and CEO William Clay Ford, Jr., his father, former longtime director William Clay Ford, Sr., and Sr.’s nephew, director and former executive Edsel B. Ford II, together own more than 40% of the shares’ voting power through dual-class stock ownership. Meanwhile former Chairman and CEO William Clay Ford, Jr. was awarded more $100 million in stock and options over the last five years, while shareholders have suffered a loss of more than 42% of their investment value.

Ford had a market capitalization of $25 billion in 2004 — falling to $17 billion in 2007. It is only right that we as shareholders should be able to hold our board accountable in proportion to the money that we have at risk in our company.
Reform Unequal Shareholder Voting —
Yes on 7

The Board of Directors recommends a Vote “against” Proposal 7.

We oppose the proposal because it is not in the best interests of Ford or you.

The Company’s founding family has over a 100-year history of significant involvement in the affairs of Ford Motor Company. During that time, all shareholders have benefited from this involvement. Through their actions over the past century, the Ford family has proven that the long-term success of the Company for the benefit of all shareholders has been, and continues to be, the primary purpose of their involvement.

The Company’s current share capital structure, with both common and Class B stock outstanding, has been in place since Ford became a public company in 1956. Each shareholder purchasing a share of Ford stock is aware of this capital structure, and many are attracted to Ford stock by the long-term stability the Class B shareholders provide to the Company. In addition, a majority of the members of the Company’s Board of Directors are independent and all of the directors act in the best interests of all shareholders, in accordance with their fiduciary duties under Delaware law and the Company’s Restated Certificate of Incorporation. Moreover, the Company is operated under sound Corporate Governance Principles (see the Corporate Governance discussion on pp. 15-20). The Ford family’s involvement with the Company has greatly benefited all shareholders, and the long history of Ford family involvement in and with the Ford Motor Company has been one of its greatest strengths. Consequently, the proposal is not in the best interests of the Company or you.

The Board of Directors recommends a Vote “against” Proposal 7.

PROPOSAL 8

Trillium Asset Management of 711 Atlantic Avenue, Boston, Massachusetts 02111, on behalf of Michael Lazarus, owner of 600 shares; the St. Scholastica Monastery Benedictine Sisters, 1301 South Albert Pike, Fort Smith, Arkansas 72913; the Mount St. Scholastica Benedictine Sisters, 801 S 8th Street, Atchison, Kansas 66002; and the Benedictine Sisters of Virginia, Saint Benedict Monastery, 9535 Linton Hall Road, Bristow, Virginia 20136, each an owner of more than $2,000 of common stock have informed the Company that the following proposal will be presented at the meeting:

RESOLVED, that the shareholders of Ford Motor Corporation (“the Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Ford Motor, we support policies that apply transparency and accountability in corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions involve political contributions, called “soft money,” and payments to trade associations and related groups that are used for political activities. Most of these expenditures are not disclosed. The Company has contributed at least $300,000 since the 2000 election cycle. (Center for Political Accountability, http://www.politicalaccountability.net/files/TAFord12-13-06.pdf).

However, its payments to trade associations used for political purposes are undisclosed and unknown. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. The result: shareholders, and in many cases, management do not know how trade associations use their company’s money politically. The proposal asks the Company to disclose its political contributions and payments to trade associations and other tax-exempt organizations.

Absent a system of accountability, company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of political expenditures. The Company’s board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

The Board of Directors recommends a Vote “against” Proposal 8.

Corporations are prohibited under federal and many states’ laws from making direct or indirect contributions to candidates or political parties. The Company has a policy not to make contributions to political candidates or organizations, nor to employ its resources for the purpose of helping to elect candidates to public office, even where permitted by law.

The Company has a political action committee, the Ford Civic Action Fund (the “Fund”). All of the contributions made by the Fund are derived from voluntary employee contributions; the Company makes no contributions. The Company does, however, pay the solicitation and administrative expenses of the Fund, which are minimal, as permitted by law. Information with respect to contributions made by the Fund in connection with federal and state elections is publicly available at the Federal Election Commission and applicable state boards of election, respectively.

Where permitted by law, the Company occasionally makes contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company’s business (such as those dealing with local property taxes). Information with respect to contributions made in connection with ballot questions and referenda is publicly available through local boards of election.

We do not believe that the additional information requested by the proposal will add significant value for shareholders. To the extent the Proposal would cover payments to tax exempt organizations that in turn may engage in political activity, it should be noted that Ford belongs to many trade associations. These memberships provide significant benefits to the Company and shareholders. Management is aware of any political activities of these organizations and ensures that any such activities further our corporate interests and thus your interests as shareholders. To produce the detailed report requested by the proposal would require significant time and expense. The Board believes that these resources could be better utilized in moving our business forward and, consequently, does not support the proposal.

The Board of Directors recommends a Vote “against” Proposal 8.

PROPOSAL 9

The Camilla Madden Charitable Trust, 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793; Trinity Health, 766 Brady Ave., Apt. 635, Bronx, New York 10462; and National Ministries, American Baptists Churches USA, P.O. Box 851, Valley Forge, Pennsylvania 19482-0851 owners of more than $2,000 of common stock have informed the Company that the following proposal will be presented at the meeting:

HEALTH CARE REFORM PRINCIPLES
FORD 2008

RESOLVED: shareholders urge the Board of Directors to adopt principles for comprehensive health care reform (such as those based upon principles reported by the Institute of Medicine:

1.	Health care coverage should be universal.
2.	Health care coverage should be continuous.
3.	Health care coverage should be affordable to individuals and families.
4.	The health insurance strategy should be affordable and sustainable for society.
5.	Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable).

Consistently polls show that access to affordable, comprehensive health care insurance is the most significant social policy issue in America (NBC News/Wall Street Journal, the Kaiser Foundation and The New York Times/CBS News). Health care reform also has become a core issue in the 2008 presidential campaign.

Many national organizations have made health care reform a priority. In 2007, representing “a stark departure from past practice,” the American Cancer Society redirected its entire $15 million advertising budget “to the consequences of inadequate health coverage” in the United States (New York Times, 8/31/07).

John Castellani, president of the Business Roundtable (representing 160 of the country’s largest companies), states that 52% of the Business Roundtable’s members say health costs represent their biggest economic challenge. “The cost of health care has put a tremendous weight on the U.S. economy,” according to Castellani, “The current situation is not sustainable in a global, competitive workplace.” (BusinessWeek, July 3, 2007). The National Coalition on Health Care (whose members include 75 of the United States’ largest publicly-held companies, institutional investors and labor unions), also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first 10 years of implementation.

Annual surcharges as high as $1160 for the uninsured are added to the total cost of each employee’s health insurance, according to Kenneth Thorpe, a leading health economist at Emory University. Consequently, we shareholders believe that the 47 million Americans without health insurance results in higher costs for U.S. companies providing health insurance to their employees.

In our view, increasing health care costs have focused growing public awareness and media coverage on the plight of active and retired workers struggling to pay for medical care. Increasing health care costs leads companies to shift costs to employees. This can reduce employee productivity, health and morale.

Supporting Statement
The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued its principles for reforming health insurance coverage in Insuring America’s Health: Principles and Recommendations (2004). We believe principles for health care reform, such as the IOM’s, are essential. The recently agreed-to VEBA does not resolve all health cost issues for Ford. We ask shareholders to support this resolution.

The Board of Directors recommends a Vote “against” Proposal 9.

The Company is keenly aware of the cost burden of providing quality health care to its employees and retirees. Likewise, we also are aware that employee health has a direct relation to productivity. Providing health insurance also enhances our ability to attract and retain employees. There is much in the proposal with which we agree. For example, we believe the issue of rising health care costs is a significant economic challenge for individuals as well as for companies. Accordingly, we have worked with insurers in order to offer quality health care at reasonable costs. We have worked with federal and local governments on various proposals to ease the cost burden of health care. In cooperation with the UAW, we maintain several fitness centers across the country and encourage all employees to utilize them in order to improve their overall health. We provide access to health awareness classes so employees can learn more about how to manage their health. These are just a few of a number of actions that we are taking in order to lessen the cost of providing health care to employees.

While we acknowledge the importance of this issue, it is admittedly complex. While the principles set forth in the proposal are laudatory, we do not believe that adopting the principles noted above will necessarily move solutions to this issue forward. Moreover, by unilaterally adopting such principles, with which not every constituent may agree, we risk discouraging valuable dialogue between stakeholders that might not otherwise take place. As indicated above, we have been and will continue to address the issue of health care costs on multiple fronts and much of the debate on this important public policy issue will take place in public forums. The Board does not believe, however, that adopting the principles requested by the proposal is in the best interests of the Company.

The Board of Directors recommends a Vote “against” Proposal 9.

PROPOSAL 10

The Free Enterprise Action Fund, 12309 Briarbush Lane, Potomac, Maryland 20854, owner of 1,590 shares of common stock, informed the Company that the following proposal will be presented at the meeting:

Global Warming Report

Resolved:  The shareholders request that the Board of Directors prepare by October 2008, at reasonable expense and omitting proprietary information, a Global Warming Report. The report may describe and discuss how action taken to date by Ford to reduce its impact on global climate change has affected global climate in terms of any changes in mean global temperature and any undesirable climatic and weather-related events and disasters avoided.

Supporting Statement:

Ford says on its web site that it supports action on global warming. The company is a member of the U.S. Climate Action Partnership (USCAP), a group that lobbies for global warming regulation.

But scientific data show that atmospheric levels of carbon dioxide, the greenhouse gas of primary concern in global warming, do not drive global temperature. See e.g., http://youtube.com/watch?v=XDI2NVTYRXU.

Even assuming for the sake of argument that atmospheric carbon dioxide levels affect global temperatures, the U.S. Environmental Protection Agency recently projected that U.S. regulation of manmade greenhouse gas emissions would have a trivial impact on atmospheric concentrations of carbon dioxide over the next 90 years. See e.g., http://www.epa.gov/climatechange/downloads/s1766analysispart1.pdf and http://www.junkscience.com/ByTheJunkman/20071004.html.

So U.S. greenhouse gas regulation is not likely to discernibly affect global climate in the foreseeable future.

Global warming regulation is expected to harm the economy. The Congressional Budget Office, U.S. Department of Energy and prominent economists such as Alan Greenspan, Arthur Laffer and Greg Mankiw all say that cap-and-trade — a type of greenhouse gas regulation promoted by USCAP — would reduce economic growth. See e.g., http://www.junkscience.com/failure_to_disclose.pdf.

Shareholders want to know how Ford actions relating to global warming may be affecting global climate.

The Board of Directors recommends a Vote “against” Proposal 10.

The Company opposes this proposal because it is not in the best interests of the Company or you. The proposal calls for the Company to produce a report that estimates the effect our actions to reduce our impact on climate change have had on global climate.

Ford is in the business of manufacturing, selling and financing automobiles. We have an obligation to comply with the laws and regulations made by the governmental entities at the local, state and national level in the United States and elsewhere around the world and to be a socially responsible corporate citizen. It would serve no useful purpose, and be a waste of corporate resources, to conduct the necessary research and publish a report which attempts to estimate the impact of one company’s actions on the global climate.

As our response to Proposal 6 indicates, Ford Motor Company will be part of the solution to climate change, but we are by no means the only solution. Climate change is complex and any significant impact on global climate change requires the combined efforts of governments, companies, and individuals on a global basis. Singling out the affect of one company’s actions on global climate change is of limited value.

Also, we have published and will continue to publish reports on the business impact of climate change and on the Company’s GHG “footprint.” Producing the additional report requested by the proposal would not be in the best interests of shareholders.

The Board of Directors recommends a Vote “against” Proposal 10.

Proposal 11

William B. Thrower of 4931 S. Nelson Drive, Katy, Texas 77493, owner of at least $2,000 of common stock, has informed the Company that he plans to present the following proposal at the meeting:

     RESOLVED: That shareholders of Ford Motor Company urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring mandatory review of all executive compensation, and that until such time as the company is profitable for five (5) consecutive years, such compensation shall be limited to no more than $10,000.00 per week with the same fringe benefits that are offered to all employees. No other perks including, but not limited to, cash bonuses, autos, memberships, stock, options or any other extra remuneration shall be given executive personnel.

     SUPPORTING STATEMENT: Ford has generated a net loss 3 of the last 6 years (2001-2006) with a cumulative net loss during this period of $14,329,000,000.00. The stock price decreased about 69% during this time. In 2001 there were three quarterly dividends of $0.30 and one of $0.15 which turned into $0.10 quarterly dividends thereafter till they ceased in mid 2006. Tens of thousands of employees have separated from the company, retiree health care benefits reduced, and wages for hourly new-hired slashed. Yet in 2006/2007 the company paid bonuses in the tens of millions of dollars which resulted in large scale ridicule around the world.
     How can we as stockholders continue to allow dearly needed cash for product development and restructuring be siphoned off for the short term enhancement of a few? All employees of the company should forgo bonuses until the company is firmly on profitable ground again and that should begin with our executive leaders.

Stockholders are still waiting to see their bonuses in the form of dividends and rising stock prices. After profitability returns, reward amply the company executives and employees whose diligence and efforts achieved this profitability success. I strongly encourage all stockholders to approve this proposal thereby demonstrating our commitment to principle, deed, and fiscal responsibility while returning Ford to a very successful worldwide automobile manufacturer.

The Board of Directors recommends a Vote “against” Proposal 11.

The Board of Directors opposes this proposal because it is not in the best interest of the Company or you. Competition for executive talent in corporate America is fierce. Adopting the proposal would greatly hinder our efforts to attract and retain top executive talent. As we discuss in the “Compensation Discussion and Analysis — How We Determine Compensation — A. Competitive Survey” on pp. 30-31 the total compensation of our Named Executives was below the median of the survey group. In particular, the equity-based compensation of the Named Executives is significantly below the survey group median (see “Compensation Discussion and Analysis — Equity-Based Compensation” on p. 39). To limit the compensation in the manner the proposal suggests could result in the loss of essential executive talent needed to complete our turnaround efforts and support future growth.

The Company made significant progress in 2007, including improved profitability, positive total Automotive operating-related cash flow, significant quality gains, and cost reductions (see “Compensation Discussion and Analysis — Annual Compensation — B. Incentive Bonuses” on pp. 34-37). This progress will help us achieve our goal of automotive profitability by 2009. It is reasonable to recognize and appropriately compensate the executives and other employees whose efforts helped us achieve this progress. Because the proposal could be detrimental to attracting and retaining key executives needed to further progress our turnaround plan, the Board does not believe its adoption is in the Company’s best interest or its shareholders.

The Board of Directors recommends a Vote “against” Proposal 11.

SUPPLEMENTAL INFORMATION

Shareholder Resolutions on Climate Change

In addition to the shareholder proposals you are being asked to vote on above, we also received a proposal from The Sisters of St. Dominic of Caldwell, New Jersey, and other shareholders (the “Sisters of St. Dominic”), and a second proposal from the Connecticut Retirement Plans & Trust Funds (the “Connecticut Funds”) relating to greenhouse gas emissions.

The resolution contained in the proposal from the Sisters of St. Dominic asked the Company to adopt quantitative goals to reduce greenhouse gas emissions from the Company’s products and operations and to report to shareholders by September 30, 2008, on our plans to meet those goals.

The resolution contained in the proposal from the Connecticut Funds requested that an independent committee of the Board of Directors of the Company assess the steps the Company is taking to meet new fuel economy and greenhouse gas emission standards for our fleet of cars and trucks and to issue a report to shareholders on this matter by September 1, 2008.

The shareholder proponents have agreed with the Company to withdraw the proposals on the basis of commitments the Company has given to: (i) adopt and publish in the Company’s annual “Sustainability Report” quantitative goals for reducing greenhouse gas emissions; (ii) discuss in the “Sustainability Report” the steps the Company is taking to meet new fuel economy and greenhouse gas emission standards for our fleet of cars and trucks; and (iii) continue the dialogue with the proponents on this important issue.

Over the past several years we have engaged in cooperative dialogue with the shareholder proponents and other stakeholders on the issue of climate change, including discussions on the shareholder resolutions cited above. We remain committed to reporting the estimated total emissions of greenhouse gases from our operations and products; to review and report on actions to reduce greenhouse gas emissions from our vehicles; and to continue to work on new public policy approaches that will encourage the development of a market for technologies that lessen greenhouse gas emissions.

We have undertaken to work closely with the shareholder proponents and other stakeholders to find ways to meet our shared goal of responding to climate change and reducing greenhouse gas emissions proactively, affordably and in line with the interests of our shareholders. The additional steps of adopting and publishing quantitative goals for reducing greenhouse gas emissions and discussing the steps the Company is taking to meet new fuel economy and greenhouse gas emission standards for our fleet of cars and trucks is further demonstrable evidence of Ford’s commitment to the important objective of reducing greenhouse gas emissions.

The shareholder proponents have acknowledged Ford’s commitment to addressing climate change and reducing greenhouse gas emissions and they have stated their commitment to further engagement with the Company. They have noted that the Company’s commitment includes working on public policies that advance the market for fuel efficient vehicles, which they believe is particularly important during this time of serious financial challenges before the Company. The shareholder proponents have also expressed their appreciation for the new agreement by the Company to implement the intent of their shareholder proposals. They appreciate the opportunity for the proposals and the terms of withdrawal to be discussed here in the Proxy.

The shareholder proponents have noted that Ford was the first company in the auto industry to publish a report on Climate Risk in 2005. They view the adoption of reduction targets as a logical next step in Ford’s commitment to address global warming and to profitably operate the company in a carbon constrained economy. Shareholders also appreciate the company’s commitment to transparency of their planned steps to achieve these targets by 2020. They believe that these steps make Ford an industry leader that should be modeled in other companies and industries.

Shareholder Proposals for 2009

Unless the Board of Directors determines otherwise, next year’s annual meeting will be held on May 14, 2009. Any shareholder proposal intended for inclusion in the proxy materials for the 2008 annual meeting must be received by the Company’s Secretary no later than December 5, 2008, and can be sent via facsimile to 313-248-8713. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8 and, under the Company’s By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford’s 2007 Annual Report, including consolidated financial statements, has been mailed to you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting, between 8:30 a.m. and 5:00 p.m. local time at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan, and the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, for ten days prior to the meeting and on the day of the meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding,” designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may telephone the Shareholder Relations Department at 800-555-5259 or 313-845-8540 or write to them at One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

Peter J. Sherry, Jr.
Secretary

April 4, 2008

Directions to the Annual Meeting Site

The 2008 Annual Meeting of Shareholders is being held in the DuPont Auditorium at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. Directions to the Hotel du Pont are as follows:

DIRECTIONS TO HOTEL DU PONT
11th and Market Streets, Wilmington, DE 19801
302-594-3100/800-441-9019

FROM PHILADELPHIA ON I-95 SOUTH

1.	Take I-95 South through Chester to Wilmington.
2.	Follow I-95 South to Exit 7A marked “52 South, Delaware Ave.”
3.	Follow exit road (11th Street) to intersection with Delaware Ave. marked “52 South, Business District.”
4.	At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5.	Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

FROM ROUTE 202
1. Follow Route 202 to I-95 intersection. Take I-95 South.
2. Take I-95 South, follow steps 2-5 above.

FROM BALTIMORE ON 1-95 NORTH

1.	Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Ave.”
2.	From right lane, take Exit 7 onto Adams Street.
3.	At the third traffic light on Adams Street, turn right. Follow sign marked “52 South, Business District.”
4.	At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5.	Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

FROM NEW JERSEY (NEW JERSEY TURNPIKE)

1.	Take the New Jersey Turnpike South to Delaware Memorial Bridge.
2.	After crossing the Delaware Memorial Bridge, follow signs to I-95 North.
3. From I-95 North, follow steps 1-5 above.

BY TRAIN:  Amtrak train service is available into Wilmington, Delaware Station. The Hotel du Pont is located approximately twelve blocks from the train station.

Appendix I

FORD MOTOR COMPANY ANNUAL INCENTIVE COMPENSATION PLAN
(Amended and Restated as of March 1, 2008)
(Added language is underscored. Deleted language is shown in brackets.)

1. Purpose.  This Plan, which shall be known as the “Ford Motor Company Annual Incentive Compensation Plan” and is hereinafter referred to as the “Plan”, is intended to provide annual incentive compensation to Plan participants based on the achievement of established performance objectives.

2. Definitions.  As used in the Plan, the following terms shall have the following meanings, respectively:

(a) The term “Affiliate” shall mean, as applied with respect to any person or legal entity specified, a person or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or legal entity specified.

(b) The term “Annual Incentive Compensation Committee” shall mean the committee comprised of two or more officers of the Company designated members of such Committee by the Compensation [and Option] Committee.

(c) The term “Award” shall mean the cash compensation awarded under the Plan with respect to a Performance Period to a participant eligible under Section 5(b).

(d) The term “Committee” shall mean, unless the context otherwise requires:

(i) The Compensation [and Option] Committee for all matters affecting any Section 16 Person.

(ii) The Annual Incentive Compensation Committee for all matters affecting employees other than Section 16 Persons.

(e) The term “Company” or “Ford” generally shall mean Ford Motor Company. When used in the Plan with respect to employment, the term “Company” shall include subsidiaries of the Company.

(f) The term “Compensation [and Option] Committee” shall mean the Compensation [and Option] Committee of the Board of Directors of the Company.

(g) The term “Covered Employee” shall mean a Key Employee who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(h) The term “DC Plan” shall mean the Company’s Deferred Compensation Plan, as amended.

(i) The term “Employee”’ shall mean any person who is regularly employed by the Company or one of its Subsidiaries at a salary (as distinguished from a pension, retirement allowance, severance pay, retainer, commission, fee under a contract or other arrangement, or hourly, piecework or other wage) and is enrolled on the active employment rolls of the Company or a Subsidiary [in Leadership Level 1-5 or the equivalent], including, but without limitation, any employee who also is an officer or director of the Company or one of its Subsidiaries.

(j) The term “Exceptional Contribution Fund” shall mean, with respect to Awards for a Performance Period, the dollar amount designated by the Compensation [and Option] Committee pursuant to Section 13 for purposes of increasing the amount of Awards to be made to participants who are not Covered Employees based on exceptional individual, unit, group or Company performance.

(k) The term “Key Employee” shall mean an Employee of the Company determined by the Committee to be a Key Employee for purposes of the Plan.

(l) The term “Maximum Award Pool” shall mean the maximum aggregate amount of all Awards which may be made to participants for a Performance Period determined by the Compensation [and Option] Committee pursuant to Section 12.

(m) The term “Maximum Individual Award” shall mean the maximum amount of an Award to a Covered Employee for a Performance Period, as set forth in Section 10.

(n) The term “participant” shall mean a Key Employee selected by the Committee to participate in the Plan for a Performance Period.

(o) The term “Performance Criteria” shall mean, with respect to any Award for a Performance Period that may be made to a participant who is a Covered Employee, one or more of the following objective business criteria established by the Compensation [and Option] Committee with respect to the Company and/or any Subsidiary, division, business unit or component thereof upon which the Performance Goals for a Performance Period are based: asset charge, asset turnover, automotive return on sales, capacity utilization, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value added, environmental health and safety, facilities and tooling spending, hours per vehicle, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, order to delivery time, plant capacity, process time, profits before tax, quality/customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, sales margin, sales volume, total shareholder return, vehicles per employee, warranty performance to budget, variable margin and working capital. The term “Performance Criteria” shall mean, with respect to any Award that may be made to a participant who is not a Covered Employee, one or more of the business criteria applicable to Covered Employees for the Performance Period and any other criteria based on individual, business unit, group or Company performance selected by the Compensation [and Option] Committee.

(p) The term “Performance Goals” shall mean the one or more goals established by the Compensation [and Option] Committee based on one or more Performance Criteria pursuant to Section 7 for the purpose of measuring performance in determining the amount, if any, of an Award for a Performance Period.

(q) The term “Performance Formula” shall mean, with respect to a Performance Period, the one or more objective formulas established by the Compensation [and Option] Committee pursuant to Section 7 and applied against the Performance Goals in determining whether and the extent to which Awards have been earned for the Performance Period.

(r) The term “Performance Period” or “Period” shall mean, with respect to which a particular Award may be made under the Plan, the Company’s fiscal year or other twelve consecutive month period designated by the Compensation [and Option] Committee for the purpose of measuring performance against Performance Goals.

(s) The term “Pro Forma Award Amount” shall mean, with respect to an Award to be made for a Performance Period, the amount determined by the Committee pursuant to Section 9.

(t) The term “SC Plan” shall mean the Company’s Supplemental Compensation Plan, as amended.

(u) The term “Section 16 Person” shall mean any employee who is subject to the reporting requirements of Section 16(a) or the liability provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(v) The term “Subsidiary” shall mean (i) any corporation a majority of the voting stock of which is owned or controlled, directly or indirectly, by the Company or (ii) any limited liability company a majority of the membership interest of which is owned or controlled, directly or indirectly, by the Company.

(w) The term “Target Award” shall mean, with respect to a Performance Period, the Target Award amount established for each applicable Leadership Level, band or other group of participants by the Committee pursuant to Section 6 hereof.

(x) The term “Total Pro Forma Award Pool” shall mean, with respect to Awards for a Performance Period, the amount described in Section 11.

3. Effective Date.  The Plan shall be effective as of January 1, 1998.

4. Administration.  Except as otherwise expressly provided, the Compensation [and Option] Committee shall have full power and authority to construe, interpret and administer the Plan. The Compensation [and Option] Committee shall make all decisions relating to matters affecting Section 16 Persons, but may otherwise delegate any of its authority under the Plan. The Compensation [and Option] Committee and the Annual Incentive Compensation Committee each may at any time adopt or terminate, and may from time to time, amend, modify or suspend such rules, regulations, policies and practices as they in their sole discretion may determine in connection with the administration of, or the performance of their respective responsibilities under, the Plan.

5. Eligibility.

(a) Eligibility to Participate.  All Key Employees are eligible to be selected to participate in the Plan. The Committee shall, in its sole discretion, designate which Key Employees will be participants for the applicable Performance Period.

(b) Eligibility for Awards.  An Award with respect to a Performance Period may be made pursuant to Section 14 of the Plan to (i) participants for such Performance Period who shall have been an employee at any time during such Performance Period, or to (ii) the beneficiary or beneficiaries or legal representatives, as the Committee in its sole discretion shall determine, of any such person whose employment shall have been terminated by reason of his or her death during such Performance Period.

(c) Eligibility of Compensation [and Option] Committee Members.  No person while a member of the Compensation [and Option] Committee shall be eligible to participate under the Plan or receive an Award.

6. Determination of Target Awards.  Within 90 days of the commencement of a Performance Period, the Committee shall establish the Target Award for each applicable Leadership Level, band or other group of Key Employees selected to participate in the Plan with respect to a Performance Period, subject to any limitations established by the Compensation [and Option] Committee. The fact that a Target Award is established for a participant’s Leadership Level, band or other group for a Performance Period shall not entitle such participant to receive an Award.

7. Selection of Performance Criteria and Establishment of Performance Goals and Performance Formula; Minimum Threshold Objective.  Within 90 days of the commencement of a Performance Period, the Compensation [and Option] Committee shall select the Performance Criteria and establish the related Performance Goals be used to measure performance for a Performance Period and the Performance Formula to be used to determine what portion, if any, of an Award has been earned for the Performance Period. The Performance Criteria may be expressed in absolute terms or relate to the performance of other companies or to an index. Within that same 90 day period, the Compensation [and Option] Committee may establish a minimum threshold objective for any Performance Goal for any Performance Period, which if not met, would result in no Award being made to any participant with such Performance Goal for such Performance Period.

8. Adjustments to Performance Goals, Performance Formula or Performance Criteria.  For purposes of determining Awards for participants who are not Covered Employees, the Compensation [and Option] Committee may adjust or modify any of the Performance Goals, Performance Formula and/or the Performance Criteria for any Performance Period in order to prevent the dilution or enlargement of the rights of such participants under the Plan (i) in the event of, or in anticipation of, any unusual or extraordinary item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company or the financial statements of the Company or Ford Credit, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions, and (iii) for any other reason or circumstance deemed relevant to the Compensation [and Option] Committee in its sole discretion.

9. Determination of Pro Forma Award Amount.  As soon as practicable following the end of a Performance Period, the Committee shall determine the Pro Forma Award Amount for any Award to be made to a participant for a

Performance Period by applying the applicable Performance Formula for the participant for the Performance Period against the accomplishment of the related Performance Goals for such participant.

10. Maximum Individual Award for Covered Employees.  The Maximum Individual Award for a Performance Period to a participant who is a Covered Employee is $10,000,000.

11. Total Pro Forma Award Pool.  The Total Pro Forma Award Pool for all Awards for a Performance Period shall equal the sum of the Pro Forma Award Amounts for all participants for the Performance Period.

12. Determination of Maximum Award Pool.  The Compensation [and Option] Committee shall determine the amount of the Maximum Award Pool for a Performance Period which shall not exceed the sum of the Total Pro Forma Award Pool plus the amount of the Exceptional Contribution Fund for such Period.

13. Determination of Exceptional Contribution Fund.  The Compensation [and Option] Committee shall determine the amount of the Exceptional Contribution Fund which may be used for increasing the size of Awards for a Performance Period above the applicable Pro Forma Award Amount to participants who are not Covered Employees. Unless otherwise determined by the Compensation [and Option] Committee, the amount of the Exceptional Contribution Fund shall not exceed 15% of the Total Pro Forma Award Pool for the applicable Performance Period.

14. Determination of Individual Awards.  Subject to achievement of any applicable minimum threshold objectives established under Section 7, fulfillment of the conditions set forth in Section 17 and compliance with the Maximum Individual Award limitation under Section 10 and the eligibility requirements set forth in paragraph (b) of Section 5, the Committee shall, as soon as practicable following the end of a Performance Period, determine the amount of each Award to be made to a participant under the Plan for the Performance Period, which amount shall, except as otherwise provided below, be the Pro Forma Award Amount determined for such participant for such Period pursuant to Section 9. The Committee may in its sole discretion reduce the amount of any Award that otherwise would be awarded to any participant for any Performance Period. In addition, the Committee may in its sole discretion increase the amount of any Award that otherwise would be awarded to any participant who is not a Covered Employee for a Performance Period to an amount that is higher than the applicable Pro Forma Award Amount based on exceptional individual, unit, group or Company performance; provided, however, that the total amount of all Awards made for a Performance Period shall not exceed the related Maximum Award Pool. Individual Award amounts may be less than or greater than 100% of the related Target Award. The determinations by the Annual Incentive Compensation Committee of individual Award amounts for Employees who are not Section 16 Persons shall be subject to a maximum funding amount and any other limitations specified by the Compensation [and Option] Committee. Notwithstanding anything contained in the Plan to the contrary, the Committee may determine in its sole discretion not to make an Award to a particular participant or to all participants selected to participate in the Plan for any Performance Period.

15. Distribution and Form of Awards.

(a) General.  Except as otherwise provided in paragraph (b) or (c) of this Section 15 or in Section 17, distribution of Awards for a Performance Period shall be made on or as soon as practicable after the distribution date for such Awards determined by the Compensation [and Option] Committee, which date shall [in no event] be [later than the] on or before March 15 following the end of the applicable Performance Period, but in no event shall such date be later than the December 31 immediately following such March 15, and shall be payable in cash.

(b) Deferral of Awards.  Subject to the terms, conditions and eligibility requirements of the DC Plan, Key Employees who receive an Award under the Plan are eligible to defer payment of all or part of such Award under the DC Plan under the same terms as if such Award had been an award of supplemental compensation made under the SC Plan. In no event may any deferral election made under the DC Plan pursuant to this paragraph be made later than the last day of the sixth month of the applicable Performance Period. Additionally, no deferral election may be made under the DC Plan pursuant to this paragraph if, at the time of such election, the amount of any Award subject to such deferral election is substantially certain.

(c) Mandatory Deferral of Awards.  The Compensation [and Option] Committee shall determine whether and the extent to which any Awards under the Plan will be mandatorily deferred and the terms of any such deferral. Unless otherwise determined by the Compensation [and Option] Committee, Awards may be mandatorily deferred by such Committee in the same manner as if they had been awards of supplemental compensation made under the SC Plan. In no event may any mandatory deferral pursuant to this paragraph be made later than the last day of the sixth month of the applicable Performance Period. Additionally, no mandatory deferral may be made pursuant to this paragraph if, at the time of such mandatory deferral, the amount of any Award subject to such mandatory deferral is substantially certain.

16. Designation of Beneficiaries and Effect of Death.

(a) Designation of Beneficiaries.  A participant may file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Compensation [and Option] Committee from time to time may prescribe) to receive, in the event of the death of the participant, undistributed amounts of any Award that would have been payable to such participant had he or she been living and that was not deferred under any Company deferral arrangement or plan. A participant shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such participant’s life insurance proceeds under the basic Company Life Insurance Plan unless such participant shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. A participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive any such payment, or if applicable law requires the Company to do so, the same may be paid to the legal representatives of the participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

(b) Distribution Upon Death.  Subject to the provisions of Section 15, paragraph (a) of this Section 16 and, if applicable, the DC Plan or any other deferral plan or arrangement, in the event of the death of any participant prior to distribution of an Award, the total value of such participant’s Award shall be distributed in cash in one lump sum in accordance with paragraph (a) of Section 15 to any beneficiary or beneficiaries designated or deemed designated by the participant pursuant to paragraph (a) of this Section 16 who shall survive such participant (to the extent such designation is effective and enforceable at the time of such participant’s death) or, in the absence of such designation or such surviving beneficiary, or if applicable law requires the Company to do so, to the legal representative of such person, at such time (or as soon thereafter as practicable) and otherwise as if such person were living and had fulfilled all applicable conditions as to earning out set forth in, or established pursuant to Section 17 and, if applicable, the DC Plan or any other deferral plan or arrangement, provided such conditions shall have been fulfilled by such person until the time of his or her death.

17. Conditions to Payment of Awards.

(a) Effect of Competitive Activity.  Anything in the Plan notwithstanding, and subject to paragraph (c) hereof and, if applicable, any conditions under the DC Plan or any other deferral plan or arrangement relating to payment of an Award, if the employment of any participant shall terminate, for any reason other than death, prior to the distribution date established pursuant to paragraph (a) of Section 15 for payment of an Award, such participant shall receive payment of an Award only if, during the entire period from the making of an Award until such distribution date, such participant shall have earned out such Award.

(i) by continuing in the employ of the Company or a Subsidiary thereof, or

(ii) if his or her employment shall have been terminated for any reason other than death, by (a) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any Subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or any Subsidiary thereof, and (b) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary thereof.

(b) Nonfulfillment of Competitive Activity Conditions; Waiver of Conditions Under the Plan.  In the event of a participant’s nonfulfillment of any condition set forth in paragraph (a) above, such participant’s rights under the Plan to receive or defer payment of an Award under the Plan shall be forfeited and canceled; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(i) with respect to a participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Compensation [and Option] Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary thereof; and

(ii) with respect to any other participant, such waiver may be granted by the Annual Incentive Compensation Committee (or any committee appointed by it) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(c) Effect of Inimical Conduct.  Anything in the Plan to the contrary, the right of a participant, following termination of such participant’s employment with the Company, to receive payment or to defer payment of an Award under Section 15 shall terminate on and as of the date on which it his been determined that such participant at any time (whether before or subsequent to termination of such participant’s employment) acted in a manner inimical to the best interests of the Company. Any such determination shall be made by (i) the Compensation [and Option] Committee with respect to any participant who at any time shall have been a Section 16 Person, and (ii) the Annual Incentive Compensation Committee (or any committee appointed by it for the purpose) with respect to any other participant. Such Committee (or any such other committee) may make such determination at any time prior to payment in full of an Award. Conduct which constitutes engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary thereof shall be governed by paragraph (a)(ii) of this Section 17 and shall not be subject to any determination under this paragraph (c).

18. Limitations.  A participant shall not have any interest in any Award until it is distributed in accordance with the Plan. The fact that a Key Employee has been selected to be a participant for a Performance Period shall not in any manner entitle such participant to receive an Award for such period. The determination as to whether or not such participant shall be paid an Award for such Performance Period shall be determined solely in accordance with the provisions of Sections 14 and 17 hereof. All payments and distributions to be made thereunder shall be paid from the general assets of the Company. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee, former employee or any other person. The Plan shall not constitute part of any participant’s or employee’s employment contract with the Company or any participating subsidiary. Participation in the Plan shall not create or imply a right to continued employment.

19. Withholding of Taxes, etc.  The Company shall have the right to withhold an amount sufficient to satisfy any federal, state or local income taxes, FICA or Medicare taxes or other amounts that the Company may be required by law to pay with respect to any Award, including withholding payment from a participant’s current compensation.

20. No Assignment of Benefits.  No rights or benefits under the Plan shall, except as otherwise specifically provided by law, be subject to assignment (except for the designation of beneficiaries pursuant to paragraph (a) of Section 16), nor shall such rights or benefits be subject to attachment or legal process for or against a participant or his or her beneficiary or beneficiaries, as the case may be.

21. Administration Expense.  The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries.

22. Access of Independent Certified Public Accountants and Committee to Information.  The Company’s independent certified public accountants shall have full access to the books and records of the Company and its Subsidiaries, and the Company shall furnish to such accountants such information as to the financial condition and operations of the Company and its Subsidiaries as such accountants may from time to time request, in order that such accountants may take any action required or requested to be taken by them under the Plan. The Group Vice President and Chief Financial Officer or, in the event of his or her absence or disability to act, the principal accounting officer of the Company shall furnish to the Committee such information as the Committee may request to assist it in carrying out or interpreting this Plan. Neither such accountants, in reporting amounts required or requested under the Plan, nor the Group Vice President and Chief Financial Officer, or any other director, officer or employee of the Company, in furnishing information to such accountants or to the Committee, shall be liable for any error therein, if such accountants or other person, as the case may be, shall have acted in good faith.

23. Amendment, Modification, Suspension and Termination of the Plan; Rescissions and Corrections.  The Compensation [and Option] Committee, at any time may terminate, and at any time and from time to time, and in any respect, may amend or modify the Plan or suspend any of its provisions; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a participant, adversely affect any right or obligation with respect to any Award theretofore made. The Committee at any time may rescind or correct any actions made in error or that jeopardize the intended tax status or legal compliance of the Plan.

24. Indemnification and Exculpation.

(a) Indemnification.  Each person who is or shall have been a member of the Compensation [and Option] Committee or a member of the Annual Incentive Compensation Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation.  Each member of the Compensation [and Option] Committee and each member of the Annual Incentive Compensation Committee shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan or any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Compensation [and Option] Committee or a member of the Annual Incentive Compensation Committee be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

25. Finality of Determinations.  Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Compensation [and Option] Committee or the Annual Incentive Compensation Committee shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its stockholders, the Compensation [and Option] Committee and each of the members thereof, the Annual Incentive Compensation Committee and each of the members thereof, and the directors, officers, and employees of the Company, the Plan participants, and their respective successors in interest.

26. Code Section 409A.  The Plan, and all Awards distributed thereunder, are designed and intended to meet the requirements of Section 1.409A-1(b)(4) of the U.S. Treasury Department Regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), governing “short-term deferrals” so that no Award distributed under the Plan is determined to provide, or treated as providing, for a deferral of compensation under Code Section 409A. To the extent the Plan, or an Award thereunder, ultimately is determined to provide, or treated as providing, for the deferral of compensation under Code Section 409A, the Company reserves the right to take such action, on a uniform basis, as the Company deems necessary or desirable to ensure compliance with Code Section 409A, and the regulations thereunder, or to achieve the goals of the Plan without having adverse tax consequences under the Plan for any Plan participant or beneficiary.

[26]27. Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

Appendix II

Ford Motor Company 2008 Long-Term Incentive Plan
(Effective as of March 1, 2008,
subject to shareholder approval)

Purpose

1.(a) Purpose.  This Plan, known as the “2008 Long-Term Incentive Plan” (the “Plan”), is intended to provide an incentive to certain salaried employees of Ford Motor Company (the “Company”), and of its subsidiaries, in order to encourage them to remain in the employ of the Company and to increase their interest in the Company’s success. It is intended that this purpose be effected through stock awards and/or various stock-based rights with respect to shares of the Company’s Common Stock (collectively, the “Plan Awards”), as provided herein, to eligible employees (“Participants”).

(b) Company; Subsidiary; Employee.  The term “Company” when used with reference to employment shall include subsidiaries of the Company. The term “subsidiary” shall mean (i) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (ii) any limited liability company a majority of the membership interest of which is owned, directly or indirectly, by the Company. The term “employee” shall be deemed to include any person who is an employee of any joint venture corporation or partnership, or comparable entity, in which the Company has a substantial equity interest (a “Joint Venture”), provided such person was an employee of the Company immediately prior to becoming employed by such Joint Venture.

Administration

2.(a) Compensation Committee.  The Compensation Committee of the Company’s Board of Directors (the “Committee”) shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion.

(b) Delegation of Authority.  The Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to grant waivers pursuant to Article 8, to one or more other committees as it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) make Plan Awards under the Plan, except as otherwise provided in Articles 4, 5, and 6; (2) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a “Section 16 Person”); or (3) amend or modify the Plan pursuant to the provisions of paragraph (b) of Article 14.

(c) Eligibility of Committee Members.  No person while a member of the Committee or any committee of the Board of Directors administering the Plan shall be eligible to hold or receive a Plan Award.

Stock Available for Plan Awards

3.(a) Stock Subject to Plan.  The stock to be subject to or related to Plan Awards shall be shares of the Company’s Common Stock of the par value of $.01 per share (“Stock”), and may be either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Article 11, in each calendar year during any part of which the Plan is in effect shall be 2% of the total number of issued shares of Stock as of

December 31 of the calendar year immediately preceding such year (the number of shares determined by application of such percentage in any calendar year being called the “2% Limit” for such year); provided, however, that such percentage may be increased to up to 3% in any one or more calendar years, in which event the excess over 2% in any such calendar year shall be applied to the reduction of the aggregate number of shares that otherwise would have been available for Plan Awards pursuant to this paragraph (a) and paragraph (c) of this Article 3 in subsequent calendar years during the term of the Plan, in inverse order commencing with the year 2018. Notwithstanding the foregoing, (i) the aggregate number of shares that may be issued upon exercise of “incentive stock options” (as defined in paragraph (a)(l) of Article 5) shall not exceed 2% of the number of shares authorized under the Company’s Certificate of Incorporation at the date of adoption of the Plan (subject to adjustment in accordance with the provisions of Article 11), (ii) the maximum number of shares subject to Options (as defined below), with or without any related Stock Appreciation Rights (as defined below), that may be granted pursuant to Article 5 to any Covered Executive (as defined below) during any calendar year during any part of which the Plan is in effect shall be 5,000,000, subject to adjustment in accordance with the provisions of Article 11 and (iii) the maximum number of shares of Stock or Restricted Stock Units (as defined below) that may be granted as Final Awards (as defined below) pursuant to Article 4 to any Covered Executive during any calendar year during any part of which the Plan is in effect shall be 2,500,000, subject to adjustment in accordance with the provisions of Article 11.

(b) Computation of Stock Available for Plan Awards.  For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time in each calendar year during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and (c) of this Article 3 (i) the maximum number of shares of Stock subject to issuance upon exercise of Options (as defined below) granted in such year, (ii) the maximum number of shares of Stock or Restricted Stock Units that may be granted as Final Awards under Performance-Based Restricted Stock Units (as defined below) granted in such calendar year, and (iii) the number of shares of Stock related to Other Stock-Based Awards (as defined below) granted in such year, as determined by the Committee in each case as at the dates on which such Plan Awards were granted.

(c) Unused, Forfeited and Reacquired Shares.  Any unused portion of the 2% Limit for any calendar year shall be carried forward and shall be made available for Plan Awards in succeeding calendar years. The shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award (including, without limitation, the shares debited under paragraph (b) of Article 3 that are not included in the related Final Award) also shall be made available for further Plan Awards. Any shares of Stock made available for Plan Awards pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Article 3.

Performance-Based Restricted Stock Units and Final Awards

4.(a) Grant of Performance-Based Restricted Stock Units.  The term “Performance-Based Restricted Stock Unit” (“PB-RSU”), shall mean the right to receive, without payment to the Company, up to the number of Restricted Stock Units or shares of Stock described therein, subject to the terms and provisions of the PB-RSU and the Plan. The term “Restricted Stock Unit” shall mean the right to receive, without payment to the Company, one share of Stock upon expiration of the applicable restriction period, subject to the terms and conditions of the award and the Plan. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, PB-RSUs to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as it may select and for such numbers of shares based on such dollar amounts as it shall designate, subject to the provisions of this Article 4 and Article 3. Notwithstanding anything contained in the Plan to the contrary, the Committee may authorize a committee, whose membership shall be consistent with Delaware law, to determine the amount of individual grants of PB-RSUs and related Final Awards to key employees of the Company selected by such committee who are not officers or directors of the Company, subject to the provisions of Articles 3 and 4 and subject to a maximum number of shares of Stock and any other limitations specified by the Committee.

(b) Terms and Provisions of PB-RSUs.  Prior to the grant of any PB-RSU, the Committee shall determine the terms and provisions of each PB-RSU, including, without limitation, (i) the number of Restricted Stock Units or shares of Stock to be earned under such PB-RSU if 100% of each of the Performance Goals is achieved (the “Target Award”), as adjusted pursuant to Article 11, (ii) one or more performance goals (“Performance Goals”) based on one or more Performance Criteria (as defined below) to be used to measure performance under such PB-RSU, (iii) the formula (the “Performance Formula”) to be applied against the Performance Goals in determining the percentage (which shall not exceed 200%) of the Target Award (as adjusted pursuant to Article 11) used to determine the number of Restricted Stock Units or shares of Stock earned under such PB-RSU, (iv) the period of time for which such performance is to be measured (the “Performance Period”), which shall commence not earlier than 90 days prior to the date of grant of such PB-RSU, and (v) the period of time, if any, during which the disposition of Restricted Stock Units or shares of Stock covered by any Final Award relating to such PB-RSU shall be restricted as provided in paragraph (a) of Article 9 (the “Restriction Period”); provided, however, that the Committee may establish the Restriction Period applicable to any PB-RSU at the time of or at any time prior to the granting of the related Final Award. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period, which if not met, would result in no Final Award being made to any Participant with such Goal for such Period. During and after the Performance Period, but prior to the grant of a Final Award relating to any PB-RSU granted to a Participant who is not a “Covered Executive”, the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of such PB-RSU, subject to the terms and conditions of the Plan. Each PB-RSU shall be evidenced by a letter, an agreement or such other document as the Committee may determine. The term “Performance Criteria” shall mean, with respect to any PB-RSU granted to a Participant who is a Covered Executive, one or more of the following objective business criteria established by the Committee with respect to the Company and/or any subsidiary, division, business unit or component thereof upon which the Performance Goals for a Performance Period are based: asset charge, asset turnover, automotive return on sales, capacity utilization, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value added, environmental health and safety, facilities and tooling spending, hours per vehicle, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, order to delivery time, plant capacity, process time, profits before tax, quality/customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, sales margin, sales volume, total shareholder return, vehicles per employee, warranty performance to budget, variable margin, and working capital. The term “Performance Criteria” shall mean, with respect to any PB-RSU granted to a Participant who is not a Covered Executive, one or more of the business criteria listed above and/or any other criteria based on individual, business unit, group or Company performance selected by the Committee for the Performance Period. The Performance Criteria may be expressed in absolute terms or relate to the performance of other companies or to an index. The term “Covered Executive” shall mean executive officers as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), or its successors.

(c) Final Awards.  (1) As soon as practicable following the completion of the Performance Period relating to any PB-RSU, but not later than 12 months following such completion, the Committee shall determine the percentage (which shall not exceed 200%) of the Target Award (as adjusted pursuant to Article 11) which shall be used to determine the number of Restricted Stock Units or shares of Stock to be awarded finally to the Participant who holds such PB-RSU. Such number of Restricted Stock Units or shares of Stock is called the “Final Award”. Each Final Award shall represent only full Restricted Stock Units or shares of Stock, and any fractional unit or share that would otherwise result from such Final Award calculation shall be disregarded. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive, subject to the maximum Final Award amount of 200% of the related Target Award (as adjusted pursuant to Article 11), taking into account (i) the extent to which the Performance Goals provided in such PB-RSU was, in the Committee’s sole opinion, achieved, (ii) the individual performance of such Participant during the related Performance Period and (iii) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such PB-RSU. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, the Company shall credit the Restricted Stock Units or, in the case of a Final Award of shares of Stock, issue or cause to be issued shares of Stock, representing such Final Award in the name of the Participant who received such Final Award. Such Participant shall, upon the lapse of restrictions on Restricted Stock Units or upon the issuance of shares of Stock, become the holder of record of the number of shares of Stock, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of paragraph (e) of this Article 4 and Articles 8, 9 and 11. If the Final Award is in restricted shares of Stock, the Company may direct the transfer agent or program administrator, as the case may be, to restrict the Restricted Stock Units or shares of Stock in accordance with the terms of the Final Award.

(3) Notwithstanding the provisions of paragraphs (c)(l) and (2) of this Article 4 or any other provision of the Plan, in the case of any PB-RSU held by a Participant who is an employee of a foreign subsidiary or foreign branch of the Company or of a foreign Joint Venture, or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Participant’s Final Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with paragraphs (c)(l) and (2) of this Article 4 (such rights being called “Stock Equivalents”). Subject to the provisions of Article 11 and the other terms and provisions of the Plan, if the Committee shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to paragraphs (c)(l) and (2) of this Article 4 covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents representing any Final Award may, at the option of the Committee, be converted into an equivalent number of shares of Stock or, upon the expiration of the applicable Restriction Period, into cash, under such circumstances and in such manner as the Committee may determine.

(4) If the Restriction Period relating to any Final Award or part thereof shall expire while the Participant who was granted such Award is employed by the Company, the shares of Stock issued in such Participant’s name with respect to such Final Award or part thereof, shall be delivered to or credited to an account for such Participant as soon as practicable, free of all restrictions.

(d) Dividend Equivalents.  (1) The Committee shall have the right to determine whether or not each Participant who receives Restricted Stock Units representing a Final Award shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the entire Restriction Period relating to such Restricted Stock Unit, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the related Final Award (as adjusted pursuant to Article 11). Such cash payments are referred to as “dividend equivalents”. In the event the Committee authorizes dividend equivalents to be paid for any Restricted Stock Unit awarded to a Participant as a Final Award after the end of the Performance Period related to such Final Award, any such dividend equivalents relating to any dividend payable prior to the date of award of such Restricted Stock Unit shall be made at the same time as the payment relating to the first dividend paid after such date of award.

(2) Notwithstanding the provisions of paragraph (d)(1) of this Article 4 relating to dividend equivalents, the Committee may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of full Restricted Stock Units or shares of Stock having a value (as determined by the Committee) approximately equal to the portion of such dividend equivalent that was not paid in cash. Restricted Stock Units or shares of Stock so awarded shall be credited or issued as of the payment date for the related cash dividend, and the Restricted Stock Units or shares of Stock covered thereby shall be treated in the same manner as Final Awards, subject to the terms and conditions of the Plan, including, without limitation, the provisions of paragraphs (b), (c) and (e) of Article 4 and Articles 8, 9, and 11.

(e) Effect of Termination of Employment or Death.  (1) If a Participant’s employment with the Company shall be terminated, prior to the expiration of the Restriction Period, or prior to issuance of shares representing the Final Award if there is no Restriction Period, relating to any PB-RSU granted to such Participant, by reason of discharge, release in the best interest of the Company, release under mutually satisfactory conditions, termination under a voluntary or involuntary Company separation program or career transition program, voluntary quit or retirement without the approval of the Company, such PB-RSU, and any Restricted Stock Unit credited or shares of Stock not yet issued in the name of such Participant as a Final Award relating to such PB-RSU, shall be forfeited and cancelled forthwith unless the Committee shall grant an appropriate waiver. Any such waiver shall be granted in accordance with the procedure specified in paragraph (b) of Article 8 (in which event the reference in such paragraph (b) to “the nonfulfillment of such condition” shall be deemed to refer to such Participant’s termination for any of the reasons specified above).

(2) If a Participant’s employment with the Company shall be terminated for any reason other than a reason specified in paragraph (e)(l) of this Article 4, except death, prior to or concurrently with the expiration of the Restriction Period or prior to issuance of shares of Stock representing the Final Award if there is no restriction period relating to any PB-RSU granted to such Participant, the PB-RSU or Final Award, as the case may be, will remain unaffected except to the extent that the Committee decides to prorate a Final Award based on the number of full months that the Participant was employed during the Performance Period, and distribution of the Final Award will occur according to the normal schedule for such grant.

(3) If a Participant’s employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, unless the Committee shall specify otherwise, any PB-RSUs then held by such Participant, and any shares of Stock or Restricted Stock Units issued or credited in the name of such Participant as a Final Award relating to such PB-RSUs, shall be dealt with as provided in paragraph (e)(2) of this Article 4, provided that such termination occurs at least three months after the date of grant.

(4) If a Participant shall die while in the employ of the Company, any PB-RSUs then held by such Participant shall remain in effect, except to the extent that the Committee decides to prorate any Final Award based on the number of full months that the Participant was employed during the Performance Period. Such PB-RSUs, and any shares of Stock awarded to the Participant but not yet issued, and any such shares thereafter issuable with respect to such PB-RSUs, shall be transferred or issued and delivered to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions and restrictive legends. With regard to any Restricted Stock Units then held by such Participant, shares of Stock equal to the number of shares represented thereby shall be issued to such beneficiary, executor or administrator, free of all restrictions.

(5) Subject to the provisions of Article 8, if a Participant shall die following termination of employment, any PB-RSUs then held by such Participant shall remain in effect. Such PB-RSUs, and any shares of Stock awarded but not yet issued to the Participant, and any such shares thereafter issuable with respect to such PB-RSUs, shall be transferred or issued to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions. With regard to any Restricted Stock Units then held by such Participant, shares of Stock equal to the number of shares represented thereby shall be issued to such beneficiary, executor or administrator, free of all restrictions.

(6) Except as otherwise provided in (e)(3) of this Article 4, notwithstanding any other provision of the Plan to the contrary, if a Participant’s employment with the Company shall for any reason terminate prior to the later of (a) the date of expiration of the period of six months following the commencement of the Performance Period relating to any PB-RSU (or such other period as the Committee may specify) or (b) the date six months following the date of grant of such PB-RSU, such PB-RSU shall be forfeited and cancelled forthwith unless the Committee shall determine otherwise.

(7) Notwithstanding any provision of the Plan to the contrary, (i) the Committee may at any time establish a Restriction Period applicable to the Restricted Stock Unit or Stock to be represented by any Final Award, and such Restriction Period shall remain in effect until such time (which may be later than the date of the Participant’s retirement or other termination of employment) as the Committee may determine; and (ii) the Committee may determine that no shares of Stock therefor shall be issued to any Participant until the date of expiration of the applicable Restriction Period (or such earlier date as the Committee may determine).

Options And Stock Appreciation Rights

5.(a) Grant of Options.  (1) The Board of Directors, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as it may select from among those nominated by the Committee, and for such numbers of shares as it shall designate, subject to the provisions of this Article 5 and Article 3; provided, however, that no Option shall be granted to a Participant for a larger number of shares than the Committee shall recommend for such Participant. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an “incentive stock option” (“ISO”), as such term is defined in the Code, or its successors (or shall otherwise be designated as an option entitled to favorable treatment under the Code) or as a “nonqualified stock option” (“NQO”) (ISOs and NQOs being individually called an “Option” and collectively called “Options”).

(2) Without in any way limiting the authority provided in paragraph (a)(l) of this Article 5, the Board of Directors may authorize the Committee to authorize the granting of Options, at any time and from time to time while the Plan is in effect, to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as the Committee may select, subject to the provisions of this Article 5 and Article 3 and subject to such other limitations as the Board of Directors may specify. In addition, to the extent such authority has been delegated to the Committee pursuant to this Article 5, the Committee may authorize a committee of two or more Company officers appointed by it to determine the amount and date of individual Option grants for key employees selected by such committee who are not officers or directors of the Company, subject to Articles 3 and 5 and subject to a maximum number of shares of Stock and any other limitations specified by the Committee.

(3) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined at the time such grant is authorized. Any individual may hold more than one Option.

(b) Price.  In the case of each Option granted under the Plan the option price shall be the fair market value of Stock on the date of grant of such Option; provided, however, that in the case of any Option granted to an employee of a foreign subsidiary or a foreign branch of the Company or of a foreign Joint Venture the Board of Directors may in its discretion fix an option price in excess of the fair market value of Stock on such date. The term “fair market value” when used with reference to the option price shall mean the closing price at which Stock shall have been reported on the New York Stock Exchange on the date of grant of such Option. In the event that any Option shall be granted on a date on which the closing price of Stock is unavailable on such Exchange, the fair market value of Stock on such date shall be deemed to be the closing price on the next preceding day on which there was such closing price.

(c) Grant of Stock Appreciation Rights.  (1) The Board of Directors may authorize the granting of Stock Appreciation Rights (as defined below) to such Participants who are granted Options under the Plan as it may select from among those nominated therefor by the Committee. The Committee may authorize the granting of Stock Appreciation Rights to such Participants as are granted Options under the Plan pursuant to paragraph (a) of this Article 5. Each Stock Appreciation Right shall relate to a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option.

(2) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company and as the Participant may elect, either (a) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (a)), multiplied by the amount by which the fair market value of a share of Stock on the day the right is exercised exceeds the option price (such amount being hereinafter referred to as the “Spread”), by (ii) the fair market value of a share of Stock on the exercise date; or (b) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (b)), by (ii) the amount of the Spread; or (c) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (a) and (b) above; provided, however, that the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the fair market value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(3) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(4) The right of a Participant to exercise a Stock Appreciation Right shall be cancelled if and to the extent the related Option is exercised. The right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of a related Stock Appreciation Right.

(5) The fair market value of Stock on the date of exercise of a Stock Appreciation Right shall be determined as of such exercise date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5.

(6) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of a Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the fair market value (determined as described above) of the Stock on the date of exercise.

(d) Stock Option Agreement.  Each Option and related Stock Appreciation Right shall be evidenced by a Stock Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Stock Option Agreement shall provide that the Participant shall agree to remain in the employ of the Company for such period from the date of grant of such Option or combination of Options or related Stock Appreciation Rights as shall be provided in the Stock Option Agreement; provided, however, that the Company’s right to terminate the employment of the Participant at any time, with or without cause, shall not be restricted by such agreement.

(e) Terms of Options and Stock Appreciation Rights.  Each Option and related Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such Option and related Stock Appreciation Right; provided, however, that a Stock Appreciation Right shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or related Stock Appreciation Right shall be exercised beyond ten years from the date of grant of the Option.

(f) Effect of Termination of Employment or Death.  (1) Except as provided in paragraphs (f)(2) and (3) of this Article 5, if, prior to the date that any Option or Stock Appreciation Right shall first have become exercisable, the Participant’s employment with the Company shall be terminated by the Company, with or without cause, or by the act, death, incapacity or retirement of the Participant, the Participant’s right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.

(2) Notwithstanding the provisions of paragraph (f)(l) of this Article 5, if the Participant’s employment with the Company shall be terminated by reason of retirement, release because of disability or death, and the Participant had remained in the employ of the Company for at least six months following the date of any Stock Option Agreement under the Plan between such Participant and the Company, and subject to the provisions of Article 8, all such Participant’s rights under such Stock Option Agreement shall continue in effect or continue to accrue for the period ending on the date ten years from the date of grant of any Option (or such shorter period as the Committee may specify), subject, in the event of the Participant’s death prior to such date, to the provisions of paragraph (f)(6) of this Article 5 and subject to any other limitation on the exercise of such rights in effect at the date of exercise.

(3) Notwithstanding any other provision of the Plan to the contrary, if a Participant’s employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, all such Participant’s rights under any Option and any related Stock Appreciation Right granted to him or her shall continue in effect and continue to accrue until the date five years after the date of such termination or such earlier or later date as the Committee may specify (but not later than the date ten years from the date of grant of any Option), provided such Participant shall satisfy both of the following conditions:

(a) such Participant, at the date of such termination, had remained in the employ of the Company for at least three months following the grant of such Option and Stock Appreciation Right, and

(b) such Participant continues to be or becomes employed in such division, operation or subsidiary following such sale or other disposition and remains in such employ until the date of exercise of such Option or Stock Appreciation Right (unless the Committee, or any committee appointed by it for the purpose, shall waive this condition (b)).

Upon termination of such Participant’s employment with such (former) division, operation or subsidiary following such sale or other disposition, any then existing right of such Participant to exercise any such Option or Stock Appreciation Right shall be subject to the following limitations: (i) if such Participant’s employment is terminated by reason of disability, death or retirement with the approval of his or her employer, such Participant’s rights shall continue as provided in the preceding sentence with the same effect as if his or her employment had not terminated; (ii) if such Participant’s employment is terminated by reason of discharge or voluntary quit, such Participant’s rights shall terminate on the date of such termination of employment and all rights under such Option and Stock Appreciation Right shall cease; and (iii) if such Participant’s employment is terminated for any reason other than a reason set forth in the preceding clauses (i) and (ii), such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination and shall not have been exercised, subject in the case of any such termination to the provisions of Article 8 and any other limitation on the exercise of such Option and Stock Appreciation Right in effect at the date of exercise.

(4) If, on or after the date that any Option or Stock Appreciation Right shall first have become exercisable, a Participant’s employment with the Company shall be terminated for any reason except retirement, release because of disability, death, release because of a sale or other disposition of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, discharge, release in the best interest of the Company or voluntary quit, such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, subject to the provisions of Article 8 and any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise.

(5) If a Participant’s employment with the Company shall be terminated at any time by reason of discharge, release in the best interest of the Company or voluntary quit, the Participant’s right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.

(6) If a Participant shall die within the applicable period specified in paragraph (f)(2), (3), or (4) of this Article 5, the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, the executor or administrator of the estate of the decedent or the person or persons to whom the Option or Stock Appreciation Right shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, within the same period of time as the period during which the Participant would have been entitled to exercise such Option or Stock Appreciation Right (except that (a) in the case of a Participant to whom paragraph (f)(4) of this Article 5 applies, such Participant’s Option or Stock Appreciation Right may be exercised only to the extent that it or any installment thereof shall have accrued at the date of death and shall not have been exercised; and (b) the period of time within which any Option or Stock Appreciation Right shall be exercisable following the date of the Participant’s death shall not be less than one year (unless the Option by its terms expires earlier)), subject to the provision that no Option or related Stock Appreciation Right shall be exercised under any circumstances beyond ten years from the date of grant of such Option, and to any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise. No transfer of an Option or Stock Appreciation Right by the Participant, other than by filing a written designation of beneficiary pursuant to Article 10, shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. No transfer shall be effective without the acceptance by the designated beneficiary or other transferee of the terms and conditions of such Option or Stock Appreciation Right.

(7) Notwithstanding anything contained in the Plan to the contrary, for any Options granted under the Plan to Participants whose employment with the Company terminates by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, effective as of the date of such termination of employment, all such Participant’s rights under such Options shall become immediately vested and continue for the period specified in paragraph (f)(3) of this Article 5, subject to the conditions specified therein and in Article 8.

(g) Payment for Option Shares.  (1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made, either in full or, if the Committee shall so determine and at the election of the Participant, in installments, in such manner as provided in the applicable Stock Option Agreement.

(2) Unless the Committee shall provide otherwise in any form of Stock Option Agreement, any payment for shares of Stock purchased upon exercise of an Option granted hereunder may be made in cash, by delivery of shares of Stock beneficially owned by the Participant or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise. Any such shares of Stock so delivered shall be valued at their fair market value on the date of such exercise, which shall be determined as of such date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.

Stock and Other Stock-Based
and Combination Awards

6.(a)(1) Grants of Other Stock-Based Awards.  The Committee, at any time and from time to time while the Plan is in effect, may grant to such officers and other salaried employees of the Company, whether or not members of the Board of Directors, as it may select, Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to, or otherwise based on, Stock (including but not limited to Plan Awards denominated in the form of “stock units”, grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Article 5) (such Plan Awards being hereinafter called “Other Stock-Based Awards”). Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company, including a plan of any acquired entity.

(2) In addition, the Committee may authorize a committee, whose membership shall be consistent with Delaware law to determine the amount and date of individual Other Stock-Based Awards for key employees selected by such committee who are not officers or directors of the Company, subject to this Article 6 and Article 3, to a maximum number of shares of Stock, and to such other limitations, terms, and conditions of such Awards as shall be determined by the Committee.

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Committee shall have authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Article 3) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.

(c) Consideration for Other Stock-Based Awards.  In the discretion of the Committee, any Other-Stock Based Award may be granted as a Stock bonus for no consideration other than services rendered; provided, however, that in the event an Other Stock-Based Award shall be granted to a Participant who is a Section 16 Person under which shares of Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall either be (i) equal to the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law or (ii) equal to or greater than 50% of the fair market value of such shares (as determined in accordance with paragraph (b) of Article 5) on the date of grant of such Other Stock-Based Award.

(d) Salaried Employee.  Notwithstanding anything contained in the Plan to the contrary, the term “salaried employee”, for purposes of this Article 6, shall be deemed to include any salaried employee of the Company or any other person designated by the Committee for an award under this Article 6.

(e) Effect of Termination of Employment or Death.  Unless the Committee otherwise determines, the following provisions shall apply to any Plan Award made pursuant to this Article 6:

(1) If a Participant’s employment with the Company shall be terminated, prior to vesting, or prior to issuance of shares if there is no vesting period, relating to any Plan Award granted to such Participant, by reason of discharge, release in the best interest of the Company, release under mutually satisfactory conditions, termination under a voluntary or involuntary Company separation program or career transition program, voluntary quit or retirement without the approval of the Company, such Plan Award shall be forfeited and cancelled forthwith unless the Committee shall grant an appropriate waiver. Any such waiver shall be granted in accordance with the procedure specified in paragraph (b) of Article 8 (in which event the reference in such paragraph (b) to “the nonfulfillment of such condition” shall be deemed to refer to such Participant’s termination for any of the reasons specified above).

(2) If a Participant’s employment with the Company shall be terminated for any reason other than a reason specified in paragraph (e)(l) of this Article 6, except death, prior to or concurrently with the expiration of any performance period or vesting period or prior to issuance of shares of Stock if there is no vesting period relating to any Plan

Award granted to such Participant, such Plan Award will remain unaffected except to the extent that the Committee decides to prorate a Final Award based on the number of full months that the Participant was employed during the performance period or vesting period.

(3) If a Participant’s employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, unless the Committee shall specify otherwise, any unvested Plan Award shall be dealt with as provided in paragraph (e)(2) of this Article 6, provided that such termination occurs at least three months after the date of grant.

(4) If a Participant shall die while in the employ of the Company, any unvested Plan Award then held by such Participant shall remain in effect, except to the extent that the Committee decides to prorate any Plan Award based on the number of full months that the Participant was employed during the vesting period. Such Plan Award, and any shares of Stock awarded to the Participant but not yet issued, and any such shares thereafter issuable with respect to such Plan Award, shall be transferred or issued and delivered to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions.

(5) Subject to the provisions of Article 8, if a Participant shall die following termination of employment, any unvested Plan Award then held by such Participant shall remain in effect. Such Plan Award, and any shares of Stock awarded but not yet issued to the Participant, and any such shares thereafter issuable with respect to such Plan Award, shall be transferred or issued to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions.

(6) Except as otherwise provided in (e)(3) of this Article 6, notwithstanding any other provision of the Plan to the contrary, if a Participant’s employment with the Company shall for any reason terminate prior to the date six months following the date of grant of any unvested Plan Award, such Plan Award shall be forfeited and cancelled forthwith unless the Committee shall determine otherwise.

(7) Notwithstanding any provision of the Plan to the contrary, (i) the Committee may at any time establish a restriction period applicable to a Plan Award, and such restriction period shall remain in effect until such time (which may be later than the date of the Participant’s retirement or other termination of employment) as the Committee may determine; and (ii) the Committee may determine that no shares of Stock therefor shall be issued to any Participant until the date of expiration of the applicable restriction period (or such earlier date as the Committee may determine).

Cash Awards

7. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine to permit a Participant, other than a Section 16 Person, who is an employee of a foreign subsidiary or a foreign branch of the Company or of a foreign Joint Venture to receive cash in lieu of any Plan Award or shares of Stock that would otherwise have been granted to or delivered to such Participant under the Plan, in such amount as the Committee may determine in its sole discretion. In addition, prior to payment of any Plan Award that is otherwise payable in Stock, the Committee may determine to pay the Plan Award in whole or in part in cash of equal value. The value of such Plan Award on the date of distribution shall be determined in the same manner as the fair market value of Stock on the date of grant of an Option pursuant to paragraph (b) of Article 5.

Payment of Plan Awards and Conditions Thereon

8.(a) Effect of Competitive Activity.  Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award to such

Participant is outstanding hereunder, and such Participant has not yet received the Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have earned out such Plan Award by (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any subsidiary thereof, and (ii) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof.

(b) Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan.  In the event of a Participant’s nonfulfillment of any condition set forth in paragraph (a) of this Article 8 such Participant’s rights under any Plan Award shall be forfeited and cancelled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(i) with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary thereof by reason of the nonfulfillment of such condition; and

(ii) with respect to any other such Participant, such waiver may be granted by the Committee (or any committee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(c) Effect of Inimical Conduct.  Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Plan Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant’s employment) acted in a manner inimical to the best interests of the Company or any subsidiary thereof.

(d) Tax and Other Withholding.  Prior to any distribution of cash, Stock or Other Stock-Based Awards (including payments under paragraph (d) of Article 4) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(e) Substitution.  The Committee, in its sole discretion, may substitute a Plan Award (except ISOs) for another Plan Award or Plan Awards of the same or different type.

Non-Transferability of Plan Awards;
Restrictions on Disposition and Exercise of Plan Awards

9.(a) Restrictions on Transfer of Rights or Final Awards.  (i) No PB-RSU or (ii) until the expiration of the applicable Restriction Period, no shares of Stock or Restricted Stock Units covered by any Final Award determined under paragraph (c) of Article 4, shall be transferred, pledged, assigned or otherwise disposed of by a Participant, except as permitted by the Plan, without the consent of the Committee, otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of Stock included in any Final Award as partial or full payment upon exercise of an Option under the Plan or a stock option under any Stock Option Plan of the Company prior to the expiration of the Restriction Period relating to such Final Award.

(b) Restrictions on Transfer of Options or Stock Appreciation Rights.  Unless the Committee determines otherwise, no Option or related Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant’s guardian or legal representative.

(c) Restrictions on Transfer of Certain Other Stock-Based Awards.  Unless the Committee determines otherwise, no Other-Stock Based Award which constitutes an option or similar right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other-Stock Based Award shall be exercisable only by such Participant or such Participant’s guardian or legal representative.

Designation of Beneficiaries

10. Anything contained in the Plan to the contrary notwithstanding, a Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe), subject to the provisions of paragraph (e) of Article 4, paragraph (f) of Article 5, and paragraph (e) of Article 6. A Participant shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such Participant’s life insurance proceeds under the basic Company Life Insurance Plan unless such Participant shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. A Participant may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any PB-RSU, Final Award, Option, Stock Appreciation Right or Other Stock-Based Award, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event of the death of any Participant, the term “Participant” as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to this Article 10 or, if no such designation is in effect, the executor or administrator of the estate of such Participant, unless the context otherwise requires.

Merger, Consolidation, Stock Dividends, Etc.

11.(a) Adjustments.  In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares, and in the numbers of shares covered by, and other terms and provisions of, outstanding Plan Awards.

(b) Committee Determinations.  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.

Acceleration of Payment, Modification of Plan Awards
and Fair Market Value of Plan Awards

12.(a) Acceleration of Payment, Modification of Plan Awards.  Notwithstanding any other provision of the Plan, the Committee, in the event of the death of a Participant or in any other circumstance, may accelerate distribution of any Plan Award in its entirety or in a reduced amount, in cash or in Stock, or modify any Plan Award, in each case on such basis and in such manner as the Committee may determine in its sole discretion.

(b) Fair Market Value of Plan Awards.  All Plan Awards shall be valued on the date of grant at the fair market value of Stock determined pursuant to paragraph (b) of Article 5.

Rights as a Stockholder

13. A Participant shall not have any rights as a stockholder with respect to any share covered by any Plan Award until such Participant shall have become the holder of record of such share.

Term, Amendment, Modification, Termination of the Plan, and Code Section 409A

14.(a) Term.  The Plan shall terminate on May 1, 2018, except with respect to Plan Awards then outstanding.

(b) Amendment, Modification and Termination.  The Board of Directors, upon recommendation of the Committee, at any time may amend, modify or terminate the Plan, and the Committee at any time may amend or modify the Plan; provided, however, that no such action of the Board of Directors or the Committee, without approval of the stockholders, may (a) increase the total number of shares of Stock with respect to which Plan Awards may be granted under the Plan, (b) extend the term of the Plan as set forth in paragraph (a) of this Article 14 or (c) permit any person while a member of the Committee or any committee of the Board of Directors administering the Plan to be eligible to receive or hold a Plan Award; provided, however, that neither the Board of Directors nor the Committee may amend or modify the Plan so as to increase the maximum number of shares determinable pursuant to the last sentence of paragraph (a) of Article 3.

(c) Code Section 409A.  The Plan and all Plan Awards are designed and intended to meet the requirements of Section 1.409A-1(b)(5) of the U.S. Treasury Department Regulations so that no Plan Award is determined to provide or is treated as providing for the deferral of compensation under Code Section 409A such that the Plan Award becomes subject to the general provisions of Code Section 409A, or the regulations issued thereunder. To the extent any Plan Award ultimately is determined or treated as providing for the deferral of compensation under Code Section 409A, the Company reserves the right to take such action, on a uniform basis, as the Company deems necessary or desirable to ensure compliance with Code Section 409A, and the regulations thereunder, or to achieve the goals of the Plan without having adverse tax consequences under the Plan for any employee or beneficiary.

Indemnification and Exculpation

15.(a) Indemnification.  Each person who is or shall have been a member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or of any committee appointed by the foregoing committees shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation.  Each member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Expenses of Plan

16. The entire expense of offering and administering the Plan shall be borne by the Company and its participating subsidiaries.

Finality of Determinations

17. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board of Directors or the Committee or any committee of the Board of Directors administering the Plan or any committee appointed by the foregoing committees shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the stockholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company and its subsidiaries, the Participants, and their respective successors in interest.

Notice of 2008 Annual Meeting of Shareholders and Proxy Statement

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used.
FORD MOTOR COMPANY-002CS-13631

Annual Meeting Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hour a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 8, 2008.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/f
•	Following the steps outlined on the secured website.

Vote by telephone
•	Call toll-free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Following the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3, and 4.

1.	Election of Directors:	01 John R. H. Bond	02 Stephen G. Butler	03 Kimberly A. Casiano	04 Edsel B. Ford II	05 William Clay Ford, Jr.
		06 Irvine O. Hockaday, Jr.	07 Richard A. Manoogian	08 Ellen R. Marram	09 Alan Mulally	10 Homer A. Neal
		11 Jorma Ollila	12 Gerald L. Shaheen	13 John L. Thornton

☐	Mark here to vote FOR all nominees	☐	To vote AGAINST all nominees

		01	02	03	04	05	06	07	08	09	10	11	12	13
☐	FOR All EXCEPT - To vote against one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain
2.	Ratification of Selection of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	The approval of the terms of the Company’s Annual Incentive Compensation Plan.	☐	☐	☐

		For	Against	Abstain
4.	The approval of the Company’s 2008 Long-Term Incentive Plan.	☐	☐	☐

B	Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 5, 6, 7, 8, 9, 10 and 11.

		For	Against	Abstain
5.	Relating to Discontinuing Granting Stock Options to Senior Executives.	☐	☐	☐

6.	Relating to Permitting the Minimum Percent of Holders of Common Stock Allowed by Law to Call Special Shareholder Meetings.	☐	☐	☐

7.	Relating to Consideration of a Recapitalization Plan to Provide that All of the Company’s Outstanding Stock Have One Vote Per Share.	☐	☐	☐

8.	Relating to the Company Issuing a Report Disclosing Policies and Procedures Related to Political Contributions.	☐	☐	☐

		For	Against	Abstain
9.	Relating to the Company Adopting Comprehensive Health Care Reform Principles.	☐	☐	☐

10.	Relating to the Company Issuing a Report on the Effect of the Company’s Actions to Reduce Its Impact on Global Climate Change.	☐	☐	☐

11.	Relating to Limiting Executive Compensation Until the Company Achieves Five Consecutive Years of Profitability.	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print new address below.

Meeting attendance Mark box to right if you plan to attend the Annual Meeting	☐

2008 ANNUAL MEETING OF SHAREHOLDERS
Admission Ticket
Thursday, May 8, 2008 — 8:30 a.m. Eastern Time
Hotel du Pont
11th and Market Streets
Wilmington, Delaware
ADMIT ONE SHAREHOLDER AND GUEST
YOUR VOTE IS IMPORTANT: Even if you plan to attend the Annual Meeting in person, please vote your shares.
Cameras, tape recorders and similar devices will not be allowed in the meeting and attendees will be subject to security checks.
Total number of attendees:
Upon arrival, please present this admission ticket and photo identification at the registration desk.
The proxy statement and annual report to security holders are available at www.envisionreports.com/f.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Ford Motor Company

Proxy Solicited by Board of Directors for Annual Meeting - May 8, 2008
The undersigned hereby appoints Donat R. Leclair and David G. Leitch, or either of them, proxies each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the Ford Motor Company Annual Meeting of Shareholders to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware at 8:30 a.m. Eastern Time on May 8, 2008 or at any postponement or adjournment thereof.
The proxies shall vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxies shall vote the shares (a) “FOR” the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1) and (b) “FOR” Proposals 2, 3 and 4, and “AGAINST” Proposals 5, 6, 7, 8, 9, 10 and 11, each of which is set forth in the Proxy Statement.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be voted on reverse side.)

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS PROXY CARD.